EXHIBIT 10.37

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT
THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of November 10, 2021 (the “Sixth Amendment Closing Date”), is by and among T-MOBILE HANDSET FUNDING LLC, as transferor (the “Transferor”), T-MOBILE FINANCIAL LLC (“Finco”), individually and as servicer, T-MOBILE US, INC. (“TMUS”) and T-MOBILE USA, INC. (“TMUSA”), jointly and severally as guarantors (collectively, the “Guarantor”), ROYAL BANK OF CANADA, as Administrative Agent (the “Administrative Agent”), the various Funding Agents party to the RPAA referenced below, BARCLAYS BANK PLC, as a joining Funding Agent and as a joining Committed Purchaser, and SHEFFIELD RECEIVABLES COMPANY LLC, as a joining Conduit Purchaser.
RECITALS:
WHEREAS, the parties hereto, other than Barclays Bank PLC (“Barclays”) and Sheffield Receivables Company LLC (“Sheffield”), are parties to the Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018 (as amended on December 21, 2018, February 14, 2020, April 30, 2020, November 2, 2020 and August 16, 2021, the “Existing RPAA” and, as further amended by this Amendment and as may be further amended, supplemented or otherwise modified from time to time, the “RPAA”);
WHEREAS, Barclays wishes to join the Existing RPAA, as a new Committed Purchaser and a new Funding Agent, and Sheffield wishes to join the Existing RPAA, as a new Conduit Purchaser, such that, together, Barclays and Sheffield will form a new Ownership Group; and
WHEREAS, the parties hereto wish to amend the Existing RPAA, as set forth in this Amendment, among other things, to (i) add a new Ownership Group to the Existing RPAA consisting of (x) Barclays, as a Committed Purchaser and a Funding Agent, and (y) Sheffield, as a Conduit Purchaser (together, the “Sheffield Ownership Group”), (ii) reduce the Ownership Group Purchase Limits of certain of the Ownership Groups that are party to the Existing RPAA, (iii) set the Ownership Group Purchase Limit of the Sheffield Ownership Group, (iv) add provisions with respect to Other TMUS Originators (defined in the RPAA), (v) add provisions with respect to EIP Dealer Receivables (defined in the RPAA), (vi) update the LIBOR-replacement provisions in the Existing RPAA, and (vii) extend the Scheduled Expiry Date to November 18, 2022;
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:
ARTICLE 1
DEFINITIONS

Section 1.01    Capitalized Terms. Capitalized terms used in this Amendment (including in the introductory paragraph and the recitals) and not otherwise defined herein shall have the meanings ascribed thereto in the Existing RPAA.
ARTICLE 2
AMENDMENTS
Section 2.01    Amendments to the Existing RPAA. The parties hereto hereby agree, subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements contained herein, that, effective as of the Sixth Amendment Closing Date, the Existing RPAA shall be amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text), as set forth in the marked conformed copy of the RPAA attached as Exhibit A hereto.

Section 2.02    Scheduled Expiry Date Extension Request and Related Consents.

(a)Each Funding Agent hereby waives Transferor’s provision of sixty (60) days’ notice of Transferor’s desire to extend the Scheduled Expiry Date as effected hereby.
(b)Transferor hereby waives written notification from each of the Funding Agents of such party’s consent to the extension of the Scheduled Expiry Date as effected hereby.
ARTICLE 3
JOINDER, REBALANCING AND RELATED CONSENTS
Section 3.01    Joinder of Barclays and Sheffield; Assignments; Certain Consents.
(a)Upon the effectiveness of this Amendment and payment in full of the amounts payable by Barclays and/or Sheffield under Section 3.03(a) below in accordance with such section, (i) Barclays shall become a party to the RPAA, as a Committed Purchaser and a Funding Agent thereunder, shall have all the respective rights, interests, duties and obligations of a Committed Purchaser and a Funding Agent thereunder, and shall be bound by the terms and conditions thereof, (ii) Sheffield shall become a party to the RPAA, as a Conduit Purchaser thereunder, shall have all the respective rights, interests, duties and obligations of a Conduit Purchaser thereunder, and shall be bound by the terms and conditions thereof, (iii) the Old Line Funding Agent shall sell and assign to the Sheffield Funding Agent (as defined in the RPAA, as amended hereby), and the Sheffield Funding Agent shall purchase and assume from the Old Line Funding Agent, the Old Line Funding Agent’s right, title and interest in and to a portion of its Net Investment in an amount equal to $90,000,000, such sale and assignment being without recourse and without representation or warranty, except as described in Section 3.01(b) below (the foregoing transaction, the “Old Line-Sheffield Assignment”), (iv) the Starbird Funding Agent shall sell and assign to the Sheffield Funding Agent, and the Sheffield Funding Agent shall purchase and assume from the Starbird Funding Agent, the Starbird Funding Agent’s right, title and interest in and to a portion of its Net Investment in an amount equal to $60,000,000, such sale and assignment being without recourse and without representation or warranty, except as described in Section 3.01(b) below (the foregoing transaction, the “Starbird-Sheffield Assignment” and, together with the Old Line-Sheffield Assignment, the “Sixth Amendment Closing Date Assignments”)), and (v) Barclays, as a Committed Purchaser and a Funding Agent, and Sheffield, as a Conduit Purchaser, shall constitute the members of a new Ownership Group, as follows:

Ownership Group	Ownership Group Purchase Limit	Ownership Group Percentage
- Name of Funding Agent: Barclays Bank PLC - Name of Committed Purchaser(s): Barclays Bank PLC - Name of Conduit Purchaser: Sheffield Receivables Company LLC - Name of Conduit Support Provider: Barclays Bank PLC	$150,000,000	11.5385%
(b)In connection with the Sixth Amendment Closing Date Assignments, each of the Old Line Funding Agent and the Starbird Funding Agent represents and warrants, solely with respect to itself, that it is the Owner of, and has not created any Lien upon or with respect to, the portion of its Net Investment being assigned by it to the Sheffield Funding Agent under Section 3.01(a) above.
(c)The parties to the Existing RPAA hereby consent to the joinder of Barclays and Sheffield as additional parties to the RPAA and to each of the Sixth Amendment Closing Date Assignments, in each case on the terms set forth in clause (a) of this Section 3.01.
Section 3.02    Reduction of Ownership Group Purchase Limits of certain Ownership Groups. Upon the effectiveness of this Amendment and payment in full of the respective amounts payable to the Old Line Funding Agent and the Starbird Funding Agent (for the account of the Owners in the related Ownership Groups) pursuant to Section 3.03(a) below in accordance with such section:
(a)The respective Ownership Group Purchase Limits of the Royal Bank of Canada Ownership Group and the BNP Paribas Ownership Group shall be reduced as follows:

Ownership Group	Reduction Amount	Reduced Ownership Group Purchase Limit	Reduced Ownership Group Percentage
1.Royal Bank of Canada	$90,000,000	$350,000,000	26.9231%
2. BNP Paribas	$60,000,000	$200,000,000	15.3846%

(b)The parties hereto acknowledge and agree that the reductions specified in clause (a) above will be offset by the Ownership Group Purchase Limit of the Sheffield Ownership Group and, therefore, the Purchased Limit specified in the Existing RPAA shall remain unchanged.
Section 3.03    Rebalancing of Net Investments. In connection with the transactions contemplated by Sections 3.01 and 3.02 above, the parties hereto agree as follows:
(a)Not later than 3:00 p.m. New York City time on the date hereof, Barclays and/or Sheffield shall pay to each of the following Funding Agents (for the account of the Owners in the related Ownership Group) the respective amounts set forth for such Funding Agent in the following chart (each such amount representing the purchase price for the related Sixth Amendment Closing Date Assignment), in each case, by wire transfer of immediately available funds to such Funding Agent’s account for funds transfers specified in Schedule I of the Existing RPAA or to such other account specified by the related Funding Agent:

Funding Agent	Amount
1.Royal Bank of Canada	$90,000,000
2. BNP Paribas	$60,000,000
(b)The respective amounts paid by Barclays and/or Sheffield to each of the Old Line Funding Agent and the Starbird Funding Agent pursuant to clause (a) of this Section 3.03 shall, in turn, be distributed by each such Funding Agent to the Owners entitled thereto and each such Funding Agent shall be responsible for the proper allocation of such amounts among the Owners in its Ownership Group.
(c)After giving effect to the payments set out in clause (a) of this Section 3.03 and the related Sixth Amendment Closing Date Assignments, the respective outstanding Net Investments of the Owners in each of the Royal Bank of Canada Ownership Group, the Helaba Ownership Group, the MUFG Bank, Ltd. Ownership Group, BNP Paribas Ownership Group, the Mizuho Bank, Ltd. Ownership Group and the Sheffield Ownership Group shall be as follows:

Ownership Group	Outstanding Net Investment
1.Royal Bank of Canada	$350,000,000
2. Helaba	$200,000,000
3. MUFG Bank, Ltd.	$200,000,000
4. BNP Paribas	$200,000,000
5. Mizuho Bank, Ltd.	$200,000,000
6. Barclays	$150,000,000

(d)For the avoidance of doubt, the amounts paid by Barclays and/or Sheffield to each of the Old Line Funding Agent and the Starbird Funding Agent pursuant to clause (a) of this Section 3.03 do not include accrued interest and unpaid fees (to but excluding the Sixth Amendment Closing Date) payable to each such Funding Agent pursuant to the Existing RPAA for the portion of each such Funding Agent’s respective Net Investment assigned to the Sheffield Funding Agent pursuant to the Sixth Amendment Closing Date Assignments, and such accrued and unpaid amounts shall be paid to the Old Line Funding Agent and the Starbird Funding Agent, respectively, by or at the direction of the Transferor on the next Payment Date following the Sixth Amendment Closing Date.
Section 3.04    Authorization. Barclays hereby acknowledges and agrees that, upon the effectiveness of its joinder to the RPAA pursuant to this Amendment and automatically and without any further action on its part, (x) it is deemed to authorize Section 1(b) of the Fourth Amended and Restated Acknowledgment Agreement dated as of March 2, 2021, among the Administrative Agent, the EIP Purchasers (as defined therein), The Toronto-Dominion Bank, the Airtime Purchasers (as defined therein), the Guarantors, Finco, the Transferor, T-Mobile Airtime Funding LLC and T-Mobile PCS Holdings LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), and that the Administrative Agent shall act for and on its behalf under the Intercreditor Agreement, and (y) each subsequent assignment by Barclays and any subsequent assignee shall be subject to the conditions set forth in Section 1(b) of the Intercreditor Agreement.
ARTICLE 4
EFFECTIVENESS; RATIFICATION
Section 4.01    Effectiveness. This Amendment shall become effective, and this Amendment thereafter shall be binding on each of the parties hereto and their respective successors and assigns, as of the Sixth Amendment Closing Date, upon the execution and delivery to the Administrative Agent and each Funding Agent of the following:
(a)Counterparts of this Amendment executed by each of the parties hereto;
(b)An executed copy of an Amended and Restated Performance Guaranty, confirming continuing applicability of the Performance Guaranty in connection with the execution of this Amendment, including the addition of the Barclays Owners (as defined in the RPAA, as amended hereby) as parties to the RPAA and the extension of the Scheduled Expiry Date as effected hereby;
(c)An executed copy of the Transaction Fee Letter (as amended and restated as of the Sixth Amendment Closing Date), together with payment to the Person(s) entitled thereto of any and all fees referred to therein as payable on the Sixth Amendment Closing Date;

(d)An Opinion of Counsel of Mayer Brown LLP, dated as of the Sixth Amendment Closing Date, covering the matters described in and substantially consistent with the substance of such opinions as described in Section 4.1(k) and 4.1(l) of the Existing RPAA, in form and substance reasonably satisfactory to the Administrative Agent, each Funding Agent and counsel to the Administrative Agent and the Funding Agents;
(e)A reliance letter from Mayer Brown LLP, addressed to Barclays, authorizing reliance by Barclays on the Opinions of Counsel of Mayer Brown LLP, dated as of February 14, 2020 (covering the matters described in Section 4.1(k) and 4.1(l) of the Existing RPAA), in form and substance reasonably satisfactory to Barclays;
(f)Secretary’s certificates with respect to the Transferor, Finco and each Guarantor;
(g)Good standing certificates of each of Finco, the Transferor and each Guarantor from the Secretary of State of the State of Delaware dated a date reasonably near the Sixth Amendment Closing Date;
(h)Evidence satisfactory to the Administrative Agent that the Transferor is in compliance with the Hedging Requirements as required by Section 3.6(n)(v) of the RPAA; and
(i)Resolutions of the member, manager or board of directors, as applicable, of each of Finco, the Transferor and each Guarantor in connection with the execution of this Amendment and the other applicable Related Documents and other deliverables being executed in connection with this Amendment.
Section 4.02    Incorporation; Ratification.
(a)On and after the Sixth Amendment Closing Date this Amendment shall be a part of the RPAA and each reference in the RPAA to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the RPAA shall mean and be a reference to such RPAA as previously amended, and as amended, modified and consented to hereby.
(b)Except as expressly provided herein, the RPAA shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
(c)After giving effect to this Amendment, the Performance Guaranty shall remain in full force and effect.
ARTICLE 5

MISCELLANEOUS

Section 5.01    Representations and Warranties.

(a)The Transferor hereby represents and warrants to the Administrative Agent and the Owners that its representations and warranties set forth in Section 3.1 of the RPAA are true and correct in all material respects as of the date hereof.
(b)Finco hereby represents and warrants to the Administrative Agent and the Owners that its representations and warranties set forth in Section 3.1 and Section 3.3 of the RPAA are true and correct in all material respects as of the date hereof.
(c)Each of TMUS and TMUSA hereby represents and warrants to the Administrative Agent and the Owners that its representations and warranties set forth in Section 3.4 of the RPAA are true and correct in all material respects as of the date hereof.
Section 5.02    No Other Amendments or Consents; Status of RPAA and Related Documents. The amendments, joinder, rebalancing, waivers and consents set forth herein are limited as specified and shall not be construed as an amendment, waiver or consent to any other term or provision of the Existing RPAA. Nothing herein shall obligate the Administrative Agent, any Conduit Purchaser, Committed Purchaser or Funding Agent to grant (or consent to) any future amendment, consent or waiver of any kind under or in connection with the RPAA or entitle the Transferor to receive any such amendment, consent or waiver under the RPAA. Except as otherwise expressly provided herein, this Amendment shall not constitute a waiver of any right, power or remedy of the Owners, the Funding Agents or the Administrative Agent set forth in the RPAA and Related Documents, and except as expressly provided herein, this Amendment shall have no effect on any term or condition of the RPAA or Related Documents.

Section 5.03    Governing Law; Submission to Jurisdiction. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.
Section 5.04    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart, it being understood and agreed that any counterpart may be executed in electronic signature format and such execution shall be effective as delivery of a manually executed original counterpart of this Amendment.

Section 5.05    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signatures on Following Page]

IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

T-MOBILE HANDSET FUNDING LLC,
as Transferor

By:/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE FINANCIAL LLC,
in its individual capacity and as Servicer

By:/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Assistant Treasurer

T-MOBILE US, INC.,
as Guarantor

By:/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE USA, INC.,
as Guarantor

By:/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

ROYAL BANK OF CANADA,
as Administrative Agent

By:/s/ Thomas C. Dean
Name: Thomas C. Dean
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as Funding Agent

By:/s/ Thomas C. Dean
Name: Thomas C. Dean
Title: Authorized Signatory

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

LANDESBANK HESSEN-THURINGEN GIROZENTRALE,
as a Funding Agent

By:/s/ H. Johnsdorf
Name: Johnsdorf
Title: Associate
By:/s/ Osterloh
Name: Osterloh
Title: VP

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Funding Agent

By:/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

BNP PARIBAS,
as a Funding Agent

By:/s/ Advait Joshi
Name: Advait Joshi
Title: Director
By:/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

MIZUHO BANK, LTD.,
as a Committed Purchaser and a Funding Agent

By:/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

BARCLAYS BANK PLC,
as a joining Committed Purchaser and a joining Funding Agent

By:/s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

SHEFFIELD RECEIVABLES COMPANY LLC,
as a joining Conduit Purchaser

By:/s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

[Signature Page to Sixth Amendment to 3rd A&R RPAA]

EXHIBIT A

CONFORMED COPY (NOT EXECUTED IN THIS FORM) OF THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT, DATED AS OF OCTOBER 23, 2018 (CONFORMED WITH (I) FIRST AMENDMENT DATED AS OF DECEMBER 21, 2018, (II) SECOND AMENDMENT DATED AS OF FEBRUARY 14, 2020, (III) THIRD AMENDMENT DATED AS OF APRIL 30, 2020, (IV) FOURTH AMENDMENT DATED AS OF NOVEMBER 2, 2020, (V) FIFTH AMENDMENT DATED AS OF AUGUST 16, 2021 AND (VI) SIXTH AMENDMENT DATED AS OF NOVEMBER 10, 2021, MARKED TO SHOW SIXTH AMENDMENT REVISIONS

[ATTACHED]

EXECUTION VERSION
[CONFORMED WITH (I) FIRST AMENDMENT DATED AS OF DECEMBER 21, 2018, (II) SECOND AMENDMENT DATED AS OF FEBRUARY 14, 2020, (III) THIRD AMENDMENT DATED AS OF APRIL 30, 2020, (IV) FOURTH AMENDMENT DATED AS OF NOVEMBER 2, ~~2020 AND~~2020, (V) FIFTH ~~AMENDENT~~AMENDMENT DATED AS OF AUGUST 16,
2021 AND (VI) SIXTH AMENDMENT DATED AS OF NOVEMBER 10, 2021]

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT
among
T-MOBILE HANDSET FUNDING LLC,
as Transferor,
T-MOBILE FINANCIAL LLC,
in its individual capacity and as Servicer,
T-MOBILE US, INC.,
as a Guarantor,
T-MOBILE USA, INC.,
as a Guarantor,
THE CONDUIT PURCHASERS PARTY HERETO,
THE COMMITTED PURCHASERS PARTY HERETO,
THE FUNDING AGENTS PARTY HERETO,
and
ROYAL BANK OF CANADA,
as Administrative Agent
Dated as of October 23, 2018

TABLE OF CONTENTS

Section	Heading	Page
ARTICLE I.	DEFINITIONS		2
Section 1.1	Certain Defined Terms		2
Section 1.2	Computation of Time Periods	~~52~~	58
Section 1.3	Other Definitional Provisions	~~52~~	58
ARTICLE II.	SALES AND SETTLEMENTS	~~52~~	59
Section 2.1	Facility.	~~52~~	59
Section 2.2	Incremental Fundings.	~~55~~	61
Section 2.3	Payment of Cash Purchase Price	~~57~~	63
Section 2.4	Filing of UCC Statements	~~58~~	64
Section 2.5	Acceptance by Agent	~~58~~	64
Section 2.6	Transfers and Sales; Security Interest	~~58~~	64
Section 2.7	Non-Recourse Nature of Deferred Purchase Price	~~59~~	65
Section 2.8	General Settlement Procedures	~~59~~	65
Section 2.9	Payments and Computations, Etc	~~64~~	70
Section 2.10	Fees	~~65~~	73
Section 2.11	Optional Purchase of Transferred Receivables by Finco	~~65~~	73
Section 2.12	Mandatory Repurchase Under Certain Circumstances.	~~65~~	73
Section 2.13	Retransfer of Written-Off Receivables.	~~66~~	74
Section 2.14	No Warranty Upon Retransfer	~~66~~	75
Section 2.15	~~Jump~~Upgrade Contracts; Credit Agreement Responsibility Transfers.	~~67~~	75
Section 2.16	No Representation or Warranty	~~69~~	77
Section 2.17	Procedures for Extension of the Scheduled Expiry Date	~~69~~	77
Section 2.18	Defaulting Ownership Groups.	~~71~~	79
Section 2.19	Reduction and Increase of Purchase Limit	~~73~~	81
Section 2.20	Protection of Ownership Interest	~~75~~	83
Section 2.21	Malbec Receivables and No-Service Receivables.	~~75~~	83
Section 2.22	EPS/HPP Receivables.	~~75~~	84
Section 2.23	~~COVID Deferring Receivables. 76~~ Reserved		84
Section 2.24	Force Majeure Assisted Receivables.	~~76~~	84
ARTICLE III.	REPRESENTATIONS AND WARRANTIES	~~77~~	85
Section 3.1	Representations and Warranties of Finco and the Transferor	~~77~~	85
Section 3.2	Representations and Warranties Relating to the Receivables	~~81~~	89
Section 3.3	Additional Representations and Warranties of Finco	~~83~~	91
Section 3.4	Additional Representations and Warranties of the Guarantor	~~84~~	92
Section 3.5	Representations and Warranties of the Conduit Purchasers and Committed Purchasers.	~~86~~	94
Section 3.6	Covenants of the Transferor	~~86~~	94
-i-

Section 3.7	Covenants of Finco and the Servicer	~~93~~	101
Section 3.8	Covenants of the Guarantor	~~103~~	111
Section 3.9	Additional Covenants of the Transferor, the Servicer and the Guarantor	~~105~~	113
Section 3.10	Merger or Consolidation of, or Assumption, of the Obligations of the Guarantor, Finco or the Transferor	~~108~~	116
ARTICLE IV.	CONDITIONS PRECEDENT	~~109~~	117
Section 4.1	Conditions to 2018 Amendment Closing Date	~~109~~	117
Section 4.2	Conditions to Incremental Funding	~~113~~	121
Section 4.3	Conditions to Sales of Additional Receivables.	~~114~~	122
ARTICLE V.	OWNERSHIP GROUP PURCHASE LIMITS	~~115~~	123
Section 5.1.	Ownership Group Purchase Limits.	~~115~~	123
ARTICLE VI.	PROTECTION OF THE OWNERS; ADMINISTRATION AND COLLECTIONS	~~115~~	123
Section 6.1	Maintenance of Information and Computer Records	~~115~~	123
Section 6.2	Inspections.	~~115~~	124
Section 6.3	Maintenance of Writings and Records	~~116~~	124
Section 6.4	Performance of Undertakings Under the Transferred Receivables	~~116~~	125
Section 6.5	Administration and Collections.	~~116~~	125
Section 6.6	Complete Servicing Transfer.	~~120~~	128
Section 6.7	Servicer Default.	~~122~~	130
Section 6.8	Finco Not to Resign as Servicer	~~123~~	131
Section 6.9	Servicing Fee	~~123~~	132
Section 6.10	Servicer Expenses	~~124~~	132
Section 6.11	Limitation on Liability of Servicer and Others	~~124~~	132
Section 6.12	Monthly Report	~~124~~	132
Section 6.13	Notices to the Transferor	~~124~~	133
Section 6.14	Annual Statement of Compliance from Servicer; Annual Servicing Report of Independent Public Accountants	~~125~~	133
Section 6.15	Adjustments	~~125~~	133
Section 6.16	Liability of Servicer	~~126~~	134
Section 6.17	Modifications to Credit Agreements	~~126~~	134
Section 6.18	Compliance with Requirements of Law	~~126~~	134
Section 6.19	Limitations on Liability of the Servicer and Others	~~126~~	134
Section 6.20	Access to Certain Documentation and Information Regarding the Receivables	~~126~~	135
Section 6.21	Examination of Records	~~127~~	135
Section 6.22	Communications Regarding Compliance Matters	~~127~~	135
ARTICLE VII.	TERMINATION EVENTS; AMORTIZATION EVENTS	~~127~~	135
-ii-

Section 7.1	Termination Events	~~127~~	135
Section 7.2	Remedies Upon the Occurrence of a Termination Event	~~129~~	137
Section 7.3	Amortization Events	~~129~~	138
ARTICLE VIII.	INDEMNIFICATION	~~132~~	141
Section 8.1	Indemnification	~~132~~	141
Section 8.2	Tax Indemnification	~~136~~	145
Section 8.3	Additional Costs	~~140~~	149
Section 8.4	Other Costs and Expenses	~~141~~	150
ARTICLE IX.	MISCELLANEOUS	~~142~~	150
Section 9.1	Term of Agreement	~~142~~	150
Section 9.2	Waivers; Amendments	~~142~~	151
Section 9.3	Notices	~~145~~	152
Section 9.4	Governing Law; Submission to Jurisdiction	~~146~~	154
Section 9.5	WAIVER OF JURY TRIAL	~~147~~	154
Section 9.6	Severability; Counterparts, Waiver of Setoff	~~147~~	155
Section 9.7	Assignments and Participations	~~147~~	155
Section 9.8	Confidentiality	~~148~~	156
Section 9.9	No Bankruptcy Petition Against the Conduit Purchasers	~~149~~	157
Section 9.10	Limited Recourse	~~150~~	157
Section 9.11	Excess Funds	~~150~~	158
Section 9.12	Conflict Waiver	~~151~~	159
Section 9.13	Funding Notices and Receivables Schedule	~~151~~	159
Section 9.14	Recourse Limited to Transferred Receivables; Subordination	~~151~~	159
Section 9.15	Integration	~~152~~	160
Section 9.16	Tax Characterization	~~152~~	160
Section 9.17	Right of First Refusal	~~152~~	160
Section 9.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~153~~	161
Section 9.19	No Novation.	~~153~~	161
Section 9.20	Benchmark Replacement Setting.		161
ARTICLE X.	THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS	~~153~~	163
Section 10.1	Authorization and Action	~~153~~	163
Section 10.2	UCC Filings	~~155~~	164
Section 10.3	Administrative Agent’s and Funding Agents’ Reliance, Etc.	~~155~~	164
Section 10.4	Non-Reliance on the Administrative Agent and the Funding Agents	~~156~~	165
Section 10.5	Administrative Agent, Funding Agents and Affiliates	~~157~~	166
Section 10.6	Indemnification	~~157~~	167
Section 10.7	Successor Administrative Agent	~~158~~	167
-iii-

Section 10.8	Helaba Funding Agent’s Undertakings Related To German VAT	~~159~~	168
EXHIBITS

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Weekly Receivables File
Exhibit C	Form of Eligible Interest Rate Cap
Exhibit D	Hedging Requirements
Exhibit E	Form of Monthly Report
Exhibit F	Form of Receivables Schedule
Exhibit G	Form of Funding Notice
Exhibit H	Form of Investment Reduction Notice
Exhibit I	Form of Servicer’s Officer’s and Compliance Certificate
Exhibit J	~~Form of COVID Weekly ReportExhibit K~~ Form of Force Majeure Weekly Report
Exhibit K	Form of EIP Dealer Agreement

SCHEDULES

Schedule I	Conduit Purchasers, Committed Purchasers, Funding Agents and Related Information
Schedule II	Schedule of Receivables
Schedule III	Organizational Information
Schedule IV	Documents Delivered on the Original Closing Date, the 2016 Amendment Closing Date, the 2017 Amendment Closing Date and the 2018 Amendment Closing Date
Schedule V	Designated Email Addresses

Annexes

Annex A	Aggregate Advance Amount Calculations
Annex B	Agreed-Upon Procedures
Annex C	T-Mobile Information - Data Confidentiality Provisions
Annex D	Form of Invoice

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THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT
THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT, dated as of October 23, 2018 (as amended on December 21, 2018 (the “2018 Amendment”), February 14, 2020 (the “February 2020 Amendment”), April 30, 2020 (the “April 2020 Amendment”) ~~and~~, November 2, 2020 (the “November 2020 Amendment”), August 16, 2021 (the “August 2021 Amendment”) and November 10, 2021 (the “November 2021 Amendment”), and as may be further modified, supplemented, amended or amended and restated from time to time, this “Agreement”), by and among T-MOBILE HANDSET FUNDING LLC, a Delaware limited liability company, as Transferor (as defined below), T-MOBILE FINANCIAL LLC, a Delaware limited liability company (“Finco”), in its individual capacity and as Servicer (as defined below), T-MOBILE US, INC., a Delaware corporation, in its capacity as performance guarantor under the Performance Guaranty (in such capacity, a “Guarantor”), T-MOBILE USA, INC., a Delaware corporation, in its capacity as performance guarantor under the Performance Guaranty (in such capacity, a “Guarantor”), the CONDUIT PURCHASERS (as defined below) party hereto from time to time, the COMMITTED PURCHASERS (as defined below) party hereto from time to time, the FUNDING AGENTS (as defined below) for the Ownership Groups from time to time party hereto, and ROYAL BANK OF CANADA (“RBC”), as administrative agent for the Owners (together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S :
WHEREAS, certain parties hereto have previously entered into the Receivables Purchase and Administration Agreement, dated as of November 18, 2015 (such agreement, as amended, the “Original Agreement”), pursuant to which (i) the Transferor from time to time sold, transferred, assigned and otherwise conveyed to the Administrative Agent (for the benefit of the Owners), its entire beneficial interest in certain unsecured retail equipment installment plan sales contracts and related rights in accordance with the terms of the Original Agreement and (ii) Finco serviced all such unsecured retail equipment installment plan sales contracts, in accordance with the terms of the Original Agreement;
WHEREAS, certain parties hereto have previously amended and restated the Original Agreement on June 6, 2016 (such agreement, as amended, supplemented, or otherwise modified, the “2016 RPAA”) to, among other things (i) add certain parties as Conduit Purchasers, Committed Purchasers and Funding Agents, (ii) reflect the Ownership Group Purchase Limit of each of the Owners party to the Original Agreement, and (iii) reflect an increase in the Purchase Limit;
WHEREAS, certain parties hereto have previously amended and restated the 2016 RPAA on August 21, 2017 (such agreement, as amended, supplemented, or otherwise modified prior to the date hereof, the “2017 RPAA”) to, among other things (i) add certain parties as Conduit Purchasers, Committed Purchasers and Funding Agents, (ii) reflect the Ownership

Group Purchase Limit of each of the Owners party to the 2017 RPAA, and (iii) reflect a decrease in the Purchase Limit;
WHEREAS, the parties to the 2017 RPAA previously entered into (i) that certain First Amendment to Second Amended and Restated Receivables Purchase and Administration Agreement, dated as of December 18, 2017 (the “First Amendment”), which reflected an increase in the Purchase Limit, and (ii) that certain Second Amendment to Second Amended and Restated Receivables Purchase and Administration Agreement, dated as of April 3, 2018 (the “Second Amendment” and, collectively with the 2017 RPAA and the First Amendment, together, the “Existing Agreement”), pursuant to which TMUSA became an additional Guarantor under the Existing Agreement and the Performance Guaranty;
WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety to, among other things (i) reflect the Ownership Group Purchase Limit of each of the Owners pursuant to this Agreement, and (ii) as otherwise specified herein;
WHEREAS, (i) the Transferor desires to continue to sell, transfer, assign and otherwise convey to the Administrative Agent (for the benefit of the Owners), from time to time, its entire beneficial interest in certain unsecured retail equipment installment plan sales contracts and related rights as may be specified from time to time in accordance with the terms of this Agreement and (ii) Finco will continue to service all such unsecured retail equipment installment plan sales contracts, in accordance with the terms of this Agreement;
WHEREAS, all other conditions precedent to the execution of this Agreement have been complied with.
NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“2016 Amendment Closing Date” shall mean June 6, 2016.
“2017 Amendment Closing Date” shall mean August 21, 2017.
“2018 Amendment Closing Date” shall mean October 23, 2018.
“Acceptable Differential” shall have the meaning specified in the Transaction Fee Letter.
“Accessory” means an accessory or another item sold in T-Mobile stores, on-line or otherwise which is financed through a Credit Agreement.

“Accessory Receivable” shall mean a Receivable related to an Accessory.
“Account Bank” shall mean U.S. Bank National Association or any other depositary bank in which the Collection Account is maintained.
“Accrual Period” shall mean (i) with respect to the first Payment Date following the 2016 Amendment Closing Date, the period from (and including) the 2016 Amendment Closing Date to (but excluding) the Payment Date immediately succeeding the 2016 Amendment Closing Date, and (ii) for any Payment Date thereafter, the period from (and including) the Payment Date immediately preceding such Payment Date to (but excluding) such Payment Date.
“Addition Date” shall mean, with respect to the transfer of Additional Receivables, the date on which the transfer of such Additional Receivables shall occur pursuant to Section 2.1(c).
“Additional Costs” shall have the meaning specified in Section 8.3(a).
“Additional Receivables” shall mean those Receivables, including any Replacement Receivables, designated by the Transferor after the Original Closing Date as Additional Receivables to be sold under this Agreement pursuant to Section 2.1(c), in each case identified on the related Weekly Receivables File and the related updated Receivables Schedule.
“Additional Rights” shall have the meaning specified in Section 3.9(i).
“Administrative Agent” shall have the meaning specified in the first paragraph of this Agreement.
“Administrative Agent Fee Letter” shall mean the Second Amended and Restated Administrative Agent Fee Letter, dated as of August 21, 2017 (which supersedes the Amended and Restated Administrative Agent Fee Letter dated as of June 6, 2016), among the Transferor, Finco and the Administrative Agent setting forth certain fees and expenses payable to the Administrative Agent by the Transferor in connection with this Agreement, as the same may be modified, supplemented, amended or amended and restated from time to time.
“Advance Amount” shall mean, as of any date of determination for each Cohort (as defined in Annex A hereto), the amount determined in the manner provided in Annex A hereto.
“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event or a Termination Event or (b) materially and adversely affect the amount or timing of distributions to be made to the Administrative Agent or any Funding Agent on behalf of their related Ownership Groups.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” shall mean the Administrative Agent, each of the Funding Agents and each of the Owners (and their respective directors, officers, employees, agents, successors and assigns).
“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.
“Affiliate Conduit” shall mean an asset-backed commercial paper conduit administered by the Funding Agent or an Affiliate thereof which obtains funding from the issuance of Commercial Paper or other notes.
“Aggregate Advance Amount” shall mean, as of any date of determination, 95% of the sum of the Advance Amounts for each Cohort as of such date.
“Aggregate Net Investment” shall mean, at any time, the aggregate amount of the Owners’ Net Investments outstanding at such time.
“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of, without duplication, (i) the aggregate accrued and unpaid Yield and Monthly Non-Use Fee at such time, (ii) the Aggregate Net Investment at such time, and (iii) any other fees, including Early Collection Fees, if any, and other amounts owed (whether due or accrued) hereunder or under the Fee Letters by the Transferor to the Owners, the Funding Agents or the Administrative Agent at such time.
“Agreement” shall have the meaning specified in the first paragraph of this Agreement.
“Amortization Date” shall mean the earliest to occur of (i) the occurrence or, if applicable, the declaration, of an Amortization Event, and (ii) the Scheduled Expiry Date.
“Amortization Event” shall have the meaning specified in Section 7.3.
“Amortization Rate” shall mean the rate specified as the “Amortization Rate” in the Transaction Fee Letter.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Transferor, Finco or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable EU Securitisation Regulation Due Diligence Requirements” shall mean the due diligence requirements of Article 5 of the EU Securitisation Regulation excluding those set out in sub-paragraph (e) of paragraph 1 of Article 5 of the EU Securitisation Regulation or any related EU Securitisation Rules.
“Asset Base Deficiency” shall mean, as of any date of determination, the condition that exists if (a) the Aggregate Net Investment exceeds (b) the sum of (i) the Aggregate Advance Amount plus (ii) amounts on deposit in the Collection Account which are available for reduction of Net Investment on the following Payment Date on such date (after taking into account payments with senior priority). If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in the form of Exhibit A hereto (with such changes as may be necessary or appropriate under the specific circumstances) executed and delivered in accordance with the terms of this Agreement.
“August 2021 Amendment Closing Date” shall mean August 16, 2021.
“Authorized Officer” shall mean:
(a)with respect to the Transferor, any officer of the Transferor who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Administrative Agent on the Original Closing Date (as such list may be modified or supplemented from time to time thereafter); ~~and~~
(b)with respect to the Finco, any officer of the Finco who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Administrative Agent on the Original Closing Date (as such list may be modified or supplemented from time to time thereafter); and
(c)with respect to any Other TMUS Originator, any officer of such Other TMUS Originator who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by such Other TMUS Originator or the Transferor to the Administrative Agent on the November 2021 Amendment Closing Date (as such list may be modified or supplemented from time to time thereafter).
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Accrual Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (establishing a framework for the recovery and resolution of credit institutions and investment firms), the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-in Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark ~~Replacement” means the sum of: (a) the unadjusted alternative benchmark rate that has been selected by the Administrative Agent and the Transferor, giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for LIBOR at such time for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the facility under this Agreement and (b) the Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the Related Documents.~~” shall mean, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 9.20, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement ~~Adjustment” means, with respect to any replacement under this Agreement of LIBOR with an unadjusted alternative benchmark rate, for each applicable Accrual Period, the spread adjustment, or method for calculating or determining such spread~~” shall mean, for any Available Tenor:
(1)For purposes of Section 9.20(a), the first alternative set forth below that can be determined by the Administrative Agent:
(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 9.20(a); and

(2)For purposes of Section 9.20(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Transferor as the replacement for such Available Tenor of such Benchmark giving due consideration to ~~(a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an unadjusted alternative benchmark rate by the Relevant Governmental Body on the replacement date and (b)~~ any evolving or then-prevailing market convention ~~for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an unadjusted alternative benchmark rate at such time for U.S.~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities ~~denominated in Dollars~~ that are substantially similar to the facility under this Agreement~~.~~ at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Related Documents.
“Benchmark Replacement Conforming Changes” ~~means~~shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Transferor decide ~~are~~may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent and the Transferor in a manner substantially consistent with market practice for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the facility under this Agreement (or, if the Administrative Agent and the Transferor decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Transferor ~~decide~~determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Transferor decide is reasonably ~~decide is~~ necessary in connection with the administration of this Agreement and the other Related Documents).
“Benchmark ~~Replacement Date” means the earlier to occur of the following events~~Transition Event” shall mean, with respect to ~~LIBOR:~~
~~(1)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;~~
~~(2)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~

~~(3)in the case of an Early Opt-in Election, the date on which the Administrative Agent provides notice of such Early Opt-in Election to the Owners.“Benchmark Transition Event” means~~any then-current Benchmark other than LIBOR, the occurrence of ~~one or more of the following events with respect to LIBOR: (a)~~     a public statement or publication of information by or on behalf of the administrator of ~~LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b)     a public statement or publication of information by~~the then-current Benchmark, the regulatory supervisor for the administrator of ~~LIBOR~~such Benchmark, the ~~U.S.~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator ~~of LIBOR~~for such Benchmark, a resolution authority with jurisdiction over the administrator ~~of LIBOR~~for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator ~~of LIBOR, which states that the~~for such Benchmark, announcing or stating that (a) such administrator ~~of LIBOR~~ has ceased or will cease on a specified date to provide ~~LIBOR~~all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR; or~~
~~(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Related Documents in accordance with Section 9.2(d) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Related Documents pursuant to Section 9.2(d).~~any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such

Permitted Holder (or in which any such Person shares beneficial ownership). The term “Beneficial Ownership” has a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification, if applicable, shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Exemption Certification” means a Certification of Exemption from Beneficial Owner(s) Information Collection, in a form as provided by one or more Funding Agents, delivered on the 2018 Amendment Closing Date in connection with exemption from reporting under the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bringdown Receivables File” shall mean a schedule in the form of Exhibit B hereto identifying each Additional Receivable sold by the Transferor to the Administrative Agent (for the benefit of the Owners) pursuant to this Agreement on each Addition Date occurring during the period from (but excluding) the Weekly Delivery Date immediately preceding the date of such schedule to (and including) the date of such schedule, which schedule shall be electronically signed by the Transferor, shall constitute a security agreement, and shall be incorporated into this Agreement.
“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which banking institutions or trust companies in the State of New York generally or The City of New York or the city of Seattle, Washington are authorized or obligated by law, regulation, executive order or governmental decree to be closed and (ii) to the extent not included in clause (i), Juneteenth National Independence Day (June 19th).
“Cap Counterparty” shall mean any entity which has entered into an Eligible Interest Rate Cap with the Transferor.
“Capital Stock” means:
(a)    in the case of a corporation, corporate stock;

(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Purchase Price” shall have the meaning specified in Section 2.1(b)(i).
“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TMUSA and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Subsidiary or a Permitted Holder; (b) the adoption of a plan relating to the liquidation or dissolution of TMUSA; (c) the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Shares of TMUS (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or (d) TMUSA ceases to be a direct or indirect Wholly Owned Subsidiary of TMUS.
“Change of Control Triggering Event” means the occurrence of a Change of Control:
(a)(i)that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of any series of Senior Notes of TMUSA within the Ratings Decline Period by at least two out of the three Rating Agencies and (ii) the rating of any series of Senior Notes of TMUSA on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided, that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control; provided, further that no Change of

Control Triggering Event shall be deemed to occur if at the time of the applicable downgrade the rating of any series of Senior Notes of TMUSA by at least two out of the three Rating Agencies is investment grade; or
(b)as to which the Administrative Agent has not had the opportunity to complete a satisfactory “know your client” review process; or
(c)which results in TMUS or any of its Affiliates being classified as a Sanctioned Person; or
(d)as to which, at the time of the Change of Control, each of the legal opinions in connection with this Agreement and the Performance Guaranty which were delivered on the 2018 Amendment Closing Date, has not been, upon request, timely re-issued in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
“Change of Responsibility Receivable” shall mean a Transferred Receivable where, in accordance with the Credit and Collection Policies, the related Obligor requests that the responsibility for payment obligations under the related Credit Agreement be transferred to a new transferee Obligor (which new Obligor may have a different credit profile than the transferring Obligor and will be evaluated by the Servicer at such time in accordance with the Credit and Collection Policies), and such change in responsibility request is accepted by Finco or any of its Affiliates without payment in full of all amounts owing under the related Credit Agreement.
“Code” shall mean the Internal Revenue Code of 1986 and, unless otherwise specified herein, shall include all amendments, modifications and supplements thereto from time to time.
“Collection Account” shall mean the Collection Account established and maintained pursuant to Section 6.5(i). As of the date hereof, the Collection Account has been established at U.S. Bank National Association, as account number 153595425080 (ABA# 125000105).
“Collection Period” shall mean, with respect to any Payment Date, and the related Determination Date, the calendar month ending immediately preceding such Payment Date.
“Collections” shall mean, with respect to any Receivable, any payments (or equivalent) made by or on behalf of the related Obligor with respect to such Receivable, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment with respect to a Credit Agreement in effect from time to time and all other amounts specified by this Agreement as constituting Collections, and any other cash proceeds of such Receivable, including Recoveries and cash proceeds of Related Rights with respect to such Receivable, and amounts paid by the Transferor pursuant to Section 2.12, Section 2.15(a) or Section 2.15(d).

“Combined Business Day” shall mean any day that is both (i) a Business Day and (ii) so long as Helaba is a Committed Purchaser hereunder, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the city of Frankfurt am Main, Germany, are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
“Commercial Paper” shall mean the short-term promissory notes of each Conduit Purchaser issued by such Conduit Purchaser in the United States commercial paper market.
“Commercial Paper Rate” shall mean, for any Accrual Period (or portion thereof): (i) with respect to the Old Line Owners, clause (A) of the definition of the Old Line Funding Rate; (ii) with respect to the Gotham Owners, clause (A) of the definition of the Gotham Funding Rate; (iii) with respect to the Starbird Owners, the Starbird Funding Rate; ~~and (iv~~(iv) with respect to the Sheffield Owners, the Sheffield Funding Rate; and (v) with respect to any other Owner in an Ownership Group that includes one or more Conduit Purchasers that becomes a party to this Agreement from time to time, the amount specified (and agreed to by the Transferor) in the related Assignment and Assumption Agreement.
“Committed Purchaser” shall mean (A) with respect to each Conduit Purchaser, each Person identified from time to time as a “Committed Purchaser” on Schedule I hereto in the description of the Ownership Group of such Conduit Purchaser, (B) Helaba and (C) Mizuho. For the avoidance of doubt, (x) one identified Person may act as the Committed Purchaser with respect to itself, as a Conduit Purchaser and (y) notwithstanding anything to the contrary contained or implied herein, neither Helaba nor Mizuho shall have a related Conduit Purchaser.
“Comparable Transaction” shall have the meaning specified in Section 3.9(i).
“Complete Servicing Transfer” shall have the meaning specified in Section 6.6(a).
“Conduit Purchaser” shall mean (i) each Person identified from time to time as a “Conduit Purchaser” on Schedule I hereto which, in the ordinary course of its business, issues Commercial Paper, the proceeds of which Commercial Paper are used by such Conduit Purchaser to acquire and maintain its Net Investment (and increases therein) and its undivided interest in the Transferred Assets, and (ii) each successor to or assignee of any Person described in preceding clause (i) that is (x) administered by the same Funding Agent (or an Affiliate of such Funding Agent) that administers such Person described in preceding clause (i), or (y) provided with a funding commitment and/or liquidity support by the same Committed Purchaser and/or Conduit Support Provider that provides a funding commitment and/or liquidity support to such Person described in preceding clause (i) and, in the case of this clause (ii), that is a receivables investment company which, in the ordinary course of its business, issues commercial paper or other securities (or otherwise obtains proceeds from the issuance of commercial paper or other securities) to fund its acquisition and maintenance of receivables (or interests therein). For the avoidance of doubt, one identified Person may act as a Conduit Purchaser and as a Committed Purchaser.

“Conduit Purchaser Rating Agency” shall mean, at any time, any nationally recognized statistical rating organization which assigns a rating to any Conduit Purchaser’s Commercial Paper.
“Conduit Support Document” shall mean, with respect to any Conduit Purchaser, any agreement entered into by the applicable Conduit Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser, the issuance of one or more surety bonds for which such Conduit Purchaser is obligated to reimburse the applicable Conduit Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Conduit Support Provider of the Transferred Assets (or any portion thereof) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder, including, without limitation of the foregoing, a liquidity asset purchase agreement related to the Transferred Assets.
“Conduit Support Provider” shall mean, with respect to any Conduit Purchaser, any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.
“Confidential Information” shall have the meaning specified in Section 9.8(a).
“Consolidated Debt” shall mean, as of any date of determination, for TMUS and its consolidated Subsidiaries, an amount equal to (a) the amount of long-term debt, plus (b) the amount of short-term debt, minus (c) cash and cash equivalents, each as of the end of the preceding calendar quarter, each as determined in accordance with GAAP and shown in the consolidated balance sheets of TMUS as of such date.
“Consolidated EBITDA” shall mean an amount equal to the Consolidated Net Income for such period plus (a) each of the following to the extent deducted in calculating such Consolidated Net Income: (i) interest expense (net of interest income) payable by TMUS and its Subsidiaries for such period, (ii) the provision for Federal, state, local and foreign income taxes payable (including those deferred) by TMUS and its Subsidiaries for such period, (iii) depreciation and amortization expenses of TMUS and its Subsidiaries for such period, (iv) other deducted income and expenses, (v) expenses constituting stock-based compensation and (vi) other non-recurring expenses of TMUS and its Subsidiaries reducing such Consolidated Net Income which are not reflective of ongoing operations.
“Consolidated Equity Ratio” shall mean, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (a) Consolidated Shareholders’ Equity and the denominator of which is (b) Consolidated Total Assets.

“Consolidated Leverage Ratio” shall mean, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (a) Consolidated Debt as of such date and the denominator of which is (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Net Income” shall mean, for any fiscal quarter for TMUS and its consolidated Subsidiaries, the net income of TMUS and its consolidated Subsidiaries as of the end of such fiscal quarter, determined in the accordance with GAAP and shown in the consolidated statements of income of TMUS and its consolidated Subsidiaries for such date.
“Consolidated Shareholders’ Equity” shall mean, as of any date of determination, the stockholders’ equity of TMUS and its consolidated Subsidiaries on a consolidated basis as of the end of the prior calendar quarter determined in accordance with GAAP and shown in the consolidated balance sheets of TMUS as of such date.
“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of TMUS and its consolidated Subsidiaries on a consolidated basis as of the end of the prior calendar quarter, determined in accordance with GAAP and shown in the consolidated balance sheets of TMUS as of such date.
“Contract Financing Rate” shall mean, with respect to any Transferred Receivable, the annualized percentage rate of finance charges applicable to the related Credit Agreement at the time of origination, if applicable.
“Control” shall have the meaning specified in Section 9-104 or 9-106 (or other applicable section of similar content) of the Relevant UCC, as applicable.
“Control Agreement” shall mean the Blocked Account Control Agreement, dated as of November 18, 2015, among the Transferor, the Servicer, the Administrative Agent, as secured party, and the Account Bank, and any future agreement among the Transferor, the Servicer, the Administrative Agent and any bank or other financial institution at which the Collection Account subject to the Control Agreement is maintained, as any of the same may be modified, supplemented, amended or amended and restated from time to time.
“~~COVID Covered Period” shall mean the period from April 30, 2020 through October 1, 2020; provided that, so long as no Termination Event, Amortization Event or Asset Base Deficiency has occurred and is continuing, the Transferor may, one-time only and with the prior written consent of the Administrative Agent and Funding Agents representing Ownership Groups having in the aggregate at such time Ownership Group Percentages greater than 50%, extend such period by sixty-one calendar days (or, if such day is not a Business Day, the immediately following Business Day).~~ Conveyancing Agreement” shall mean the sale and conveyancing agreement, dated as of the November 2021 Amendment Closing Date, between Finco, as purchaser, Sprint Spectrum LLC and SprintCom, Inc., as sellers, and each Other TMUS Originator that may become a “Seller” thereunder in accordance with its terms, as the same may be modified, supplemented, amended or amended and restated from time to time.

~~“COVID Deferral Period” shall mean, with respect to any COVID Deferring Receivable, the period from and including the first day of the Collection Period during which the first payment that would have otherwise been due on such COVID Deferring Receivable is deferred pursuant to the terms of the COVID Deferral Program through the last day of the Collection Period during which the last payment that would have otherwise been due on such COVID Deferring Receivable is deferred pursuant to the terms of the COVID Deferral Program.~~
~~“COVID Deferral Program” shall mean a program, in accordance with the Credit and Collection Policies, whereby, with respect to any Transferred Receivable, an Obligor affected by the COVID-19 pandemic may elect, during the COVID Covered Period, to have his or her payment obligations under the related Credit Agreement deferred or collection efforts with respect thereto forborne, in each case, during an agreed COVID Deferral Period, and subsequently paid in one or more installments either on one or more of the remaining payment dates under such Credit Agreement occurring after the end of such COVID Deferral Period (in addition to amounts otherwise owing on such payment dates) or on one or more additional payment dates occurring subsequent to the original payment dates under such Credit Agreement.~~
~~“COVID Deferring Receivable” shall mean any Transferred Receivable (i) that is not an EPS/HPP Receivable and (ii) with respect to which the related Obligor has elected, during the COVID Covered Period, to participate in the COVID Deferral Program; provided, however, that, at any time after the end of the COVID Deferral Period that has been applied to a Transferred Receivable, the Servicer may notify the Administrative Agent in writing that it elects to remove such Transferred Receivable from “COVID Deferring Receivable” status and upon delivery of such notice such Transferred Receivable shall no longer be considered a COVID Deferring Receivable under this Agreement or any other Related Document. For the avoidance of doubt, once a Transferred Receivable becomes a “COVID Deferring Receivable” it shall permanently remain in such status unless (x) it becomes an EPS/HPP Receivable or (y) the COVID Deferral Period applied to it has ended and the Servicer has notified the Administrative Agent in writing that it elects to remove such Transferred Receivable from “COVID Deferring Receivable” status.~~
“Credit Agreement” shall mean, (x) with respect to a Receivable that is not an EIP Dealer Receivable, the unsecured retail equipment installment plan sales contract related to a handset device, a Smart Watch and/or one or more Accessories, along with the agreements between Finco or ~~another Subsidiary of~~any Other TMUS Originator and the related Obligor governing the terms and conditions of such contract, as such agreements may be amended, modified or otherwise changed from time to time~~.~~, and (y) with respect to an EIP Dealer Receivable, the related EIP Dealer Contract.
“Credit and Collection Policies” shall mean, with respect to the Receivables and Related Rights, those policies and procedures of Finco (or one of its Affiliates) relating to the operation of its unsecured retail equipment installment plan sales contract financing business, including the established policies and procedures for determining the creditworthiness of sales contract customers, and relating to the origination, underwriting, servicing, administration, and maintenance of and collection of unsecured retail equipment installment plan sales contract receivables, as in effect on the date hereof, as such policies and procedures may be amended, modified, or otherwise changed from time to time subject to the terms of Section 3.7(t).
“Credit and Collection Policies Log” shall have the meaning specified in Section 3.7(t)(ii).
“Cross Currency Margin” shall have the meaning specified in the Transaction Fee Letter.
“CRR Cost” shall have the meaning specified in Section 3.7(jj)(iv).
“Customary Servicing Practices” means the customary practices of the Servicer with respect to the management, servicing and administration of the Receivables, using the same degree of skill and attention as it exercises with respect to comparable device payment plan agreements that it services for itself and its affiliates, as such practices may be changed from time to time.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent and the Transferor in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent and the Transferor decide that any such convention is not administratively feasible for the Administrative Agent and the Transferor, then the Administrative Agent and the Transferor may establish another convention in their reasonable discretion.
“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer systems, which recording or processing shall not be delayed as a result of negligence or intentional delay on the part of the Servicer, unless such delay was in connection with regular systems updates or routine maintenance to the Servicer’s computer systems.
“Debt” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such

Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof the amount of such indebtedness shall be limited to the greater of (A) the amount of such indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all guarantees of such Person, (viii) the principal portion of all obligations of such Person under capitalized leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes. The Debt of any Person shall include the indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such indebtedness.
“Default Rate” shall mean the rate specified as the “Default Rate” in the Transaction Fee Letter.
“Default Ratio” shall mean, at the end of any Collection Period, the product of (a) 12 times (b) the quotient of (i) the aggregate of the Receivable Balances of the Transferred Receivables that (x) ~~are not COVID Deferring Receivables (in each case, for the avoidance of doubt, only for as long as they remain in “COVID Deferring Receivables” status in accordance with the definition thereof), (y)~~ are not Force Majeure Assisted Receivables (in each case, for the avoidance of doubt, only for as long as they remain in “Force Majeure Assisted Receivables” status in accordance with the definition thereof) and (~~z~~y) became Defaulted Receivables during the Collection Period over (ii) the Pool Balance at the beginning of the Collection Period.
“Defaulted Receivable” shall have the meaning given to such term in Annex A hereto.
“Defaulting Ownership Group” shall mean any Ownership Group which includes a Committed Purchaser that has (a) failed to make an Incremental Funding (or any portion thereof) within two (2) Combined Business Days of the date required to be made by it hereunder, (b) notified the Transferor or the Administrative Agent in writing that it does not intend to comply with any of its purchase or funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its purchase or funding obligations under this Agreement, (c) failed, within two (2) Combined Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to make prospective Incremental Fundings, (d) otherwise failed to pay over to the Administrative Agent, its related Funding Agent or any other Owner in its Ownership Group any other amount required to be paid by it hereunder within two (2)

Combined Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of (i) a bankruptcy, insolvency or similar proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or (ii) a Bail-In Action.
“Deferred Purchase Price” shall mean all amounts received with respect to the Transferred Receivables and Related Rights other than (i) amounts payable to the Administrative Agent (for the benefit of the Owners) and the Owners and (ii) fees, indemnities, and expenses payable hereunder (after application of amounts received from the Eligible Interest Rate Cap(s)).
“Delayed Amount” shall have the meaning specified in Section 2.2(c)(i).
“Delayed Purchase Date” shall have the meaning specified in Section 2.2(c)(i).
“Delayed Purchase Notice” shall have the meaning specified in Section 2.2(c)(i).
“Delaying Ownership Group” shall have the meaning specified in Section 2.2(c)(i).
“Delaying Purchaser” shall have the meaning specified in Section 2.2(c)(i).
“Delinquency Ratio” shall have the meaning specified in Annex A hereto.
“Delinquent Receivable” shall have the meaning specified in Annex A hereto.
“Designated Email Address” shall mean an email address specified on Schedule V hereto, and such other email addresses of representatives of Finco or the Transferor as may be provided to the Administrative Agent from time to time in connection with the delivery of Weekly Receivables Files, Receivables Schedules and Bringdown Receivables Files.
“Determination Date” shall mean, with respect to any Payment Date, the fourth (4th) Combined Business Day prior to such Payment Date.
“Deutsche Telekom” shall mean Deutsche Telekom AG, a public law corporation incorporated under the laws of Germany.
“Dilution” shall mean, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Principal Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or any credit, rebate, sales allowance, discount or other adjustment or setoff (including any reduction in the Principal Balance of such Receivable as a result of a portion of such Receivable becoming an EPS/HPP Receivable); provided that any adjustment in the Principal Balance of any Eligible ~~Jump~~Upgrade Receivable or Malbec Receivable shall be excluded; and, provided further, that, for the avoidance of doubt, ~~(x) no payment deferral pursuant to the COVID Deferral Program with respect to any COVID Deferring Receivable during the COVID Deferral Period related thereto shall be considered a Dilution and (y)~~ no payment deferral pursuant to any Force Majeure

Assistance Program with respect to any Force Majeure Assisted Receivable during the Force Majeure Assistance Period related thereto shall be considered a Dilution.
“Dilution Ratio” shall have the meaning given to such term in Annex A hereto.
“Discount Percentage” shall mean the sum of (i) the Servicing Fee Rate, (ii) the Program Fee, (iii) the Required Hedge Rate, (iv) 0.60%, and (v)(a) the Cross Currency Margin multiplied by (b) a fraction, (x) the numerator of which is the Net Investment of Helaba, and (y) the denominator of which is the Aggregate Net Investment.
“Dollars” or “$” shall mean the lawful currency of the United States of America.
“Due Date” shall mean, with respect to any Receivable, any date on which such Receivable becomes due and payable pursuant to the corresponding Invoice.
“Early Collection Fee” shall mean, for any Tranche Period during which the Net Investment for any Owner allocated to such Tranche Period is reduced, or which is terminated prior to the end of the period for which it was originally scheduled to last (the amount of such reduction or, in the case of a termination of a Tranche Period, the amount of the Net Investment allocated to such Tranche Period being herein referred to as the “Allocated Amount”), the excess, if any, of (i) the Yield that would have accrued during the remainder of such Tranche Period subsequent to the date of such reduction or termination on the Allocated Amount if such reduction or termination had not occurred over (ii) the sum of (A) to the extent the Allocated Amount is allocated to another Tranche Period for the applicable Owner, the Yield actually accrued on the portion of Allocated Amount so allocated during the remainder of such Tranche Period, and (B) to the extent the Allocated Amount is not allocated to another Tranche Period for the applicable Owner, the income, if any, actually received by the applicable Owner from investing the portion of the Allocated Amount not so allocated.
“Early Opt-~~In Election” shall mean~~ in Effective Date” shall mean, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Owners, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Owners, written notice of objection to such Early Opt-in Election from the Required Owners.
“Early Opt-in Election” shall mean the occurrence of:
(1) a notification by the Administrative Agent to (or the request by the Transferor to the Administrative Agent to notify) each of the other parties hereto that at least ten (10) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Transferor to trigger a ~~replacement to~~fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Owners.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EIP Dealer” shall mean each authorized retailer that offers and sells handset devices, Smart Watches and/or one or more Accessories from approved retail locations that has entered into an EIP Dealer Agreement.
“EIP Dealer Agreement” shall mean each dealer agreement between Finco or any Other TMUS Originator and an EIP Dealer, substantially in the form of Exhibit K hereto, pursuant to which such EIP Dealer is authorized to offer and sell handset devices, Smart Watches and/or one or more Accessories through certain specified retail locations.
“EIP Dealer Contract” shall mean, with respect to any EIP Dealer Receivable, the unsecured retail equipment installment plan sales contract related to a handset device, a Smart Watch and/or one or more Accessories, along with the agreements between the applicable EIP Dealer and the related Obligor governing the terms and conditions of such contract, as such agreements may be amended, modified or otherwise changed from time to time.
“EIP Dealer Receivable” shall mean a Receivable arising from the sale of a handset device, a Smart Watch and/or one or more Accessories pursuant to an EIP Dealer Contract which has been assigned to Finco or the applicable Other TMUS Originator in accordance with the terms of the related EIP Dealer Agreement and is payable to Finco or such Other TMUS Originator, as applicable, including any payment obligations of the Obligor with respect thereto.
“EIP Dealer Receivable Eligibility Requirements” shall mean, with respect to any EIP Dealer Receivable, the following requirements:
(a)such Receivable was originated in accordance with Finco’s Credit and Collection Policies;

(b)such Receivable has been fully earned by performance on the part of the applicable EIP Dealer and no further action is required to be performed by such EIP Dealer or any other Person with respect thereto other than payment thereon by the applicable Obligor;
(c)such Receivable has been assigned or transferred to Finco or the applicable Other TMUS Originator in accordance with the terms of the related EIP Dealer Agreement;
(d)the assignment and transfer of such Receivable and the related EIP Dealer Contract from the applicable EIP Dealer to Finco or the applicable Other TMUS Originator, as applicable, was effective to transfer, convey and assign all of the applicable EIP Dealer’s right, title and interest in such Receivable and related EIP Dealer Contract to Finco or the applicable Other TMUS Originator, as applicable, free and clear of all adverse claims, and Finco or such Other TMUS Originator, as applicable, has a valid and continuing ownership interest in such Receivable, the related EIP Dealer Contract and the related assets with respect thereto free and clear of all adverse claims;
(e)with respect to the EIP Dealer that created such Receivable, the Administrative Agent shall have received all instruments and other documents (including copies of all UCC-1 financing statements filed in connection therewith in the appropriate filing office(s)) required to perfect, in all appropriate jurisdictions, Finco’s or the applicable Other TMUS Originator’s first priority ownership interest in each EIP Dealer Contract relating to such EIP Dealer and all EIP Dealer Receivables created by such EIP Dealer and Collections with respect thereto which have been assigned to Finco or the applicable Other TMUS Originator, or will be assigned to Finco or such applicable Other TMUS Originator in accordance with the related EIP Dealer Agreement; and
(f)with respect to the EIP Dealer that created such Receivable, as of the date of assignment and transfer of such Receivable and the related EIP Dealer Contract from such EIP Dealer to Finco or such Other TMUS Originator, as applicable, (i) no Insolvency Event has occurred and is continuing with respect to such EIP Dealer, and (ii) such EIP Dealer is not in breach of any material provision of the related EIP Dealer Agreement or otherwise in default thereunder.
“Eligible Account” shall mean a depositary account which is either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any State thereof or the District of Columbia (or any domestic branch of a foreign bank), having a long-term deposit rating of at least A2 by Moody’s, having trust powers and acting as trustee for funds deposited in such account or (ii) a segregated account with a depository institution organized under the laws of the United States of America or any State thereof (or any United States branch of a foreign bank) the long-term deposit obligations of which are rated Aa3 or higher by Moody’s or the short-term debt obligations of which are rated at least “A-1” by S&P and “P-1” by Moody’s.

“Eligible Cap Counterparty” shall mean (i) a Person with commercial paper or short-term deposit ratings which are equal to “A-1” or higher by S&P and “P-1” by Moody’s on such date, (ii) if a Person does not have a commercial paper or short-term deposit rating on such date, such Person has unsecured debt obligations which are rated at least “A-” by S&P and “A3” by Moody’s, and (iii) in the case of either (i) or (ii), such Person is not on negative watch for downgrade.
“Eligible Interest Rate Cap” shall mean an interest rate cap agreement in substantively the form of Exhibit C attached hereto, entered into between the Transferor and an Eligible Cap Counterparty for the benefit of the Owners, as the same may be modified, supplemented, amended or amended and restated from time to time in accordance with the terms thereof, including by the addition of any credit support agreement in connection therewith.
~~“Eligible Jump Receivable” shall mean each Receivable that has a Jump Contract associated therewith and as of any date of determination:~~
~~(a)the Jump Contract Feature has not yet been exercised by the related Obligor;~~
~~(b)upon exercise by the Obligor of the Jump Contract Feature, the Jump Contract Payment Right will become due and owing and such Jump Contract Payment Right has been assigned to the Administrative Agent (for the benefit of the Owners); and~~
~~(c)the related Jump Contract allows TMUS or its Affiliates to cancel the Obligor’s participation in the related upgrade program at any time at TMUS’s or its Affiliates’ sole discretion.~~
“Eligible Receivable” shall mean any Receivable, which (i) in the case of the Initial Receivables, as of the Original Closing Date, and, (ii) in the case of any Additional Receivable, as of the applicable Addition Date, meets the following criteria:
(a)is payable in United States dollars;
(b)has an Obligor who (i) has provided, as its, his or her most recent billing address, an address located in the United States or a military address and (ii) is not identified by Finco in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding;
(c)is not ~~a COVID Deferring Receivable (solely, for the avoidance of doubt, during such time that it is in “COVID Deferring Receivable” status in accordance with the definition thereof),~~ a Force Majeure Assisted Receivable (solely, for the avoidance of doubt, during such time that it is in “Force Majeure Assisted Receivable” status in accordance with the definition thereof), a Defaulted Receivable or Delinquent Receivable;
(d)to Finco’s knowledge, such Receivable was not originated through fraud on the part of the related Obligor;

(e)does not give rise to any claim against any government agency, including, without limitation, the United States or any state thereof, or any agency, instrumentality, or department thereof;
(f)(i) has an original term of 25 months or less if it relates to an Accessory or Smart Watch; or (ii) has an original term of 37 months or less if it relates to a handset device;
(g)the sale, assignment or transfer of such Receivable by Finco does not require any consent or approval by the related Obligor;
(h)has an Obligor who (i) is a natural person, and (ii) is not an Affiliate of Finco or any governmental authority;
(i)(i) for a Receivable relating to a Credit Agreement with a new Obligor (i.e., an Obligor Tenure of “0”), the later of the following two events has occurred: (A) ~~thirty~~fourteen (~~30~~14) days have passed since the date of execution of such Credit Agreement, and (B) after the first Scheduled Payment is made with respect to the related Credit Agreement, and (ii) for a Receivable relating to any Credit Agreement other than as described in clause (i) above, at least ~~thirty~~fourteen (~~30~~14) days have passed since the date of execution of such Credit Agreement;
(j)has, or in the case of an Accessory Receivable, its related billing account number has, a Credit Agreement that relates to a service agreement for airtime service provided by an Affiliate of the Servicer, a termination of which service agreement by the related Obligor causes acceleration of amounts due under the Credit Agreement;
(k)is either an Eligible ~~Jump~~Upgrade Receivable or a Receivable unrelated to ~~a Jump~~an Upgrade Contract;
(l)if created by Finco, was created in compliance in all material respects with Finco’s Credit and Collection Policies and all Requirements of Law applicable to Finco and pursuant to a Credit Agreement which complies with all Requirements of Law applicable to Finco;
(m)if created by any Other TMUS Originator, was created in compliance in all material respects with Finco’s Credit and Collection Policies and all Requirements of Law applicable to such Other TMUS Originator and pursuant to a Credit Agreement which complies with all Requirements of Law applicable to such Other TMUS Originator;
(n)    if created by Finco, with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by Finco in connection with the creation of such Receivable or the execution, delivery and performance by Finco of its obligations, if any, under the related Credit Agreement have been duly obtained, effected or given and are in full force and effect;

(o)    if created by any Other TMUS Originator, with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by ~~Finco~~such Other TMUS Originator in connection with the creation of such Receivable or the execution, delivery and performance by ~~Finco~~such Other TMUS Originator of its obligations, if any, under the related Credit Agreement have been duly obtained, effected or given and are in full force and effect;
(~~n~~p)    at the time of sale of such Receivable to the Transferor under the Sale Agreement, Finco has good and marketable title thereto and which itself is free and clear of all liens;
(~~o~~q)     if created by any Other TMUS Originator, at the time of sale of such Receivable to Finco under the Conveyancing Agreement, such Other TMUS Originator has good and marketable title thereto and which itself is free and clear of all liens;
(r)    each of such Receivable, and the related Credit Agreement, constitutes a legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable debtor relief laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(~~p~~s)    constitutes an “account,” a “general intangible,” a “payment intangible,” or “chattel paper” as defined in Article 9 of the UCC as then in effect in the State of Delaware and the State of New York;
(~~q~~t)    at the time of its sale to the Transferor under the Sale Agreement, has not been waived or modified except as permitted in accordance with the Credit and Collection Policies and which waiver or modification is reflected in Finco’s computer file of retail equipment installment sales contracts at the time of its sale to the Transferor;
(~~r~~u)    at the time of its sale to the Transferor under the Sale Agreement, is not subject to any right of rescission, setoff, counterclaim or any other defense (including the defenses arising out of violations of usury laws), other than defenses arising out of applicable debtor relief laws or other similar laws affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(~~s~~v)    at the time of its sale to the Transferor under the Sale Agreement, neither Finco nor, if applicable, the related EIP Dealer has ~~not~~ taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Transferor therein;
(~~t~~w)    (i) at the time of its sale to the Transferor under the Sale Agreement, Finco (and, if applicable, the related EIP Dealer) has satisfied and fully performed all of its obligations under the related Credit Agreement and (ii) if applicable, at the time of its sale to Finco under the Conveyancing Agreement, the applicable Other TMUS Originator has satisfied and fully performed all of its obligations under the Conveyancing Agreement;
(~~u~~x)    the related handset device or Smart Watch or Accessory, to the extent applicable has no material defects (including, without limitation, material defects for which any credit, rebate or reduction will be given with respect to such Receivables) which would entitle the Obligor to refuse to pay such Receivable or which would otherwise prevent the operation of such handset device, Smart Watch or Accessory; ~~and~~
(~~v~~y)    is not the Malbec Receivable Promotional Credit portion of a Malbec Receivable ~~or~~and is not a No-Service Receivable; and
(z)    in the case of an EIP Dealer Receivable, such Receivable satisfies each of the EIP Dealer Receivable Eligibility Requirements.
“Eligible Servicer” shall mean an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to service professionally and competently a portfolio of similar receivables in accordance with market standards of skill and care, (c) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement, and (d)(i) with respect to an entity that is not an Affiliate of Finco, has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter, or (ii) is an Affiliate of Finco whose servicing activities as Servicer under this Agreement and the Related Documents are guaranteed by the Guarantor under the Performance Guaranty.
“Eligible Upgrade Receivable” shall mean each Receivable that has an Upgrade Contract associated therewith and as of any date of determination:
(a)the Upgrade Contract Feature has not yet been exercised by the related Obligor;
(b)upon exercise by the Obligor of the Upgrade Contract Feature, the Upgrade Contract Payment Right will become due and owing and such Upgrade Contract Payment Right has been assigned to the Administrative Agent (for the benefit of the Owners); and
(c)the related Upgrade Contract allows TMUS or its Affiliates to cancel the Obligor’s participation in the related upgrade program at any time at TMUS’s or its Affiliates’ sole discretion.
“EPS/HPP Program” shall mean a program, in accordance with the Credit and Collection Policies, by which the Servicer may permit an Obligor who is delinquent on his or her payment obligations under a Credit Agreement to be made current on delinquent amounts under his or her Credit Agreement by application of a credit amount to the delinquent Receivable.
“EPS/HPP Receivable” shall mean the amount of interest and principal credited on a Transferred Receivable where (a) the related Obligor is or has been past due on payment obligations, (b) the related Obligor requests or has requested that the Servicer allow him or her to be part of the EPS/HPP Program, and (c) such request is accepted by the Servicer and an amount credited on the Transferred Receivable.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with ~~the Guarantors~~each Guarantor, are treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the European Union.
“EU Securitisation Regulation” shall have the meaning specified in Section 3.7(jj)(i).
“EU Securitisation Rules” means the EU Securitisation Regulation, as in effect and applicable on the February 2020 Amendment Closing Date, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation, and, in each case, any relevant guidance published in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or, in either case, any predecessor authority) or by the European Commission.
“Eurodollar Rate” shall mean, with respect any Accrual Period or portion thereof, a rate per annum equal to the quotient (expressed as a percentage and rounded upwards, if necessary, to the nearest 1/16 of 1%) obtained by dividing (i) LIBOR for such Accrual Period by (ii) 100% minus the LIBOR Reserve Percentage for such Accrual Period, if any.
“Eurodollar Spread Rate” shall mean, for any Ownership Group, the per annum rate specified as such in the Transaction Fee Letter.
“Excess Concentrations” shall have the meaning specified in Annex A hereto.
“Excess Funds” shall have the meaning specified in Section 9.11(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Existing Agreement” shall have the meaning specified in the Recitals.
“Excluded Taxes” shall have the meaning specified in Section 8.2(a).

“Extending Purchaser” shall have the meaning specified in Section 2.17.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version as described above), any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.
“February 2020 Amendment Closing Date” shall mean February 14, 2020.
“Federal Bankruptcy Code” shall mean the Bankruptcy Code of the United States of America.
“Federal Funds Effective Rate” shall mean, on any day with respect to any Ownership Group, the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the related Funding Agent from three federal funds brokers of recognized standing selected by such Funding Agent.
“Fee Letters” shall mean, collectively, (i) the Administrative Agent Fee Letter, and (ii) the Transaction Fee Letter.
“Final Payment Date” shall mean the date that is thirty-six (36) months following the occurrence of the Scheduled Expiry Date, or such other date mutually agreed upon in writing by the parties hereto pursuant to the terms of this Agreement.
“Financed Equipment” shall mean (i) an item of wireless handset equipment, (ii) a Smart Watch, and/or (iii) one or more Accessories, in each case which was purchased by an Obligor and financed by such Obligor pursuant to the terms of the related Credit Agreement.
“Finco” shall mean T-Mobile Financial LLC, a Delaware limited liability company, and its successors.
“Fitch” shall mean Fitch Inc. and its successors.
“Floor” shall mean 0.00%.
“Force Majeure Event” shall mean a natural disaster, epidemic or pandemic (including the COVID-19 pandemic), government mandated shutdown of economy, act of terror or similar occurrence that is expected to have a material impact on the ability of Obligors to make payments due to disruption of employment or to place of residence, as reasonably determined by the Servicer in accordance with its Customary Servicing Practices.
“Force Majeure Covered Period” shall mean, with respect to any Force Majeure Event, the period during which Obligors are reasonably expected to be affected by such Force Majeure Event, as reasonably determined by the Servicer in accordance with its Customary Servicing Practices.
“Force Majeure Assistance Period” shall mean, with respect to any Force Majeure Assisted Receivable, the period from and including the first day of the Collection Period during which the first payment that would have otherwise been due on such Force Majeure Assisted Receivable is deferred or collection efforts with respect thereto are forborne pursuant to the terms of a Force Majeure Assistance Program through the last day of the Collection Period during which the last payment that would have otherwise been due on such Force Majeure Assisted Receivable is deferred or collection efforts with respect thereto are forborne pursuant to the terms of a Force Majeure Assistance Program.
“Force Majeure Assistance Program” shall mean, with respect to any Force Majeure Event, any program offered by the Servicer, in accordance with its Customary Servicing Practices, to Obligors affected by such Force Majeure Event, whereby, with respect to any Receivable (including Transferred Receivable), an Obligor affected by such Force Majeure Event may elect, during the related Force Majeure Covered Period, to have his or her payment obligations under the related Credit Agreement deferred or collection efforts with respect thereto forborne, in each case, during a Force Majeure Assistance Period, and subsequently paid in one or more installments on one or more of the remaining payment dates under such Credit Agreement occurring after the end of such Force Majeure Assistance Period (in addition to amounts otherwise owing on such payment dates) or on one or more additional payment dates occurring subsequent to the originally scheduled payment dates under such Credit Agreement.
“Force Majeure Assisted Receivable” shall mean any Transferred Receivable (i) that is not an EPS/HPP Receivable and (ii) with respect to which the related Obligor has elected, during a Force Majeure Covered Period, to participate in a related Force Majeure Assistance Program; provided, however, that, at any time after the end of the Force Majeure Assistance Period that has been applied to a Transferred Receivable, the Servicer may notify the Administrative Agent in writing that it elects to remove such Transferred Receivable from “Force Majeure Assisted Receivable” status and upon delivery of such notice such Transferred Receivable shall no longer be considered a Force Majeure Assisted Receivable under this Agreement or any other Related Document. For the avoidance of doubt, once a Transferred Receivable becomes a Force Majeure Assisted Receivable it shall permanently remain in such status unless (x) it becomes an EPS/HPP Receivable or (y) the Force Majeure Assistance Period applied to it has ended and the Servicer has notified the Administrative Agent in writing that it elects to remove such Transferred Receivable from “Force Majeure Assisted Receivable” status.
“Funding Agent” shall mean, (A) with respect to each Conduit Purchaser, its related Committed Purchasers and Conduit Support Providers, the entity identified as such from time to time on Schedule I hereto, (B) with respect to Helaba, itself or, if different, the entity identified as such from time to time on Schedule I hereto, (C) with respect to Mizuho, itself or, if different, the entity identified as such from time to time on Schedule I hereto, and (D) with respect to any other party, the Funding Agent specified in the applicable Assignment and Assumption Agreement.
“Funding Date” shall mean the Original Closing Date, the 2016 Amendment Closing Date and each date on which an Incremental Funding is made.
“Funding Notice” shall have the meaning specified in Section 2.2(b)(i).
“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied.
“Gotham” shall mean Gotham Funding Corporation, a Delaware corporation, together with its successors and assigns.
“Gotham Asset Purchase Agreement” shall mean the liquidity asset purchase agreement, dated as of July 15, 2016, among Gotham, the Gotham Funding Agent and each of the Gotham Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Gotham Funding Agent” shall mean the Funding Agent for the Gotham Owners identified on Schedule I hereto, together with its successors and assigns.
“Gotham Funding Rate” shall mean:

(A)with respect to any Accrual Period, to the extent any Gotham Purchaser (or an Affiliate Conduit which is an assignee of Gotham) is funding the related Ownership Tranche during such Accrual Period through the issuance of commercial paper, the sum of (i)(x) unless the Gotham Funding Agent has determined that the Gotham Pooled CP Rate shall be applicable, a rate per annum equal to the rate per annum calculated by the Gotham Funding Agent to reflect Gotham’s (or such Affiliate Conduit’s) cost of funding such Ownership Tranche, taking into account the weighted daily average interest rate payable in respect of such commercial paper notes during such period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as the Gotham Funding Agent in good faith deems appropriate, or (y) to the extent the Gotham Funding Agent has determined that the Gotham Pooled CP Rate shall be applicable, the Gotham Pooled CP Rate and (ii) the Program Fee; provided, however, that if any component of the rate determined pursuant to this clause (A) is a discount rate, in calculating the “Gotham Funding Rate” for such Accrual Period the Gotham Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; or
(B)to the extent that Gotham or any other Owner that is a member of its related Ownership Group is funding or maintaining any Net Investment (or portion thereof) other than through the issuance of Commercial Paper, a rate equal to the Liquidity Funding Rate for such Accrual Period or portion thereof;
provided, however, that if an Amortization Event has occurred and is continuing, then the Gotham Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Amortization Rate; provided further, that if a Termination Event has occurred and is continuing, then the Gotham Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Default Rate.
“Gotham Owners” shall mean the Gotham Funding Agent, Gotham, each assignee of Gotham which is an Affiliate Conduit and the Gotham Purchasers, and any assignee thereof chosen by the Gotham Funding Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“Gotham Pooled CP Rate” shall mean, for each day with respect to any Ownership Tranches as to which the Gotham Pooled CP Rate is applicable, the sum of (i) discount or yield accrued (including, without limitation, any associated with financing the discount or interest component on the roll-over of any Pooled Commercial Paper) on its Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs (including without limitation those associated with funding small or odd-lot amounts) with respect to all receivable purchase, credit and other investment facilities which are funded by the applicable Pooled Commercial Paper for such day. The Gotham Pooled CP Rate shall be determined by the Gotham Funding Agent, whose determination shall be conclusive. As used in this definition, “Pooled Commercial Paper” means commercial paper notes of Gotham which are subject to any particular pooling arrangement, as determined by the Gotham Funding Agent (it being recognized that there may be more than one distinct groups of Pooled Commercial Paper at any time).
“Gotham Purchasers” shall mean each of the purchasers party to the Gotham Asset Purchase Agreement and any other Conduit Support Provider related to Gotham.
“Governmental Actions” shall mean any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Governmental Rules” shall mean any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
“Group ID” shall have the meaning given to such term in Annex A hereto.
“Grouping Summary” shall have the meaning given to such term in Annex A hereto.
“Guarantor” means TMUS and TMUSA, jointly and severally, and in the future, any other Person acting as guarantor pursuant to a Performance Guaranty.
“Hedging Requirements” shall mean the requirements contained in Exhibit D.
“Helaba” shall mean Landesbank Hessen-Thüringen, a public law company incorporated under the laws of Germany.
“Helaba Base Rate Election Date” shall have the meaning specified in Section 2.8(h).
“Helaba Benchmark Funding Rate” shall mean, for any Accrual Period or portion thereof, (i) ~~LIBOR~~the Benchmark plus (ii) the Program Fee; provided, however, that if (I) Helaba determines that ~~LIBOR (or, if LIBOR has been replaced with a Benchmark Replacement in accordance with Section 9.2(d), that such Benchmark Replacement)~~the Benchmark cannot be determined for any reason, including, with respect to LIBOR (but only, for the avoidance of doubt, if the Benchmark is LIBOR and LIBOR has not been replaced with a Benchmark Replacement in accordance with Section ~~9.2(d)~~9.20), the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings, to fund Helaba’s Net Investment for any Accrual Period (or portion thereof), or (II) Helaba determines that it would be contrary to law or to the directive of any central bank or other Governmental Authority (x) with respect to LIBOR (but only, for the avoidance of doubt, if the Benchmark is LIBOR and LIBOR has not been replaced with a Benchmark Replacement in accordance with Section ~~9.2(d)~~9.20), to obtain U.S. Dollars in the London interbank market, or (y) if LIBOR has been replaced with a Benchmark Replacement in accordance with Section ~~9.2(d),~~9.20, to utilize such Benchmark Replacement, in either case, in order to fund or maintain its Net Investment for any Accrual Period (or portion thereof), or (III) Helaba advises the Transferor that LIBOR (or, if LIBOR has been replaced with a Benchmark Replacement in accordance with Section ~~9.2(d),~~9.20, that such Benchmark Replacement) will not adequately and fairly reflect Helaba’s cost of funding its Net Investment based on the Helaba Benchmark Funding Rate, or (IV) such funding occurs without two (2) London Business Days’ notice to Helaba, or (V) a funding by Helaba occurs on a date other than an Addition Date, then in each case for the period commencing on the date of such funding and ending on the date immediately preceding the first day of the next succeeding Accrual Period, the Helaba Benchmark Funding Rate for such Accrual Period or portion thereof shall be the greater of (I) the sum of (A) the Federal Funds Effective Rate for each day in such Accrual Period or portion thereof plus (B) 0.50% plus (C) the Program Fee, and (II) the applicable Prime Rate plus the Program Fee for each day in such Accrual Period or portion thereof~~; provided that, notwithstanding anything to the contrary in this definition, if a Benchmark Unavailability Period commences and “LIBOR” cannot be determined in accordance with at least one of the procedures described in the definition thereof on any day during such Benchmark Unavailability Period, then, the Helaba Benchmark Funding Rate on each such day shall be the Prime Rate as determined on such day plus the Program Fee~~.
“Helaba Funding Agent” shall mean the Funding Agent for the Helaba Owners identified on Schedule I hereto, together with its successors and assigns.
“Helaba Funding Rate” shall mean for any Accrual Period or portion thereof, a rate calculated in good faith by Helaba and notified by Helaba to the Transferor and the Servicer prior to each Payment Date in accordance with Section 2.8(c), equal to (A) at any time prior to the Helaba Base Rate Election Date, the sum of (i) Helaba’s Cost of Funds Rate and (ii) the Program Fee, and (B) on and after the Helaba Base Rate Election Date, the Helaba Benchmark Funding Rate; provided in each case, however, that (1) if an Amortization Event has occurred and is continuing, then the Helaba Funding Rate shall be such rate plus the Amortization Rate, and (2) if a Termination Event has occurred and is continuing, then the Helaba Funding Rate shall be such rate plus the Default Rate.
“Helaba’s Cost of Funds Rate” shall mean, with respect to any day during any Accrual Period, the rate per annum, calculated in good faith by Helaba, which reflects the Helaba Owners’ cost of funding their Net Investment, taking into account such costs and expenses related thereto as Helaba shall determine to be appropriate, and as notified by Helaba to the Transferor and the Servicer on the Combined Business Day prior to each Payment Date (beginning with the December 2018 Payment Date) on which the Helaba Funding Rate shall be based on Helaba’s Cost of Funds Rate.
“Helaba Owners” shall mean the Helaba Funding Agent and Helaba.
“Imminent Written-Off Receivable” shall have the meaning specified in Section 2.13(a).
“Incremental Funding” shall mean an increase in the Aggregate Net Investment of the Owners made pursuant to Section 2.2.
“Indemnified Amounts” shall have the meaning specified in Section 8.1(a).
“Indemnified Party” shall have the meaning specified in Section 8.2(a).

“Independent Director” shall mean a member of the board of directors or managers of the Transferor who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director or manager of the Transferor, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the Independent Parties, (B) a supplier to any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier), (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier), or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier); (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, however, that the foregoing shall not prohibit a Person from serving as an Independent Director of the Transferor who acts as an “Independent Director” or “Independent Member” or in a similar capacity for an Affiliate of the Transferor which is organized as a bankruptcy remote, special purpose entity.
“Independent Parties” shall mean, collectively, the Transferor, Finco, the Servicer or any of their respective Subsidiaries or Affiliates (other than the Transferor).
“Ineligible Receivables” shall have the meaning specified in Section 2.12(b).
“Initial Cash Purchase Price” shall mean the portion of the Initial Purchase Price representing the Cash Purchase Price for such Initial Receivables hereunder.
“Initial Cut-off Date” shall mean 11:45 p.m. (Pacific time) on November 15, 2015.
“Initial Purchase Price” shall mean the amount paid to the Transferor for the Initial Receivables sold hereunder on the Original Closing Date, which amount shall be equal to the sum of (a) $800,000,000 (representing the Cash Purchase Price for such Initial Receivables hereunder) and (b) the Deferred Purchase Price.
“Initial Receivables” shall mean the Receivables transferred by Finco to the Transferor on the Original Closing Date pursuant to the Sale Agreement and sold by the Transferor to the Administrative Agent (for the benefit of the Owners) hereunder.

“Insolvency Event” shall mean, with respect to a specified Person, (a) such Person shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or such Person shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar Insolvency Law, or shall consent to the filing of any such petition, answer, or consent; or such Person shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; such Person shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (b) the commencement by a court having jurisdiction in the premises of an involuntary action seeking: (i) a decree or order for relief in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, receiver, liquidator, conservator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of the affairs of such Person, and notwithstanding the objection by such Person, any such action shall have remained undischarged or unstayed for a period of sixty (60) consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered.
“Insolvency Law” shall mean the Bankruptcy Code and any other applicable federal or state bankruptcy, insolvency or other similar law.
“Inspection” shall have the meaning specified in Section 6.2(a).
“Interest Rate Cap Renewal Date” shall mean, initially, December 17, 2021 and, thereafter, such other date that the Transferor may select from time to time subject to the prior written consent of the Administrative Agent.
“Investment Company Act” shall have the meaning specified in Section 3.1(i).
“Investment Reduction Amount” shall have the meaning specified in Section 2.8(e)(i).
“Investment Reduction Notice” shall have the meaning specified in Section 2.8(e)(i).
“Invoice” shall mean, with respect to any Receivable, the monthly bill related to such Receivable issued by or on behalf of the Servicer to the related Obligor.
~~“Jump Contract” shall mean with respect to a Receivable and the related Credit Agreement (a) a program that provides the related Obligor with the option to upgrade such Obligor’s handset device prior to the completion of the term of the original Credit Agreement and prior to the payment by such Obligor of the amount owing under the related Credit Agreement; (b) under which, in connection with exercising the option, such Obligor will be required to pay (or have previously paid) at least the minimum amount or percentage of the principal balance payable under the original Credit Agreement, as specified in the upgrade terms~~

~~and conditions of the original Credit Agreement; and (c) upon exercise of the option, the Obligor under the original Credit Agreement will enter into a new Credit Agreement with Finco relating to a new handset device and the balance of the original Credit Agreement will be reduced to zero (subject to the maximum reimbursement amount specified in the related Credit Agreement or upgrade program terms and conditions).~~
~~“Jump Contract Feature” shall mean the features described in items (a)-(c) set forth in the definition of “Jump Contract.”~~
~~“Jump Contract Payment Right” shall mean, with respect to a Jump Contract, all rights to payment and amounts receivable relating to the exercise of the applicable Jump Contract Feature, where Finco or any other Person is obligated to pay off at least the full outstanding Principal Balance of the Receivable relating to the Jump Contract.~~
~~“Jump Termination Date” has the meaning set forth in Section 2.15(b).~~
~~“Jump Termination Event” shall mean the occurrence and continuance of any one of the following events:~~
(a)~~a Servicer Default; or~~
(b)~~TMUSA (or any of its Affiliates) terminates or transfers its respective obligations under, or amends the terms of the Jump Contract Feature or related program in a manner that would result in an Adverse Effect to the Administrative Agent or the Funding Agents without the prior written approval of the Required Owners; or~~
(c)~~an Insolvency Event with respect to TMUS or Finco (whether or not Finco shall then be the Servicer).~~
~~“Jump Termination Notice” shall have the meaning specified in Section 2.15(b).~~
“LIBOR” shall mean, with respect to any day during any Accrual Period, a rate determined at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Accrual Period, equal to the interest rate per annum designated as LIBOR for the related Funding Agent (or its Affiliate) appearing on Reuters Screen LIBOR01 page on the Reuters Service (or such other page as may replace the LIBOR01 page on that service or such other service as may be nominated by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making LIBOR available), in each case, for the purpose of displaying London interbank offered rates of major banks) as the rate for U.S. Dollar deposits for a period comparable to such Accrual Period and in an amount comparable to the applicable portion of the Aggregate Net Investment to accrue interest by reference to such interest rate. In the event no rate is so posted, “LIBOR” shall mean the arithmetic average (rounded up to only four decimal places) of the rates per annum offered to the principal London office of the related Funding Agent (or if any Funding Agent does not maintain a London office, the principal London office of an Affiliate of such Funding Agent) by three (3) London banks, selected by the

Funding Agent in good faith, for U.S. Dollar deposits for a period comparable to such Accrual Period and in an amount comparable to the applicable portion of the Aggregate Net Investment to accrue interest by reference to such interest rate. If fewer than three (3) quotations are provided as requested, the rate for that Accrual Period will be the arithmetic mean of the three (3) rates quoted by major banks selected by the related Funding Agent in good faith in New York City for loans in United States dollars to leading European banks for a period comparable to such Accrual Period, such mean to be calculated by the Administrative Agent at approximately 11:00 a.m., New York City time, on that day. ~~Notwithstanding anything to the contrary in this definition, if a Benchmark Unavailability Period commences and “LIBOR” cannot be determined in accordance with at least one of the procedures described above on any day during such Benchmark Unavailability Period, then “LIBOR” on each such day shall be the Prime Rate as determined on such day.~~
“LIBOR Reserve Percentage” shall mean, for any portion of the Aggregate Net Investment to accrue interest by reference to the Eurodollar Rate and any Accrual Period therefor, the maximum reserve percentage, if any, applicable to the related Owner under Regulation D during such Accrual Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Accrual Period during which any such percentage shall be applicable) for determining such Owner’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such accrual period consisting or included in the computation of Eurocurrency Liabilities (as defined in Regulation D). Without limiting the effect of the foregoing, but without duplicating the provisions of Section 8.3, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by an Owner by reason of any Regulatory Change, in which such relevant rule, guideline or directive was adopted, changed or reinterpreted after the Original Closing Date, against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.
“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.
“Liquidity Funding Rate” shall mean for any applicable portion of the Aggregate Net Investment and Accrual Period and the applicable Funding Agent and its related Ownership Group, a rate per annum equal to the lesser of:
(x)the sum of (A) Eurodollar Rate for such Accrual Period plus (B) the Eurodollar Spread Rate (the “Eurodollar Liquidity Funding Rate”); or

(y)the greater of (I) the sum of (A) the Federal Funds Effective Rate for each day in such Accrual Period plus (B) 0.50% plus (C) the Program Fee, and (II) the applicable Prime Rate plus the Program Fee for each day in such Accrual Period (the “Alternate Liquidity Funding Rate”);
provided, however, that if (i) any Owner determines that the Eurodollar Rate cannot be determined for any reason, including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings, to fund the Net Investment of any Owner for any Accrual Period (or portion thereof), or (ii) any Owner determines that it would be contrary to law or to the directive of any central bank or other Governmental Authority to obtain U.S. Dollars in the London interbank market to fund or maintain its Net Investment for any Accrual Period (or portion thereof), or (iii) the related Funding Agent advises the Transferor that the Eurodollar Liquidity Funding Rate will not adequately and fairly reflect the cost of the related Owner of funding the applicable portion of its Net Investment based on the Liquidity Funding Rate, or (iv) such funding occurs without two (2) London Business Days’ notice to the related Funding Agent, or (v) a funding by any Owner occurs on a date other than an Addition Date, then in each case for the period commencing on the date of such assignment or funding and ending on the date immediately preceding the first day of the next succeeding Accrual Period, the Liquidity Funding Rate shall be the Alternate Liquidity Funding Rate for each day in such Accrual Period.
“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Transferor, dated as of November 18, 2015, as the same may be modified, supplemented, amended or amended and restated from time to time.
“London Business Day” shall mean any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Malbec Receivable” means a Transferred Receivable with respect to which the Obligor has received a marketing promotion in which such Obligor receives a contingent incentive for the related handset device, Smart Watch or Accessory which is administered as monthly bill credits over the term of the Receivable associated with such handset device, Smart Watch or Accessory.
“Malbec Receivable Promotional Credit” shall mean that portion of a Malbec Receivable representing the promotional credit described in the definition of “Malbec Receivable.”
“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition or operations of Finco, the Transferor, or the Guarantor, as applicable, together with its respective subsidiaries (in each case taken as a whole), (ii) the ability of any of Finco, the Transferor, or the Guarantor to perform its respective obligations under this Agreement, the Conveyancing Agreement, the Sale Agreement or the Performance Guaranty, as applicable, (iii) the legality, validity or enforceability of this Agreement, the Conveyancing Agreement, the Sale Agreement or the Performance Guaranty, (iv) the rights or interests of the Administrative Agent or the Funding Agents hereunder or with respect to the Transferred Assets or (v) the collectability of the Transferred Receivables generally or any material portion thereof (in each case, taken as a whole).
“Mizuho” shall mean Mizuho Bank, Ltd., a Japanese banking corporation.
“Mizuho Funding Agent” shall mean the Funding Agent for the Mizuho Owners identified on Schedule I hereto, together with its successors and assigns.
“Mizuho Funding Rate” shall mean for any Accrual Period or portion thereof, a per annum rate calculated in good faith by Mizuho and notified by Mizuho to the Transferor and the Servicer prior to each Payment Date (beginning with the November 2020 Payment Date) in accordance with Section 2.8(c), equal to the sum of (i) ~~LIBOR~~the Benchmark plus (ii) the Program Fee; provided, however, that (1) if an Amortization Event has occurred and is continuing, then the Mizuho Funding Rate shall be such rate plus the Amortization Rate, and (2) if a Termination Event has occurred and is continuing, then the Mizuho Funding Rate shall be such rate plus the Default Rate.
“Mizuho Owners” shall mean the Mizuho Funding Agent and Mizuho.
“Monthly Non-Use Fee” shall mean, for each Accrual Period (or any portion thereof) during the Revolving Period and each Owner, an amount equal to the product of (i) the amount by which (A) such Ownership Group’s average daily Ownership Group Purchase Limit during the immediately preceding Accrual Period exceeds (B) such Ownership Group’s average daily Net Investment during the immediately preceding Accrual Period, (ii) the Non-Use Fee Rate applicable to the immediately preceding Accrual Period (or portion thereof), and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.
“Monthly Report” shall mean a report prepared by the Servicer in substantially the form of Exhibit E hereto.
“Moody’s” shall mean Moody’s Investors Service, Inc., together with its successors.
“Multi-Seller Conduit” shall mean a single vehicle structured as a special-purpose entity that (i) acquires interests in pools of financial assets from multiple sellers and (ii) funds such acquisitions (a) by selling short-term notes to investors that are not secured solely by the cash flows of receivables purchased from the Transferor, (b) solely with respect to Gotham, by obtaining loans or liquidity loans from MUFG Bank, Ltd., (c) solely with respect to Old Line, by obtaining loans or liquidity loans from Royal Bank of Canada (or an affiliate thereof) ~~or~~, (d) solely with respect to Starbird, by obtaining loans or liquidity loans from BNP Paribas (or an affiliate thereof) or (e) solely with respect to Sheffield, by obtaining loans or liquidity loans from Barclays Bank PLC (or an affiliate thereof).

“Net Investment” shall mean, with respect to any Owner at any time, the portion of the Initial Cash Purchase Price paid by such Owner plus the portion of the aggregate Incremental Fundings paid by such Owner from time to time minus, without duplication, (i) the aggregate of all Principal Distribution Amounts and any other amounts received and applied to reduce such Net Investment pursuant to Section 2.8 and (ii) in connection with the assignment by such Owner of any of its Net Investment, the assigned Net Investment; provided that such Owner’s Net Investment shall be increased by any amount so received and applied if at any time the distribution of any such amount is rescinded or must otherwise be returned or restored for any reason.
“No-Service Receivable” shall mean a Transferred Receivable where, in accordance with the Credit and Collection Policies (i) the related Obligor has requested cancellation of such Obligor’s wireless service, (ii) such request is accepted by the Servicer or its applicable Affiliate without payment in full of amounts owing under the related Credit Agreement, and (iii) all Scheduled Payments and other amounts due under the related Credit Agreement remain outstanding and payable by such Obligor following such cancellation of wireless service. For the avoidance of doubt, a Transferred Receivable becomes a No-Service Receivable on the date on which the Servicer accepts such request in accordance with the Credit and Collection Policies.
“Non-Delaying Ownership Group” shall have the meaning specified in Section 2.1(d)(ii).
“Non-Extending Purchaser” shall have the meaning specified in Section 2.17.
“Non-Use Fee Rate” shall mean, with respect to any Ownership Group and any Accrual Period, the per annum rate specified as such in the Transaction Fee Letter for the related Funding Agent.
“Nonconforming ~~Jump~~Upgrade Receivables” shall mean each Eligible ~~Jump~~Upgrade Receivable where, as of any date of determination: (a) a TMUS Event has occurred and is continuing; or (b) ~~a Jump~~an Upgrade Termination Event has occurred and is continuing.
“November 2020 Amendment Closing Date” shall mean November 2, 2020.
“November 2021 Amendment Closing Date” shall mean November 10, 2021.
“NRSRO” shall have the meaning specified in Section 9.8(a).
“Obligor” shall mean, with respect to any Receivable and the related Credit Agreement, the Person or Persons party to the Credit Agreement who is (are) obligated to make payments with respect to such Receivable, which, for the avoidance of doubt, is not necessarily the subscriber, but the Person or Persons related to the billing account number.

“Obligor Credit Score” shall have the meaning given to such term in Annex A hereto.
“Obligor Financed Amount” shall have the meaning given to such term in Annex A hereto.
“Obligor States” shall have the meaning given to such term in Annex A hereto.
“Obligor Tenure” shall have the meaning given to such term in Annex A hereto.
“Officer’s Certificate” shall mean a certificate signed by an Authorized Officer.
“Old Line” shall mean Old Line Funding, LLC, a Delaware limited liability company, together with its successors and assigns.
“Old Line Funding Agent” shall mean the Funding Agent for the Old Line Owners identified on Schedule I hereto, together with its successors and assigns.
“Old Line Funding Rate” shall mean:
(A)with respect to any Accrual Period, to the extent any Old Line Purchaser (or an Affiliate Conduit which is an assignee of Old Line) is funding the related Ownership Tranche during such Accrual Period through the issuance of commercial paper, the sum of (i)(x) unless the Old Line Funding Agent has determined that the Old Line Pooled CP Rate shall be applicable, a rate per annum equal to the rate per annum calculated by the Old Line Funding Agent to reflect Old Line’s (or such Affiliate Conduit’s) cost of funding such Ownership Tranche, taking into account the weighted daily average interest rate payable in respect of such commercial paper notes during such period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as the Old Line Funding Agent in good faith deems appropriate, or (y) to the extent the Old Line Funding Agent has determined that the Old Line Pooled CP Rate shall be applicable, the Old Line Pooled CP Rate and (ii) the Program Fee; provided, however, that if any component of the rate determined pursuant to this clause (A) is a discount rate, in calculating the “Old Line Funding Rate” for such Accrual Period the Old Line Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; or
(B)to the extent that Old Line or any other Owner that is a member of its related Ownership Group is funding or maintaining any Net Investment (or portion thereof) other than through the issuance of Commercial Paper, a rate equal to the Liquidity Funding Rate for such Accrual Period or portion thereof;

provided, however, that if an Amortization Event has occurred and is continuing, then the Old Line Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Amortization Rate; provided further, that if a Termination Event has occurred and is continuing, then the Old Line Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Default Rate.
“Old Line Liquidity Asset Purchase Agreement” shall mean the amended and restated liquidity asset purchase agreement, dated as of the 2017 Amendment Closing Date and as amended by the First Amendment thereto dated as of the 2018 Amendment Closing Date, among Old Line, the Old Line Funding Agent and each of the Old Line Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Old Line Owners” shall mean the Old Line Funding Agent, Old Line, each assignee of Old Line which is an Affiliate Conduit and the Old Line Purchasers, and any assignee thereof chosen by the Old Line Funding Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“Old Line Pooled CP Rate” shall mean, for any day during any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by Old Line from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by Old Line maturing on dates other than those certain dates on which Old Line is to receive funds) in respect of the promissory notes issued by Old Line that are allocated, in whole or in part, by the Funding Agent (on behalf of Old Line) to fund or maintain any Net Investment during such period, as determined by the Funding Agent (on behalf of Old Line) and reported to the Transferor, which rates shall reflect and give effect to (1) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Funding Agent (on behalf of Old Line) and (2) other borrowings by Old Line, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the Old Line Pooled CP Rate, the Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Old Line Purchasers” shall mean each of the purchasers party to the Old Line Liquidity Asset Purchase Agreement and any other Conduit Support Provider related to Old Line.
“Omnibus First Amendment” shall have the meaning specified in the Recitals.
“Opinion of Counsel” shall mean one or more written opinions of counsel who may be an employee of or counsel to the Transferor or the Servicer, as applicable, which counsel shall be reasonably acceptable to the Administrative Agent (after consultation with the Funding Agents).
“Original Agreement” shall have the meaning specified in the Recitals.
“Original Closing Date” shall mean November 19, 2015.
“Other Assets” shall mean any assets (or interests therein) (other than the Transferred Assets) transferred or purported to be transferred by the Transferor to another Person or Persons other than the Administrative Agent (for the benefit of the Owners), whether by way of a sale, capital contribution or by virtue of the granting of a lien.
“Other TMUS Originator” shall mean (i) as of the November 2021 Amendment Closing Date, each of Sprint Spectrum LLC and SprintCom, Inc. and (ii) if applicable, any Subsidiary of TMUS (other than Finco, Sprint Spectrum LLC and SprintCom, Inc.) that becomes a “seller” under the Conveyancing Agreement after the November 2021 Amendment Closing Date in accordance with the terms of the Conveyancing Agreement.
“Other Transferors” shall have the meaning specified in Section 8.1(a).
“Outage Amount” shall have the meaning specified in Section 2.8(g).
“Outage Day” shall mean a day upon which the Servicer is unable to determine and process Collections of Transferred Receivables received within two (2) Business Days of the Date of Processing of such Collections; provided, however, that the Servicer’s negligence or intentional disruption or omission relating to the processing of Collections shall not result in an Outage Day, unless such act or omission was in connection with regular systems updates or routine maintenance to the Servicer’s computer systems.
“Owner Distribution Amount” shall mean, for each Payment Date, (a) 95% of the Total Distribution Amount for the related Payment Date plus (b) all payments received by the Transferor under Eligible Interest Rate Caps on (or with respect to) such Payment Date.
“Owner’s Percentage” shall mean, at any time with respect to any Owner in an Ownership Group, the percentage equivalent of a fraction, the numerator of which is the Net Investment of such Owner at such time and the denominator of which is the aggregate of the Net Investments of all Owners in such Ownership Group at such time.
“Owners” shall mean the Conduit Purchasers (if any), the Committed Purchasers, the Conduit Support Providers and any of their assignees of all or any portion of the Transferred Assets permitted under this Agreement (which shall not include any Participant).
“Ownership Group” shall mean each separate group identified from time to time on Schedule I hereto consisting of (i) a Funding Agent, (ii) if applicable, one or more Conduit

Purchasers administered by such Funding Agent, (iii) one or more Committed Purchasers, and (iv) each other related Owner.
“Ownership Group Percentage” shall mean, on any date, with respect to any Ownership Group, the applicable percentage set forth for such Ownership Group on such date on Schedule I hereto (equivalent to a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group and the denominator of which is the Purchase Limit), as the same may be adjusted in connection with an assignment pursuant to Section 9.7, in connection with a Delaying Ownership Group pursuant to Section 2.2(c), in connection with the extension of the Scheduled Expiry Date or otherwise pursuant to Section 2.17, in connection with a Defaulting Ownership Group pursuant to Section 2.18 or in connection with a reduction or increase pursuant to Section 2.19; provided, that, on and after the Amortization Date, the Ownership Group Percentage of each Ownership Group shall at all times be the percentage equivalent to a fraction, the numerator of which is the aggregate of the Net Investments of the Owners in such Ownership Group and the denominator of which is the outstanding Aggregate Net Investment.
“Ownership Group Purchase Limit” shall mean, on any date, with respect to any Ownership Group, the applicable amount set forth for such Ownership Group on such date on Schedule I hereto, as the same may be adjusted in connection with an assignment pursuant to Section 9.7, in connection with the extension of the Scheduled Expiry Date or otherwise pursuant to Section 2.17, in connection with a Defaulting Ownership Group pursuant to Section 2.18, in connection with a reduction or increase pursuant to Section 2.19; provided that on and after the Amortization Date, the Ownership Group Purchase Limit for each Ownership Group shall at all times equal the aggregate of the Net Investments of the Owners in such Ownership Group.
“Ownership Tranche” shall mean the portion of the Net Investment of any Owner allocated to a Tranche Period, which shall be identical in all respects, except for their respective Ownership Group Purchase Limit and principal amounts funded in respect of such tranches, and certain matters relating to the rate and payment of interest applicable to each Ownership Tranche. The initial allocation among Ownership Tranches and any modifications thereto shall be made by the related Owner and Funding Agent and notice of such allocation shall promptly be provided to the Transferor and Servicer.
“Participant” shall have the meaning specified in Section 9.7(c).
“PATRIOT Act” shall have the meaning specified in Section 3.5(d).
“Payment Date” shall mean the 20th day of each month or, if such day is not a Combined Business Day, the immediately following Combined Business Day, commencing on July 20, 2016.
“Payment Recipient” shall have the meaning specified in Section 2.9(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.
“Performance Guaranty” shall mean the Amended and Restated Performance Guaranty, dated as of ~~April 3, 2018~~the November 2021 Amendment Closing Date, provided by each Guarantor to the Administrative Agent for the benefit of the guaranteed parties named therein, as amended, restated, supplemented or otherwise modified from time to time.
“Permitted Holder” means (i) Deutsche Telekom and (ii) any direct or indirect Subsidiary of Deutsche Telekom.
“Permitted Transferee” shall mean for all Ownership Groups, (i) each initial Owner, (ii) each Funding Agent (in its individual capacity), (iii) the Administrative Agent (in its individual capacity), (iv) any asset-backed commercial paper conduit whose Commercial Paper is rated A-1 or higher by S&P and P-1 by Moody’s that is administered by the Administrative Agent, a Funding Agent or any Affiliate thereof, (v) any Support Party, and (vi) any other Person (other than a TMUS Competitor) who has been consented to as a potential Participant or assignee by the Transferor (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that after (a) an Amortization Event occurs and is continuing, a “Permitted Transferee” shall mean any Person other than a TMUS Competitor, and the consent of the Transferor shall not be required for any transferee other than a TMUS Competitor, and (b) a Termination Event occurs and is continuing, a “Permitted Transferee” shall mean any Person, including a TMUS Competitor, and the consent of the Transferor shall not be required for any transferee.
“Person” shall mean any corporation (including a business trust), natural person, firm, joint venture, joint stock company, limited liability company, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“Plan” shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Pool Balance” as of the close of business as of the Initial Cut-off Date and on the last day of a Collection Period, shall mean the aggregate Receivable Balance of the Transferred Receivables.
“Potential Amortization Event” shall mean any event, condition or circumstance that, with the giving of notice or lapse of time, or both, would constitute an Amortization Event.

“Potential Servicer Default” shall mean any event, condition or circumstance that, with the giving of notice or lapse of time, or both, would constitute a Servicer Default.
“Potential Termination Event” shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute a Termination Event.
“Primary Servicing Duties” shall mean (a) establishment, maintenance and updates of collection practices under the Credit and Collection Policies, (b) recordation, reconciliation and processing of Collections on the Servicer’s computer systems, (c) establishment and maintenance of, (i) Servicer accounts for receipt of Collections and (ii) the Collection Account, (d) performing any calculations required to be performed by the Servicer under the Agreement, (e) preparing any reports required to be prepared by the Servicer under the Agreement, (f) applying Collections under Section 2.8 and (g) any other servicing obligations determined by the Administrative Agent in its reasonable discretion to be primary servicing obligations, as notified in writing by the Administrative Agent to the Servicer.
“Prime Rate” shall mean, for any day, the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.
“Principal Balance” of a Receivable, shall mean, as of any date of determination, the outstanding principal balance of such Receivable as of such date.
“Principal Distribution Amount” shall mean, with respect to any Payment Date, the greater of (a) the amount necessary to cause the Aggregate Advance Amount as of such Payment Date to equal the Aggregate Net Investment as of such Payment Date, and (b) the Investment Reduction Amount.
“Proceeds” shall mean “proceeds” as defined in Section 9-102(a)(64) (or other applicable section of similar content) of the Relevant UCC.
“Program Fee” shall have the meaning specified in the Transaction Fee Letter.
“Projected Pool Balance” shall mean, as of any date, an amount which the Servicer reasonably estimates will be the Pool Balance at the end of the current Collection Period.
“Purchase Limit” shall mean $1,300,000,000, as such amount may be reduced from time to time pursuant to Section 2.17, Section 2.18 or Section 2.19(a) or increased from time to time pursuant to Section 2.19(b) or Section 2.19(c) or as agreed upon by the Transferor and the Funding Agents (other than a Funding Agent acting on behalf of a Reducing Ownership Group or a Funding Agent acting on behalf of a Defaulting Ownership Group); provided, however, that at any time on and after the Amortization Date, the “Purchase Limit” shall mean the outstanding Aggregate Net Investment at such time.

“Purchase Price” shall have the meaning specified in Section 2.1(b).
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Senior Notes for reasons outside of the control of TMUSA, any other nationally recognized statistical rating organization selected by TMUSA as a replacement agency.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by TMUSA or a shareholder of TMUSA, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Senior Notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“RBC” shall have the meaning specified in the preamble to this Agreement.
“Receivable” shall mean indebtedness, payment obligations or other amounts owed to the Transferor (after giving effect to the sale by Finco to the Transferor under the Sale Agreement) by an Obligor (without giving effect to any transfer hereunder) from time to time in connection with a Credit Agreement related to a handset device, a Smart Watch and/or Accessory, including amounts payable for Scheduled Payments, whether constituting an account, chattel paper, instrument, payment intangible or general intangible arising out of or in connection with the sale of new or used unsecured retail equipment installment plan sales contracts and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto.
“Receivable Balance” shall mean, with respect to any Receivable, as of any date of determination, the present value of the unpaid Scheduled Payments thereon discounted at the greater of (a) the Contract Financing Rate and (b) the Discount Percentage; provided, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor; provided further, that the Receivable Balance of (i) ~~a COVID Deferring Receivable (solely, for the avoidance of doubt, during such time that it is in “COVID Deferring Receivable” status in accordance with the definition thereof), (ii)~~ a Force Majeure Assisted Receivable (solely, for the avoidance of doubt, during such time that it is in “Force Majeure Assisted Receivable” status in accordance with the definition thereof), (~~iii~~ii) a Defaulted Receivable or (~~iv~~iii) any Transferred Receivable which has been identified as an Ineligible Receivable but not repurchased by the Transferor pursuant to Section 2.12 or Section 2.13, shall be zero.
“Receivable Matrix Amount” shall mean, with respect to any Receivable and any date of determination, the product of (i) the Receivable Balance of such Receivable as of such date and (ii) the corresponding Matrix Rate (as defined in Annex A hereto) relating to such Receivable.

“Receivables Schedule” shall mean the computer file identifying each Receivable sold on the Original Closing Date and each Additional Receivable sold on each Addition Date by Finco to the Transferor under the Sale Agreement and immediately thereafter sold by the Transferor to the Administrative Agent (for the benefit of the Owners) on the Original Closing Date and on each Addition Date, as applicable, pursuant to this Agreement, in the form of Exhibit F hereto, as such file and schedule will be updated and supplemented from time to time, and incorporated by reference into this Agreement.
“Recharacterization” shall have the meaning specified in Section 2.6.
“Records” shall mean all Credit Agreements and other documents, books, records and other information (including, without limitation, the original or a copy of the credit application fully executed by the Obligor, the file stamped copy of the relevant UCC financing statements, if any, or such other documents that the Transferor or Finco or its affiliates shall keep on file, in accordance with its customary procedures, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Servicer or the Transferor with respect to the Transferred Receivables and the related Obligors.
“Recoveries” shall mean, for any period, Collections on Written-Off Receivables during such period (including Receivables transferred to the Transferor under Section 2.13, but not Receivables repurchased under Section 2.12 or Section 2.15(d)); provided, that the parties agree that (a) tax refunds, whether in the form of cash or otherwise, with respect to Receivables, and (b) any cash payments (or equivalent) or any other cash proceeds collected on EPS/HPP Receivables (including cash proceeds of Related Rights with respect to such EPS/HPP Receivables) shall not constitute Collections or Recoveries.
“Reducing Ownership Group” shall have the meaning specified in Section 2.17(ii).
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or otherwise modified and in effect from time to time.
“Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage), or any change therein, by any United States or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any United States or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) issued after the date hereof by any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Owner, Participant or Support Party with the requirements of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (b) any existing or future rules, regulations, guidance, interpretations or directives from the

U.S. bank regulatory agencies relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law), or (c) the rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case relating to the international regulatory framework for banking capital and liquidity measurements, standards and monitoring known collectively as “Basel III”, regardless of the date when enacted, adopted, issued or implemented.
“Related Document” shall mean this Agreement, the Conveyancing Agreement, the Sale Agreement, the Performance Guaranty, each Control Agreement, each Eligible Interest Rate Cap, the Administrative Agent Fee Letter, each other Fee Letter, the LLC Agreement, each Weekly Receivables File, each updated Receivables Schedule, each Bringdown Receivables File and such other documents and certificates executed and delivered in connection therewith.
“Related Rights” shall mean, with respect to any Transferred Receivable, all of (x) Finco’s ~~and~~, (y) if applicable, the applicable Other TMUS Originator’s, and (z) the Transferor’s right, title and interest in, to and under:
(i)the related Credit Agreement (but not Finco’s (and, if applicable, the applicable Other TMUS Originator’s) obligations, if any, under such Credit Agreement), all security interests, hypothecations, reservations of ownership, liens or other adverse claims and property subject thereto from time to time purporting to secure payment of such Transferred Receivable, whether pursuant to the contract pursuant to which such Transferred Receivable was originated, together with all financing statements, registrations, hypothecations, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Transferred Receivable, if any;
(ii)all guarantees, insurance policies (including any rights to payments to be made directly or indirectly by an insurance company or an insurer to Finco, one of Finco’s Affiliates or the related Obligor in connection with the exercise by such Obligor of the ~~Jump~~Upgrade Contract Feature of ~~a Jump~~an Upgrade Contract), if applicable, and other agreements or arrangements of whatsoever character from time to time supporting of such Transferred Receivable whether pursuant to the related Credit Agreement or otherwise;
(iii)all Collections with respect to such Transferred Receivable;
(iv)any ~~Jump~~Upgrade Contract Payment Rights;
(v)all of the Transferor’s right, title and interest in, to and under the Conveyancing Agreement, the Sale Agreement, including, without limitation, all amounts due or to become due to the Transferor from Finco under Conveyancing Agreement and the Sale Agreement and all rights, remedies, powers, privileges and claims of the Transferor against Finco under the Conveyancing Agreement and the Sale Agreement (whether arising pursuant to the terms of ~~the Sale Agreement~~such agreement or otherwise available to the Transferor at law or in equity); and

(vi)all proceeds of the foregoing, including, without limitation, all related amounts on deposit in the Collection Account.
“Relevant Governmental Body” ~~means~~shall mean the Board of Governors of the Federal Reserve ~~Board,~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board~~System or the Federal Reserve Bank of New York, or any successor ~~of any of the foregoing~~thereto.
“Relevant UCC” shall mean the Uniform Commercial Code as in effect from time to time in all applicable jurisdictions.
“Replacement Receivable” shall mean any Receivable transferred on an Addition Date pursuant to Section 2.15(a), Section 2.15(d) or Section 2.21.
“Repurchase Amount” shall mean with respect to any Transferred Receivable, the Principal Balance as of the close of business on the last day of the immediately preceding Collection Period.
“Repurchased Receivable” shall mean a Transferred Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 2.11 or repurchased or retransferred as of such time by the Transferor pursuant to Section 2.12, Section 2.13 or Section 2.15(d), as applicable.
“Required Hedge Rate” shall mean, a percentage equal to, for all Eligible Interest Rate Caps in effect as of any date of determination, the highest weighted average strike rate calculated at any time over the remaining hedge notional schedules under all such Eligible Interest Rate Caps then in effect, weighted based on the applicable notional amounts at such point in time; provided, that for the purposes of this Required Hedge Rate calculation, if at any time any interest rate cap agreement no longer qualifies as an Eligible Interest Rate Cap as a result of the Cap Counterparty no longer qualifying as an Eligible Cap Counterparty, the Required Hedge Rate will be determined inclusive of such interest rate cap agreement’s strike rate until such Cap Counterparty is replaced in accordance with Exhibit D.
“Required Owners” shall mean, at any time, the Funding Agents representing Ownership Groups having in the aggregate at such time Ownership Group Percentages equal to at least 66-2/3%; provided, that, if at any time there exists one or more Defaulting Ownership Groups, “Required Owners” shall mean Funding Agents representing Non-Defaulting Ownership Groups having in the aggregate Non-Defaulting Ownership Group Percentages equal to 66-2/3%, where:
“Non-Defaulting Ownership Group” shall mean, at any time, each Ownership Group other than a Defaulting Ownership Group; and
“Non-Defaulting Ownership Group Percentage” shall mean, at any time, with respect to any Non-Defaulting Ownership Group, the percentage equivalent of a fraction,

the numerator of which is the Ownership Group Purchase Limit of such Non-Defaulting Ownership Group and the denominator of which is the aggregate of the Ownership Group Purchase Limits of all Non-Defaulting Ownership Groups.
Notwithstanding the foregoing, if at any time all Ownership Groups are Defaulting Ownership Groups, then “Required Owners” shall at such time be determined in accordance with the preceding sentence without giving effect to the proviso contained therein.
“Requirements of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Date” shall have the meaning specified in Section 2.17.
“Revolving Period” shall mean the period from and including the Original Closing Date to (but excluding) the Amortization Date.
“Rule 17g-5” shall have the meaning specified in Section 9.8(a).
“S&P” shall mean Standard & Poor’s Rating Services, a division of McGraw-Hill Financial, together with any successors to the business of the division.
“Sale Agreement” shall mean the Third Amended and Restated Receivables Sale Agreement, dated as of October 23, 2018, between Finco, as seller, and the Transferor, as purchaser, as the same may be modified, supplemented, amended or amended and restated from time to time.
“Sanctioned Country” shall mean, at any time, a country which itself or whose government is the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” shall mean (i) EU Sanctions, (ii) U.S. Sanctions and (iii) economic or financial sanctions or trade embargoes imposed, administered or enforced by the United Nations Security Council or Her Majesty’s Treasury.

“Scheduled Expiry Date” shall mean November 18, ~~2021,~~2022, unless extended from time to time in accordance with Section 2.17.
“Scheduled Payment” on a Receivable shall mean, for any payment period: (i) for any Receivable that is not a Malbec Receivable, the scheduled periodic payment of principal and, if applicable, interest, required to be made by the ~~Obligor~~related Obligor and (ii) for any Malbec Receivable, the net amount required to be paid by the related Obligor equaling the difference between (x) the scheduled periodic payment of principal and, if applicable, interest, less (y) the Malbec Receivable Promotional Credit attributable to such Malbec Receivable for such period.
“Section 8.2 Costs” shall have the meaning specified in Section 8.2(h).
“Section 8.3 Costs” shall have the meaning specified in Section 8.3(c).
“Senior Notes” means the senior unsecured notes issued pursuant to the base indenture, dated as of April 28, 2013, among TMUSA, each of the guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time (and any substantially identical notes issued in respect thereof).
“Servicer” shall mean Finco, as the servicer of the Transferred Receivables, and each successor to Finco (in the same capacity) pursuant to Section 6.6.
“Servicer Default” shall mean an event specified in Section 6.7.
“Servicing Fee” shall mean the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 6.9.
“Servicing Fee Rate” shall mean 1.00% per annum.
“Servicing Officer” means any officer of the Servicer or any designee of any officer of the Servicer that has been approved in writing by the Administrative Agent who, in each case, is involved in, or responsible for, the administration and servicing of Receivables.
“Sheffield” shall mean Sheffield Receivables Company LLC, a Delaware limited liability company, together with its successors and assigns.
“Sheffield Asset Purchase Agreement” shall mean the Revolving Asset Purchase Agreement, dated as of November 10, 2021, among Sheffield, the Sheffield Funding Agent and each of the financial institutions party thereto from time to time, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Sheffield Funding Agent” shall mean the Funding Agent for the Sheffield Owners identified on Schedule I hereto, together with its successors and assigns.

“Sheffield Funding Rate” shall mean with respect to any Accrual Period, to the extent Sheffield is funding the related Ownership Tranche during such Accrual Period through the issuance of commercial paper, the sum of (i) a rate per annum equal to the rate per annum calculated by the Sheffield Funding Agent to reflect Sheffield’s cost of funding such Ownership Tranche, taking into account the weighted average rate at which interest or discount is accruing on or in respect of such commercial paper notes during such period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing rate equivalent per annum), any fees attributable to paying agents and the commissions of placement agents and dealers in respect of such commercial paper and any other costs, fees and expenses associated with the funding or maintenance of the related Ownership Tranche, including any liquidity support, credit enhancement, government sponsored funding programs, or any other borrowings by Sheffield, including, without limitation, borrowings to fund small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such commercial paper by the Sheffield Funding Agent, and (ii) the Program Fee; or to the extent that Sheffield or any other Owner that is a member of its related Ownership Group is funding or maintaining any Net Investment (or portion thereof) other than through the issuance of Commercial Paper, a rate equal to the Liquidity Funding Rate for such Accrual Period or portion thereof; provided, however, that if an Amortization Event has occurred and is continuing, then the Sheffield Funding Rate shall be the rate determined pursuant to clause (i) or clause (ii) above, as applicable, plus the Amortization Rate; provided further, that if a Termination Event has occurred and is continuing, then the Sheffield Funding Rate shall be the rate determined pursuant to clause (i) or clause (ii) above, as applicable, plus the Default Rate.
“Sheffield Owners” shall mean the Sheffield Funding Agent, Sheffield, each assignee of Sheffield which is an Affiliate Conduit and the Sheffield Purchasers, and any assignee thereof chosen by the Sheffield Funding Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“Sheffield Purchasers” shall mean each of the purchasers party to the Sheffield Asset Purchase Agreement and any other Conduit Support Provider related to Sheffield.
“Smart Watch” shall mean a smart watch that has a SIM card.
“Smart Watch Receivable” shall mean a Receivable related to a Smart Watch.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Sprint Transaction” shall mean the transactions contemplated by that certain Business Combination Agreement, dated as of April 29, 2018, by and among TMUS, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of

TMUS (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company, Sprint Corporation, a Delaware corporation, Starburst I, Inc., a Delaware corporation, Galaxy Investment Holdings, Inc., a Delaware corporation, and for the limited purposes of certain covenants and representations and warranties that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha.
“Starbird” shall mean Starbird Funding Corporation, a Delaware corporation, together with its successors and assigns.
“Starbird Funding Agent” shall mean the Funding Agent for the Starbird Owners identified on Schedule I hereto, together with its successors and assigns.
“Starbird Funding Rate” shall mean:
(A)with respect to any Accrual Period, to the extent Starbird is funding the related Ownership Tranche during such Accrual Period through the issuance of commercial paper, the sum of (i) a rate per annum equal to the rate per annum calculated by the Starbird Funding Agent to reflect Starbird’s cost of funding such Ownership Tranche, taking into account the weighted average rate at which interest or discount is accruing on or in respect of such commercial paper notes during such period (determined in the case of discount commercial paper notes by converting the discount to an annual yield equivalent rate calculated on the basis of a 360-day year), any fees attributable to paying agents and the commissions of placement agents and dealers in respect of such commercial paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such commercial paper by such Agent, and (ii) the Program Fee; or
(B)to the extent that Starbird or any other Owner that is a member of its related Ownership Group is funding or maintaining any Net Investment (or portion thereof) other than through the issuance of Commercial Paper, a rate equal to the Liquidity Funding Rate for such Accrual Period or portion thereof;
provided, however, that if an Amortization Event has occurred and is continuing, then the Starbird Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Amortization Rate; provided further, that if a Termination Event has occurred and is continuing, then the Starbird Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Default Rate.
“Starbird Liquidity Asset Purchase Agreement” shall mean the Amended and Restated Global Liquidity Asset Purchase Agreement, dated as of December 14, 2015, among Starbird, the Starbird Funding Agent, as liquidity agent, each of the Starbird Liquidity Providers signatory thereto, and BNP Paribas, New York Branch, as administrator, as amended by the

Amended and Restated Supplement No. 143 thereto, dated as of the 2017 Amendment Closing Date, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Starbird Liquidity Providers” shall mean each of the liquidity providers party to the Starbird Asset Purchase Agreement and any other Conduit Support Provider related to Starbird.
“Starbird Owners” shall mean the Starbird Funding Agent, Starbird, each assignee of Starbird which is an Affiliate Conduit and the Starbird Liquidity Providers, and any assignee thereof chosen by the Starbird Funding Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“Subsidiary” means, with respect to any specified Person (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Successor Servicer” shall mean an event specified in Section 6.6(b).
“Support Facility” shall mean any liquidity or credit support agreement in favor a Conduit Purchaser which relates to this Agreement, Net Investment of the Ownership Group of which such Conduit Purchaser is a member and the other documents relating hereto (including any agreement to purchase an assignment of or participation in, or to extend a liquidity loan with respect to, such Conduit Purchaser’s interest in such Net Investment).
“Support Party” shall mean any bank, insurance company or other financial institution extending or having a commitment or option to extend funds to or for the account of a Conduit Purchaser (including by agreement to purchase an assignment of, or participation in, the Net Investment of the Ownership Group of which such Conduit Purchaser is a member) under a Support Facility. Each Committed Purchaser shall be deemed to be a Support Party for the Conduit Purchaser(s) in the related Ownership Group.
“T-Mobile Information” shall mean, with respect to each Receivable sold hereunder from time to time, the following: (a) billing account number, (b) invoice number, (c) invoice Due Date, (d) invoice date, (e) invoice amount, and (f) and outstanding balance.
“Taxes” shall have the meaning specified in Section 8.2(a).

“Term SOFR” shall mean, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” shall mean the earlier to occur of (i) a Termination Event (other than a Termination Event under Section 7.1(a)) and the delivery by the Administrative Agent of a notice of termination pursuant to Section 7.2, or the occurrence of a Termination Event under Section 7.1(a) and (ii) the date which is thirty-six (36) months following the occurrence of the Amortization Date (other than due to the occurrence of a Termination Event).
“Termination Event” shall mean an event described in Section 7.1.
“Termination Notice” shall mean an event specified in Section 6.6(a).
“Thirty-Six Month Contract Receivable Transfer Date” shall mean the date on which the first Receivable related to a handset device with a contract term of more than 25 months (but not in excess of 37 months) is transferred from Finco to the Transferor pursuant to the Sale Agreement.
“TMUS” shall mean T-Mobile US, Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.
“TMUS Competitor” shall mean Verizon Communications Inc., AT&T Inc., Comcast Corporation, Charter Communications, Inc., DISH Network Corporation, TracFone Wireless, Inc., Alphabet Inc. and any other entity agreed to be a competitor between the Servicer and the Administrative Agent and any affiliates and successors thereof, unless such entity is an Affiliate of TMUS. The Administrative Agent will notify the Funding Agents of any such other entity agreed upon between the Servicer and the Administrative Agent.
“TMUS Event” shall mean TMUS’s long-term unsecured debt rating falls below “B1” by Moody’s and TMUSA’s long-term unsecured debt rating falls below “B+” by S&P.
“TMUSA” shall mean T-Mobile USA, Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.
“Total Distribution Amount” shall mean, for each Payment Date, the sum of (i) the aggregate Collections in respect of Transferred Receivables deposited in the Collection Account and not previously applied and (ii) any interest received in connection with funds on deposit in the Collection Account and not previously applied. For the avoidance of doubt, the parties hereto acknowledge and agree that clause (ii) of the defined term “Total Distribution Amount” does not include collateral (if any) posted by a Cap Counterparty pursuant to the terms of an Eligible Interest Rate Cap.
“Tranche Period” shall mean a specified period (as determined by the related Owner or Funding Agent) during which an Ownership Tranche will accrue interest by reference to a component of a Yield Rate, including the Eurodollar Rate, the Prime Rate or a Federal Funds Effective Rate.
“Transaction Fee Letter” shall mean the ~~Fourth~~Fifth Amended and Restated Transaction Fee Letter, dated as of November ~~2, 2020~~10, 2021 (which supersedes the ~~Third~~Fourth Amended and Restated Transaction Fee Letter dated as of ~~October 23, 2018~~November 2, 2020), by and among the Transferor, the Gotham Funding Agent, the Helaba Funding Agent, the Starbird Funding Agent, the Old Line Funding Agent ~~and~~, the Mizuho Funding Agent and the Sheffield Funding Agent, setting forth certain fees and expenses payable to each such Funding Agent (for the benefit of its respective Owners) by the Transferor in connection with this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Transferor” shall mean T-Mobile Handset Funding LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.
“Transferor Distribution Amount” shall mean, for each Payment Date, 5% of the Total Distribution Amount for the related Payment Date.
“Transferred Assets” shall have the meaning specified in Section 2.1(a).
“Transferred Receivable” shall mean the Receivables which are transferred by the Transferor to the Administrative Agent (for the benefit of the Owners), pursuant to this Agreement and which are identified on Schedule II hereto, with respect to the Initial Receivables (as such Schedule II may be modified from time to time pursuant the updated Receivables Schedules to be delivered pursuant to Section 2.1(c)); provided, that if any Transferred Receivable is reconveyed to the Transferor or conveyed to the Servicer, in each case, as specified in Section 2.11, Section 2.12 or Section 2.13, as applicable, such Receivable shall no longer constitute a Transferred Receivable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Upgrade Contract” shall mean, with respect to a Receivable and the related Credit Agreement, a program that provides the related Obligor with the option to upgrade such Obligor’s Financed Equipment prior to the payment by such Obligor of the full amount owing under the related Credit Agreement.

“Upgrade Contract Feature” shall mean the feature described in the definition of “Upgrade Contract.”
“Upgrade Contract Payment Right” shall mean, with respect to an Upgrade Contract, all rights to payment and amounts receivable relating to the exercise of the applicable Upgrade Contract Feature, where Finco or any other Person is obligated to pay off some or all of the outstanding Principal Balance of the Receivable relating to the Upgrade Contract.
“Upgrade Termination Date” has the meaning set forth in Section 2.15(b).
“Upgrade Termination Event” shall mean the occurrence and continuance of any one of the following events:
(a)a Servicer Default; or
(b)TMUSA (or any of its Affiliates) terminates or transfers its respective obligations under, or amends the terms of the Upgrade Contract Feature or related program in a manner that would result in an Adverse Effect to the Administrative Agent or the Funding Agents without the prior written approval of the Required Owners; or
(c)an Insolvency Event with respect to TMUS or Finco (whether or not Finco shall then be the Servicer).
“Upgrade Termination Notice” shall have the meaning specified in Section 2.15(b).
“U.S. Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Volcker Rule” shall have the meaning specified in Section 3.1(i).
“Voting Shares” means, with respect to any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weekly Delivery Date” means, with respect to each calendar week, starting in the calendar week immediately following the calendar week in which the November 2020 Amendment Closing Date occurs, the ~~first~~second Business Day in such calendar week.
“Weekly Receivables File” shall mean, with respect to each Weekly Delivery Date, a schedule in the form of Exhibit B hereto identifying each Additional Receivable sold by the Transferor to the Administrative Agent (for the benefit of the Owners) pursuant to this Agreement on each Addition Date occurring during the period from (and including) Monday on the calendar week immediately preceding the calendar week in which such Weekly Delivery Date occurs to (and including) Sunday in the calendar week in which such Weekly Delivery Date occurs, which schedule shall be electronically signed by the Transferor, shall constitute a security agreement, and shall be incorporated into this Agreement.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirement of Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Written-Off Receivable” shall mean any Receivable which has been written off as uncollectible by the Servicer in accordance with the Servicer’s Credit and Collection Policies.
“Yield” shall have the meaning specified in Section 2.8(c).
“Yield Overage” shall have the meaning specified in Section 2.8(c).
“Yield Rate” shall mean, with respect to each Owner, such Owner’s Net Investment and any Accrual Period or portion thereof, the following: (A) a rate equal to the Old Line Funding Rate, with respect to Old Line, (B) a rate equal to the Gotham Funding Rate, with respect to Gotham, (C) a rate equal to the Helaba Funding Rate, with respect to Helaba, (D) a rate equal to the Starbird Funding Rate, with respect to Starbird, (E) a rate equal to the Mizuho Funding Rate, with respect to Mizuho ~~or (F~~, (F) a rate equal to the Sheffield Funding Rate, with respect to Sheffield or (G) the applicable rate specified in the related Assignment and Assumption Agreement to which any other Owner becomes a party to this Agreement.
“Yield Shortfall” shall have the meaning specified in Section 2.8(c).
Section 1.2    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.3    Other Definitional Provisions (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.
(c)The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”
(d)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
ARTICLE II.
SALES AND SETTLEMENTS
Section 2.1    Facility.

(a)Sales of Receivables. Upon the terms and subject to the conditions herein set forth (including, without limitation, the applicable conditions set forth in Article IV), in consideration of the payment of the Purchase Price and upon receipt of the related Cash Purchase Price for the relevant Transferred Assets, the Transferor hereby sells, transfers, assigns and conveys to the Administrative Agent (for the benefit of the Owners), without recourse except as provided herein, all of its right, title and interest in, to and under (i) the Initial Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables sold, transferred, assigned and conveyed on the Original Closing Date, and the Additional Receivables hereafter acquired by the Transferor to be sold, transferred, assigned and conveyed by the Transferor to the Administrative Agent (for the benefit of the Owners) after the Original Closing Date on each Addition Date, in each case as identified in the related Weekly Receivables File and ~~the~~ Receivables Schedule to be maintained and updated from time to time by the Servicer, (ii) all Related Rights relating thereto, and Recoveries, (iii) all monies due or to become due and all amounts received or receivable with respect thereto, (iv) the rights, remedies, powers, privileges and claims of the Transferor under or with respect to the Conveyancing Agreement and the Sale Agreement (whether arising pursuant to the terms of the Conveyancing Agreement or the Sale Agreement, as applicable, or otherwise available to the Transferor at law or in equity), (v) the Collection Account and all amounts from time to time credited to the Collection Account (including, without limitation, interest, cash and other property from time to time received, receivable or otherwise distributed in respect of or in connection with amounts on deposit in the Collection Account), and (vi) all proceeds (including “proceeds” as defined in the UCC) thereof (such property, collectively, the “Transferred Assets”). Each Conduit Purchaser, in its sole discretion, may fund its Ownership Group Percentage of any requested purchase of Transferred Assets, and in the event such Conduit Purchaser elects not to fund its Ownership Group Percentage of any requested purchase of Transferred Assets, the related Committed Purchaser shall make such purchase; provided that, no such purchase shall be made by an Owner to the extent that, after giving effect thereto, (x) the Aggregate Net Investment would exceed the Purchase Limit or (y) the aggregate of the Net Investments of the Owners in any Ownership Group would exceed the Ownership Group Purchase Limit for such Ownership Group. The parties hereto hereby agree that to the extent an Ownership Group includes only Committed Purchasers and does not include any Conduit Purchasers, conditions precedent to funding requirements relating to Conduit Purchasers in such Ownership Group shall be deemed inapplicable.
Notwithstanding anything to the contrary contained in this Agreement or any Weekly Receivables File or updated Receivables Schedule (whether expressed or implied), the parties hereto from time to time acknowledge and agree that (i) in connection with the sales, transfers and assignments of Transferred Assets, the Administrative Agent is acting solely as an agent for the Owners and their respective Funding Agents and not in a fiduciary capacity and (ii) the Administrative Agent does not, by virtue of its accepting such sales, transfers and assignments of Transferred Assets, assume any obligation to any Funding Agent or any Owner except such obligations as may be expressly set forth in this Agreement.
(b)Purchase Price. The purchase price payable to the Transferor for the Transferred Assets shall be paid as follows:
(i)from the cash paid by the Owners (or the related Funding Agents on behalf of such Owners) on the Original Closing Date to purchase Initial Receivables, if any, and cash paid on any other Funding Date or Addition Date (to the extent funds are available and used to purchase Additional Receivables) (the “Cash Purchase Price”);
(ii)to the extent available, in cash from the proceeds of the sale of the Transferred Assets and Collections available pursuant to Section 2.8(a)(i)(B); and
(iii)to the extent cash proceeds are unavailable, by an increase in the Deferred Purchase Price payable to the Transferor hereunder (collectively, the “Purchase Price”).
The parties hereto agree that the cash component of the Purchase Price of the Transferred Receivables paid to the Transferor from time to time shall be allocated, upon receipt, first to payment of the Purchase Price of Receivables that, at such time, has been appropriately categorized as “earned” for accounting purposes by the Servicer.

(c)Addition of Receivables. Subject to satisfaction of the conditions specified in Section 4.3, the Transferor may sell, transfer, assign and convey Additional Receivables on any Addition Date. On each Weekly Delivery Date, the Servicer shall prepare and deliver to the Administrative Agent a Weekly Receivables File identifying all Additional Receivables sold during the period from (and including) Monday on the calendar week immediately preceding the calendar week in which such Weekly Delivery Date occurs to (and including) Sunday in the calendar week in which such Weekly Delivery Date occurs. On the Original Closing Date and on each Determination Date starting in December 2015, the Servicer shall provide the Administrative Agent with an updated Receivables Schedule identifying the Transferred Receivables sold on or prior to such date. Each Receivables Schedule and Weekly Receivables File shall be incorporated herein by reference and shall be made a part of this Agreement. Notwithstanding the conditions for the sale and transfer of Additional Receivables on an Addition Date, there shall be no conditions for the transfer and sale of Replacement Receivables from the Transferor to the Administrative Agent (for the benefit of the Owners) relating to and following the exercise of ~~Jump~~Upgrade Contract Features. Notwithstanding anything in this Agreement to the contrary, the Transferor may sell, assign, transfer or otherwise convey Additional Receivables to the Administrative Agent (for the benefit of the Owners) to the extent necessary to cure an Asset Base Deficiency.
(d)The Transferor hereby appoints the Servicer as its agent to receive payment of the Purchase Price for Receivables sold by it to the Administrative Agent (for the benefit of the Owners) hereunder and hereby authorizes the Administrative Agent and/or the Funding Agents (each for the benefit of the related Owners) to make all payments due to the Transferor directly to, or as directed by, the Servicer. The Servicer hereby accepts and agrees to such appointment.
(e)Following each sale of Receivables, (i) the Transferor shall have sold all right, title and interest in the Transferred Receivables and Related Rights to the Administrative Agent (for the benefit of the Owners); (ii) the Transferor shall have no retained right, title or interest in the Receivables or any rights with respect to the Obligors thereof; (iii) the Transferor shall have the right to the Deferred Purchase Price payable in accordance with the terms hereof; (iv) the payment obligation of the Obligors is owed to the Owners, and the Owners will look to the Collections on the Receivables and not the Transferor ~~or~~, Finco or any of the Other TMUS Originators for the payment of such obligations; and (v) the Transferor and the Servicer will apply Collections with respect to the Receivables in accordance with the terms of this Agreement.
(f)The Transferor shall on or prior to (i) the Original Closing Date, in the case of Initial Receivables, and (ii) the applicable Addition Date, in the case of Additional Receivables, indicate in its books and records and in the appropriate computer files that such Receivables and the related Transferred Assets have been conveyed by the Transferor to the Administrative Agent (for the benefit of the Owners) pursuant to this Agreement.
Section 2.2    Incremental Fundings. (a) Subject to the conditions specified in this Section 2.2, the Transferor may from time to time on any date during the Revolving Period request that the Owners make an Incremental Funding and the Owners shall make such

Incremental Funding to the extent that the applicable conditions set forth below and in Section 4.2 are satisfied. To the extent an Ownership Group consists of only a Committed Purchaser, such Committed Purchaser shall make such Incremental Funding; and to the extent an Ownership Group includes one or more Conduit Purchasers, each Conduit Purchaser in such Ownership Group may, in its sole discretion, make an Incremental Funding in connection therewith and in the event such Conduit Purchaser elects not to make such Incremental Funding, each related Committed Purchaser shall make such Incremental Funding instead; provided, that no Incremental Funding shall be made by any Owner to the extent that, after giving effect thereto, (x) the Aggregate Net Investment would exceed the Purchase Limit or (y) the aggregate of the Net Investments of the Owners in any Ownership Group would exceed the Ownership Group Purchase Limit for such Ownership Group, and no Incremental Funding shall be made by any Owner in a Reducing Ownership Group or a Defaulting Ownership Group. Subject to the terms and conditions hereof (and except as expressly contemplated in Section 2.1(a), Section 2.2(c), Section 2.17, Section 2.18 or Section 2.19(b)), Incremental Fundings shall be allocated among the Owners pro rata in accordance with the respective Ownership Group Percentages of their related Ownership Groups. The aggregate minimum amount of any Incremental Funding shall be equal to $500,000 (or an integral multiple of $100,000 if in excess thereof).

(b)No Incremental Funding shall be made by any Owner unless:
(i)at least four (4) Combined Business Days preceding the requested Funding Date, the Transferor and Finco, in its individual capacity and as Servicer, shall have executed a funding notice in substantially the form of Exhibit G to this Agreement (a “Funding Notice”), and the Servicer shall have delivered to each Funding Agent and the Administrative Agent, a signed copy of such Funding Notice (which may be in electronic form), which Funding Notice shall contain the information contemplated in Exhibit G hereto (and such additional information as the Administrative Agent (on behalf of any Funding Agent) may reasonably request); provided, that such notice requirement shall not apply to any funding to occur on the Original Closing Date or the 2016 Amendment Closing Date; and
(ii)     on or prior to such Funding Date, all of the applicable conditions set forth in Section 4.2 shall have been satisfied.
(c)(i)    Notwithstanding anything to the contrary contained in this Agreement (including Section 2.2(a) and 2.2(b)), after the Servicer delivers a Funding Notice in connection with a proposed Incremental Funding pursuant to Section 2.2(b), a Committed Purchaser (or its related Funding Agent) may, not later than 10:00 a.m. (New York time), on the Business Day immediately preceding the proposed Funding Date, deliver a written notice (a “Delayed Purchase Notice” to the Transferor and the Administrative Agent of its intention to fund its share of the related Incremental Funding (such share, the “Delayed Amount”) on a date (the date of such funding, the “Delayed Purchase Date”) that is on or before the thirty-fifth (35th) day following the requested Funding Date (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Funding Date. Any such Committed Purchaser (or its Funding Agent) shall also deliver to the Transferor and the Servicer such Committed Purchaser’s certification that it intends to take similar action in other substantially similar financing arrangements (which are subject to comparable funding levels) in which it is involved in a correlative role. A Committed Purchaser that delivers a Delayed Purchase Notice with respect to any Funding Date shall be referred to herein as a “Delaying Purchaser” with respect to such Funding Date, and any Ownership Group containing a Delaying Purchaser shall be referred to as a “Delaying Ownership Group” with respect to such Funding Date.
(ii)If one or more Delaying Purchasers timely deliver Delayed Purchase Notices with respect to any Funding Date, the Administrative Agent shall, by no later than 12:00 p.m. (New York time), on the Combined Business Day preceding such Funding Date, request the Owners in each Ownership Group that is not a Delaying Ownership Group with respect to such Funding Date (each a “Non-Delaying Ownership Group”) to fund an additional portion of the related Incremental Funding on such Funding Date, equal to such Non-Delaying Ownership Group’s proportionate share (based upon its respective Ownership Group Purchase Limit relative to the sum of the Ownership Group Purchase Limits for all Non-Delaying Ownership Groups) of the aggregate Delayed Amount with respect to such Funding Date (not to exceed such Non-Delaying Ownership Group’s Ownership Group Purchase Limit). Each Non-Delaying Ownership Group shall use commercially reasonable efforts to fund such portion of the aggregate Delayed Amount with respect to such Funding Date, on the requested Funding Date, but in any event shall fund such amount, not later than two (2) Combined Business Days after such requested Funding Date. For the avoidance of doubt, each Non-Delaying Ownership Group’s obligation to fund any portion of the aggregate Delayed Amount under this Section 2.2(c)(ii) shall, as contemplated in Section 2.2(b), be subject to satisfaction of each of the conditions precedent set forth in Section 2.2(b) and Section 4.2, and shall be subject to the limits set forth in Section 2.2(a).
(iii)If the additional amounts to be funded by the Non-Delaying Ownership Groups under Section 2.2(c)(ii) are not sufficient to provide the aggregate amount requested by the Transferor in the related Funding Notice, the Transferor may (x) revoke the related Funding Notice or (y) reduce the amount of the requested Incremental Funding by prompt written notice to the Administrative Agent following such determination.
(d)(i) If the conditions to the Incremental Funding on the requested Funding Date described in Section 2.2(a), Section 2.2(b) and Section 4.2 are satisfied on the requested Funding Date, there shall be no conditions whatsoever (including, without limitation, the occurrence of the Amortization Date, notwithstanding any statement to the contrary in Section 2.2(a)) to the obligation of any Committed Purchaser in a Delaying Ownership Group to fund the amount described in this Section 2.2(d)(i) on the related Delayed Purchase Date except as expressly set forth in this clause (i). On each Delayed Purchase Date with respect to a Funding Date, the Funding Agent for each Delaying Ownership Group shall fund its proportionate share (based upon the Ownership Group Purchase Limit for such Delaying Ownership Group relative to the sum of the Ownership Group Purchase Limits for all Delaying Ownership Groups) of an amount equal to (A) the Delayed Amount for such Delayed Purchase Date minus (B) the portion of payments in reduction of the Aggregate Net Investment made to the Non-Delaying Ownership Groups pursuant to Section 2.8(f)(z) on any date occurring after delivery of the Delayed

Purchase Notice for such Delayed Purchase Date but prior to such Delayed Purchase Date, and such amount shall be distributed to (x) first, the Funding Agent for each Non-Delaying Ownership Group, pro rata, based on the relative amount funded by such Non-Delaying Ownership Group pursuant to Section 2.2(c)(ii), up to the amount funded by such Non-Delaying Ownership Group, such that after giving effect to the funding and payments to take place on such Delayed Purchase Date, the aggregate amount of the Net Investments of the Owners in each Non-Delaying Ownership Group as a percentage of the Aggregate Net Investment is equal to the Ownership Group Percentage for each such Non-Delaying Ownership Group and (y) second, any excess shall be paid to an account specified by the Transferor to the extent that such payment will not result in an Asset Base Deficiency.
(ii)Notwithstanding anything to the contrary contained in this Agreement or any Related Document, the parties acknowledge and agree that an Ownership Group which includes a Committed Purchaser that (i) has timely delivered a Delayed Purchase Notice to the Transferor with respect to any Funding Date and (ii) funds its full share of the requested Incremental Funding (as such amount may have been reduced pursuant to any updated Funding Notice delivered pursuant to Section 2.2(c)(iii)) on or before the applicable Delayed Purchase Date will not constitute a Defaulting Ownership Group solely due to such Committed Purchaser’s failure to fund its share of such Incremental Funding on the requested Funding Date.
Section 2.3    Payment of Cash Purchase Price. On the Original Closing Date (subject to the satisfaction of the conditions specified in Section 4.1), each Funding Agent, on behalf of its applicable Owners, paid its Ownership Group Percentage of the Initial Cash Purchase Price for the Transferred Assets relating to the Initial Receivables, not later than 2:00 p.m. New York City time on the Original Closing Date by wire transfer of immediately available funds to the Transferor’s account specified by the Transferor in a notice to each Funding Agent. On the 2016 Amendment Closing Date and on each Funding Date (subject to the satisfaction of the conditions specified in Section 4.2), each Funding Agent, on behalf of its applicable Owners, shall pay its Ownership Group Percentage of the Incremental Funding not later than 2:00 p.m. New York City time on such Funding Date by wire transfer of immediately available funds to the Transferor’s account specified by the Transferor in a notice to each Funding Agent at least four (4) Combined Business Days prior to such Funding Date.

Section 2.4    Filing of UCC Statements. The Transferor agrees to record and file, at its own expense, a UCC-1 financing statement on the Original Closing Date and any financing statements (and amendments and continuation statements with respect to such financing statements when applicable) with respect to the Transferred Assets sold, assigned, transferred and conveyed by the Transferor existing on the Initial Cut-Off Date (in connection with the Initial Receivables) and thereafter created or arising in connection with Additional Receivables sold, assigned, transferred and conveyed on each Addition Date, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary or desirable to perfect, and maintain the perfection of, the sale, transfer, assignment conveyances of its interest in the Transferred Receivables and the other Transferred Assets to the Administrative Agent (for the benefit of the Owners), and to deliver a file stamped copy of each such financing statement and amendment or other evidence of such filing to the Administrative Agent as soon as practicable after receipt thereof. Each of the Transferor and Finco, as applicable, hereby authorizes the filing of the Form UCC-1 financing statements (and amendments and continuation statements with respect to such financing statements when applicable) described in this Section 2.4 and Section 4.1(f)

Section 2.5    Acceptance by Agent. The Administrative Agent hereby acknowledges its acceptance (for the benefit of the Owners) of all right, title and interest to the property, now existing and hereafter acquired and transferred pursuant to Section 2.1, and acknowledges that the Servicer has delivered the initial Receivables Schedule.

Section 2.6    Transfers and Sales; Security Interest. It is the intention of the parties hereto that the sale, transfer, assignment and conveyance of the Transferred Assets to the Administrative Agent (for the benefit of the Owners) shall constitute a sale of the Transferred Assets by the Transferor to the Administrative Agent (for the benefit of the Owners) and the beneficial interest in and title to the Transferred Assets sold, transferred, assigned and conveyed pursuant to Section 2.1 shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy law. However, in the event that, notwithstanding the intent of the parties, a court of competent jurisdiction determines that such transfer and conveyance did not constitute such a sale or that such sale shall for any reason be ineffective or unenforceable or that such beneficial interest is a part of the Transferor’s estate (any of the foregoing, a “Recharacterization”), then this Agreement shall be deemed to be a security agreement and the conveyances provided for in Section 2.1 shall be deemed to be a grant by the Transferor to the Administrative Agent (for the benefit of the Owners) of, and the Transferor hereby grants to the Administrative Agent (for the benefit of the Owners), a security interest in all of the Transferor’s right, title, and interest, whether now owned or hereafter acquired, in and to the Transferred Assets to secure the performance of the obligations of the Transferor under this Agreement. In the case of any Recharacterization, it is the Transferor’s intention that each remittance of Collections by or on behalf of the Transferor hereunder or in connection herewith will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and (ii) made in the ordinary course of business or financial affairs of the Transferor.
Without limiting the generality of any other provision of this Agreement, the Transferor hereby grants to the Administrative Agent (for the benefit of the Owners) a security interest in, all of the Transferor’s right, title and interest in and to the Transferred Assets and each Eligible Interest Rate Cap.
Section 2.7    Non-Recourse Nature of Deferred Purchase Price (a) The aggregate unpaid Deferred Purchase Price for all purchases hereunder shall be payable solely from Collections on the Transferred Receivables available therefore at the times and in the manner provided herein.

(b)Notwithstanding any provision contained in this Agreement or any other Related Document to the contrary, the Administrative Agent and the Funding Agents, on behalf of their respective Owners, shall not, and shall not be obligated to, pay any amount to the Transferor in respect of any portion of the Deferred Purchase Price, except to the extent of Collections on

Transferred Receivables available for distribution to the Transferor in accordance with this Agreement. Any amount that the Administrative Agent or any Funding Agent is not obligated to pay pursuant to the prior sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against, or corporate obligation of, the Administrative Agent, the Funding Agents, or any Owner, as applicable, for any such insufficiency unless and until such amount becomes available from Collections for distribution to the Transferor pursuant to the terms hereof.
Section 2.8    General Settlement Procedures (a) The Servicer shall, no later than two (2) Business Days following the Date of Processing of Collections of Transferred Receivables by the Servicer (subject to the provisions of Section 2.8(g) in the event of any Outage Day), apply such Collections in the following order of priority:

(i)If the Amortization Date has not occurred:
(A)first, to deposit such Collections into the Collection Account until such time as the amount on deposit is equal to the product of (I) the distributions anticipated by the Servicer to be required to make the payments contemplated by Section 2.8(d)(i)(A)-(D) and (F) on the following Payment Date, and (II) a fraction, the numerator of which is twenty (20) and the denominator of which is nineteen (19);
(B)second, to the extent any Additional Receivables are sold on such day, to pay on behalf of the Administrative Agent to the Transferor a Cash Purchase Price for each Additional Receivable in an amount equal to the applicable Receivable Balance for each such Transferred Receivable (which amounts shall be aggregated and paid to the Transferor in a single payment on each such date); provided, that following any such sale of Additional Receivables and remittance of the related Cash Purchase Price(s) pursuant to this Section 2.8(a)(i)(B), no Asset Base Deficiency shall exist; and
(C)finally, to deposit any remaining Collections in the Collection Account for application on the next succeeding Payment Date (provided that with respect to the period from the 2018 Amendment Closing Date to the Payment Date occurring in November 2018, any such remaining Collections may be paid to the Transferor on any Business Day during such period in payment of the Deferred Purchase Price so long as no Asset Base Deficiency shall exist before or after giving effect to any such payment); and
(ii)if the Amortization Date has occurred, to deposit such Collections in the Collection Account.
(b)On each Determination Date, the Servicer shall determine the Total Distribution Amount, the Owner Distribution Amount, the Transferor Distribution Amount, the Principal Distribution Amount, the amount, if any, payable to the Transferor under the Eligible Interest

Rate Caps, and all other amounts required to be paid on the next Payment Date pursuant to Section 2.8(d).
(c)Each Owner’s Net Investment shall accrue yield for each Accrual Period at a rate per annum equal to the Yield Rate applicable to such Owner. ~~On~~With respect to each Payment Date, on or prior to the ~~fourth~~second (~~4th~~2nd) Combined Business Day preceding the ~~last day of each Accrual Period~~related Determination Date, each Funding Agent will provide to the Servicer and the Transferor an invoice showing the amount of yield (“Yield”) due for ~~such~~the related Accrual Period (including a good faith estimate for the remaining days in such Accrual Period), which shall be an amount for each Owner during each day during such Accrual Period equal to the product of (i) the Yield Rate for such Ownership Group on such day, (ii) the aggregate Net Investment of the related Ownership Group on such day and (iii) 1/360; provided, however, that when calculating the Yield Rate for any Ownership Group by reference to ~~LIBOR~~the Benchmark, in the event ~~LIBOR~~the Benchmark would be a rate less than zero percent per annum, such rate shall be rounded up to zero percent per annum. If any such invoice contains an estimate that does not equal the actual Yield due for the related Accrual Period, (1) the invoice delivered by the applicable Funding Agent to the Servicer and the Transferor for the immediately following Accrual Period shall include, as applicable, the amount by which (A) the Yield shown in the current invoice exceeds the estimated Yield shown in the immediately prior month’s invoice (a “Yield Shortfall”) or (B) the Yield shown in the current invoice is less than the Yield shown in the immediately prior month’s invoice (a “Yield Overage”), and (2) the amount of such Yield Shortfall shall be added to, or the amount such Yield Overage shall be deducted from, the Yield payable to the applicable Funding Agent on the following Payment Date. Yield shall accrue on each day occurring during the applicable Accrual Period and shall be payable to the Administrative Agent (for distribution in accordance with Section 2.8(d), to each Funding Agent), on each Payment Date. The Transferor hereby agrees to cause the Servicer to pay, and the Servicer shall pay, to the Owners entitled thereto in accordance with this Agreement, from Collections in respect of the Transferred Receivables and other available amounts on deposit in the Collection Account on each Payment Date, in accordance with the terms of this Agreement, all amounts due and payable with respect to the accrued Yield owed to the respective Owners on such day. If any amount hereunder shall be payable on a day which is not a Combined Business Day, such amount shall be payable on the next succeeding Combined Business Day.
(d)Total Distribution Amount.
(i)On each Payment Date, the Servicer shall apply the Owner Distribution Amount for such Payment Date as follows:
(A)first, to pay to the Servicer 95% of the sum of (1) the Servicing Fee for the preceding Collection Period and (2) any unpaid Servicing Fee from prior Collection Periods;
(B)second, to pay to each Funding Agent (on behalf of the Owners in its Ownership Group) in accordance with Section 2.8(f), any Yield due on such Payment Date subject to the provisions of Section 2.8(c); provided, that following the occurrence of an Amortization Event or a Termination Event, the portion of the applicable Yield payable to any Funding Agent (on behalf of the Owners in its Ownership Group) relating to the applicable Amortization Rate or Default Rate shall be paid pursuant to clause (vii) below;
(C)third, to pay to each Funding Agent (on behalf of the Owners in its Ownership Group) in accordance with Section 2.8(f), the Principal Distribution Amount with respect to such Payment Date and any unpaid Principal Distribution Amount with respect to any prior Payment Date to be used, in each case, to reduce the Aggregate Net Investment;
(D)fourth, to pay to the Administrative Agent (for its own account) 95% of any accrued and unpaid fees then due and owing in accordance with the Administrative Agent Fee Letter;
(E)fifth, if the Amortization Date has occurred, to pay to each Funding Agent (on behalf of the Owners in its Ownership Group) in accordance with Section 2.8(f), amounts remaining to reduce the Aggregate Net Investment to zero;
(F)sixth, to pay any other Aggregate Unpaids (other than those payable under Section 2.8(d)(i)(G) or Section 2.8(d)(i)(H), if any) then due and owing;
(G)seventh, following the occurrence of an Amortization Event or Termination Event, the portion of the Yield payable to each Funding Agent (on behalf of the Owners in its Ownership Group) relating to the applicable Amortization Rate or Default Rate due on such Payment Date;
(H)eighth, during the Revolving Period, to pay to the Funding Agent (on behalf of the Owners in its Ownership Group) for each Reducing Ownership Group (if any), the outstanding Net Investment of such Reducing Ownership Group as of such Payment Date; and
(I)ninth, to pay to the Transferor any amount remaining with respect to such Payment Date as payment of the Deferred Purchase Price.
(ii)On each Payment Date, the Servicer shall apply the Transferor Distribution Amount for such Payment Date as follows:
(A)first, to pay to the Servicer 5% of the sum of (1) the Servicing Fee for the preceding Collection Period and (2) any unpaid Servicing Fee from prior Collection Periods;
(B)second, to pay to the Transferor as payment of the Deferred Purchase Price an amount equal to the product of (1) the aggregate amount distributed to the Funding Agents pursuant to Section 2.8(d)(i)(B) on such

Payment Date, and (2) a fraction, the numerator of which is five (5) and the denominator of which is ninety-five (95); provided, that in the event any Yield payable to the Funding Agents is attributable to any Yield Rate in excess of the Required Hedge Rate, the amount of such payment shall be reduced by an amount equal to (1) the amount of such excess multiplied by (2) a fraction, the numerator of which is five (5) and the denominator of which is ninety-five (95);
(C)third, to pay to the Transferor as payment of the Deferred Purchase Price an amount equal to the product of (1) the aggregate amount distributed to the Funding Agents pursuant to Section 2.8(d)(i)(C) on such Payment Date, and (2) a fraction, the numerator of which is five (5) and the denominator of which is ninety-five (95);
(D)fourth, to pay to the Administrative Agent (for its own account) 5% of any accrued and unpaid fees then due and owing in accordance with the Administrative Agent Fee Letter; and
(E)fifth, to pay to the Transferor any amount remaining with respect to such Payment Date as payment of the Deferred Purchase Price.
In the event that, pursuant to Section 6.5(i) and the Control Agreement, the Administrative Agent delivers a “shifting control notice” to the depositary bank at which the Collection Account is maintained following a Servicer Default or Termination Event, the Administrative Agent will direct or cause the direction of the depositary bank in connection with the application of Collections in the Collection Account pursuant to this Section 2.8(d) and otherwise as required under this Agreement.
(e)On any Payment Date, the Transferor may elect to cause a reduction of the Aggregate Net Investment in accordance with this Section 2.8(e). For the avoidance of doubt, the Transferor shall only be permitted to reduce the Aggregate Net Investment from Collections and other amounts on deposit in the Collection Account. The Transferor may do so as follows:
(i) the Transferor shall deliver to the Administrative Agent, the Funding Agents and the Servicer written notice in substantially the form of Exhibit H (the “Investment Reduction Notice”) at least four (4) Combined Business Days’ prior to the Payment Date for such reduction of the Aggregate Net Investment, which notice shall include the amount of such proposed reduction (the “Investment Reduction Amount”) and the proposed date on which such reduction will commence;
(ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections to be applied to reduce the Aggregate Net Investment until the amount thereof not so used shall equal the desired amount of the reduction of the Aggregate Net Investment; and

(iii) the Servicer shall hold (or cause the Transferor to set aside and hold) such Collections in trust for the Owners, for payment to the Funding Agents on behalf of such Owners on the Payment Date specified in the notice described in clause (i) above;
provided, (A) that the amount of any such reduction (if not a reduction to zero) shall be not less than $1,000,000 or an integral multiple of $100,000 in excess thereof; (B) the Transferor shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Collection Period, (C) such reduction shall be applied to reduce the Net Investment of each Ownership Group ratably in accordance with its Ownership Group Percentage and (D) the Transferor shall pay to the Funding Agents (for the account of the Owners in the related Ownership Group), the amount of any Early Collection Fee incurred by the Owners in connection with such reduction. For the avoidance of doubt, any such reduction in the Aggregate Net Investment shall only be funded by Collections and any other amounts on deposit in the Collection Account and available for distribution in accordance with Section 2.8(d).
(f)All amounts payable to the Funding Agents (for the account of the Owners in the related Ownership Group) (x) in reduction of the Aggregate Net Investment pursuant to Section 2.8(d) or Section 2.8(e) shall be distributed by 1:30 p.m. (New York time) on the day such amounts are payable in immediately available funds; (y) in payment of Yield and the Monthly Non-Use Fee pursuant to Section 2.8(d) shall be distributed by 1:30 p.m. (New York time) on the day such amounts are payable in immediately available funds based on the applicable Monthly Report delivered to the Administrative Agent pursuant to Section 6.12; and (z) in reduction of the Aggregate Net Investment pursuant to Section 2.8(d) occurring after a Delayed Purchase Notice but before the related Delayed Purchase Date, shall be distributed by 1:30 p.m. (New York time) (A) first, to the related Funding Agents for each Non-Delaying Ownership Group, pro rata based on the relative amounts funded by each such Non-Delaying Ownership Group pursuant to Section 2.2(c)(ii), until the aggregate of the Net Investments of the Owners in each Ownership Group as a percentage of the Aggregate Net Investment is equal to the Ownership Group Percentage for each such Ownership Group and (B) second, to each Funding Agent in accordance with its respective Ownership Group Percentage. All amounts distributed by the Servicer to any Funding Agent shall in turn be distributed by such Funding Agent to the Owners entitled thereto and such Funding Agent shall be responsible for the proper allocation of such amounts among the Owners in its Ownership Group. Any payment received after 1:30pm (New York time) pursuant to this Section 2.8(f) shall be deemed to be received on the next Business Day (or with respect to Helaba, the next Combined Business Day).
(g)To the extent an Outage Day shall have occurred and is continuing, the Servicer shall (i) notify the Administrative Agent (which notification may be delivered via email) of the occurrence of each such Outage Day, and (ii) assume that Collections were received in an amount equal to the prior four-week average daily Collections of Transferred Receivables received on the same day of the week (that were not Outage Days) that the related Date of Processing for the Outage Day should have occurred (each such amount, the “Outage Amount”) and shall make a servicing advance of such amount and treat it as Collections in accordance with the requirements of Section 2.8(a)(i). By way of illustration and for the avoidance of doubt, if the Date of Processing for an Outage Day would have been a Monday, the four-week average referenced in the immediately preceding sentence shall mean the average of the amount of Collections received on the four immediately preceding Mondays that were not Outage Days. Upon determination of the actual amount of Collections received on an Outage Day, (1) the Servicer will reimburse itself for the servicing advance made on such Outage Day from Collections received on such Outage Day or subsequent Business Days, up to the amount actually advanced, (2) to the extent the actual amount of Collections received on the Outage Day is greater than the Outage Amount for such Outage Day, the Servicer will increase the amount of Collections applied in accordance with Section 2.8(a)(i) on the next Business Day by the amount of such excess, and (3) to the extent the actual amount of Collections received on the Outage Day is less than the Outage Amount for such Outage Day, the Servicer shall reduce the amount of Collections applied in accordance with Section 2.8(a)(i) on the next Business Day by the amount of such deficiency. The provisions of this Section 2.8(g) shall apply to each Outage Day, not to exceed thirty (30) consecutive Outage Days. Following thirty (30) consecutive Outage Days, the estimates, Servicer advances and reconciliations provided in this Section 2.8(g) shall not apply and the Servicer shall be required to deposit Collections pursuant to Section 2.8(a) (without giving effect to this Section 2.8(g)).
(h)If, at any time, Helaba’s Cost of Funds Rate is more than the Acceptable Differential in excess of ~~LIBOR (or, if LIBOR has been replaced with a Benchmark Replacement in accordance with Section 9.2(d), in excess of such Benchmark Replacement)~~the Benchmark, then the Transferor may give irrevocable notice to Helaba that it wishes to base future payments of the Yield due to the Helaba Owners under this Agreement on ~~LIBOR (or, if LIBOR has been replaced with a Benchmark Replacement in accordance with Section 9.2(d), on such Benchmark Replacement)~~the Benchmark beginning with the first day of the Accrual Period (the “Helaba Base Rate Election Date”) following the date of delivery of such notice. For the avoidance of doubt, upon delivery of such notice, the Transferor shall not again be permitted to request to base any future payments of such Yield on Helaba’s Cost of Funds Rate.
Section 2.9    Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Servicer to (i) any Funding Agent on behalf of its respective Owners hereunder shall be paid or deposited to such Funding Agent’s account for funds transfers specified from time to time in Schedule I thereto (until otherwise notified by such Funding Agent in accordance with the terms hereof) and (ii) the Administrative Agent shall be paid or deposited to account number 920-1-033363 (Reference: T-Mobile Handset Funding LLC) and maintained at JP Morgan Chase, New York, Account Name: Royal Bank of Canada New York (ABA Number 0210-0002-1) (until otherwise notified by the Administrative Agent in accordance with the terms hereof), in each case, no later than 1:30pm (New York time) on the day when due in immediately available funds; provided, that any payment or deposit received after 1:30pm (New York time) shall be deemed to be received on the next Business Day (or with respect to Helaba, the next Combined Business Day). The Transferor shall, to the extent permitted by law, pay to (or for the account of) the applicable Funding Agents (for the account of the Owners in the related Ownership Group), upon demand, interest (but without duplication for Yield) on all amounts not paid or deposited when due in accordance with the terms of this Agreement at a rate equal to the Default Rate. All computations of interest hereunder shall be made on a monthly basis based on the actual number of days in any given month assuming a 360-day year. Any payment to be made to (or for the account of) the Owners hereunder shall be made to their respective Funding Agents on behalf of such Owners as described above and such payment shall conclusively satisfy the Transferor’s or Servicer’s payment duties hereunder. Notwithstanding any provision to the contrary herein, all payments to be made to or for the benefit of the Administrative Agent, the Owners or the Funding Agents hereunder in respect of principal, Yield, Monthly Non-Use Fee, other fees, indemnities or otherwise shall be made by the Transferor or the Servicer, as the case may be, without offset or reduction of any kind and shall be paid on the due date therefor in immediately available funds in the manner specified herein except as otherwise expressly provided herein.

Section 2.10    Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the fees set forth in the Transaction Fee Letter and the Administrative Agent Fee Letter.

Section 2.11    Optional Purchase of Transferred Receivables by Finco. For so long as Finco is the Servicer, Finco shall have the right to purchase all of the existing Transferred Receivables if, at any time, the aggregate Receivable Balance of the Transferred Receivables is 10% or less of the Aggregate Net Investment as of the Original Closing Date. Finco shall be entitled to effectuate such purchase on the next Payment Date following written notice to each Funding Agent and deposit of an amount into the Collection Account equal to the Aggregate Unpaids on such Payment Date.

Section 2.12    Mandatory Repurchase Under Certain Circumstances.

(a)Notice of Breach. The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 shall survive the sales of the Transferred Assets to the Administrative Agent and the pledge of the Transferred Assets to the Administrative Agent. Upon discovery by any Authorized Officer of the Transferor or the Servicer of a breach of any of the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3 or Section 3.4, the party discovering such breach shall give notice to the other parties and to the Servicer and the Administrative Agent within five (5) Business Days following such discovery; provided that the failure to give notice within five (5) Business Days does not preclude subsequent notice after such five (5) Business Day period.
(b)In the event any representation or warranty contained in Sections 3.2(b) through 3.2(j) (x) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable and (y) such breach will have a material adverse effect on such Transferred Receivable or could have an Adverse Effect, then the Transferor shall repurchase or replace such Receivable (each, an “Ineligible Receivable”) on the terms and conditions set forth in Section 2.12(c) below; provided, that such Transferred Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Transferred Receivables shall be included in determining the Pool Balance if, on any day prior to the end of the sixty-day period referenced in Section 2.12(c) below, (x) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (y) the Transferor shall have delivered an Officer’s Certificate of the Transferor to the

Administrative Agent describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.
(c)Each Ineligible Receivable may be (i) replaced with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the remaining Receivable Matrix Amount of the original Receivable being replaced, or (ii) repurchased for a repurchase price payable by the Transferor, which amount shall be equal to the Repurchase Amount of such Receivable. The repurchase price payable in connection with clause (ii) above shall either be paid by the Transferor directly by deposit of immediately available funds in the amount of the Repurchase Amount into the Collection Account or the Transferor shall direct Finco to deposit immediately available funds in the amount of such Repurchase Amount into the Collection Account on its behalf. Such payment or replacement shall be made no later than the next Payment Date following sixty (60) days from the discovery of the breach by a Servicing Officer of the Servicer or an Authorized Officer of the Transferor, as applicable, with respect to the related Receivable.
Section 2.13    Retransfer of Written-Off Receivables.

(a)Receivables Subject to Imminent Write-Offs. On each Business Day, each Transferred Receivable that the Servicer has determined will become a Written-Off Receivable in accordance with the Credit and Collection Policies (each such Transferred Receivable, an “Imminent Written-Off Receivable”) shall be retransferred by the Administrative Agent to the Transferor, automatically, and without any further action by the Administrative Agent or the Transferor.
(b)Order of Retransfer. The Transferor may designate the order in which Imminent Written-Off Receivables are retransferred back during a Collection Period in a notice delivered to the Servicer and the Administrative Agent. The Transferor may change such order at any time by notice delivered by it to the Servicer and the Administrative Agent.
(c)Retransfer Consideration. For each Imminent Written-Off Receivable retransferred pursuant to this Section 2.13, the consideration for such retransfer shall be a reduction in the Deferred Purchase Price payable to the Transferor.
Section 2.14    No Warranty Upon Retransfer (a) Upon a repurchase of any Receivable pursuant to Section 2.12, Section 2.13 or Section 2.15(d), the Administrative Agent shall automatically and without further action on the part of the Administrative Agent transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in and to such Receivable, as applicable, and all Related Rights allocable thereto, all Collections with respect thereto, all monies and amounts due or to become due and all proceeds thereof, and such repurchased Ineligible Receivable or Imminent Written-Off Receivable, as applicable, shall be treated by the Administrative Agent as collected in full as of the date on which it was repurchased. The obligation of the Transferor to accept repurchase of any Ineligible Receivables or Imminent Written-Off Receivables sold to the Administrative Agent by the Transferor, and to make the deposits, if any, as provided in this Section 2.14, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Administrative Agent or any other Person. The Administrative Agent shall take such other actions as shall reasonably be requested and provided by the Transferor to effect the conveyance of such Ineligible Receivables or Imminent Written-Off Receivables pursuant to this Section 2.14. Notwithstanding any of the foregoing, the Servicer shall continue to monitor the status of all of the Receivables transferred back to the Transferor pursuant to this Section 2.14 in order to determine when such Receivables become Written-Off Receivables and to identify and report to the Transferor and the Administrative Agent any Recoveries thereon. The Administrative Agent shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Transferor to effect the retransfer of such Receivables pursuant to this Section 2.14.

(b)The Servicer and the Transferor shall deposit or cause to be deposited in the Collection Account the aggregate Repurchase Amount with respect to Repurchased Receivables as specified in Section 2.12, Section 2.13 and Section 2.15(d), as applicable.
Section 2.15    ~~Jump~~Upgrade Contracts; Credit Agreement Responsibility Transfers.

(a)Prior to the Occurrence of ~~a Jump~~an Upgrade Termination Date. In the event that an Obligor initiates the exercise of the ~~Jump~~Upgrade Contract Feature of ~~a Jump~~an Upgrade Contract prior to the occurrence of ~~a Jump~~an Upgrade Termination Date, and as a result an Asset Base Deficiency would exist if one of the actions described in clauses (i) or (ii) below is not taken, the Transferor shall, within two (2) Business Days of such exercise, either (i) deposit cash into the Collection Account in an amount equal to the Receivable Matrix Amount of the related Eligible ~~Jump~~Upgrade Receivable immediately prior to the exercise of the ~~Jump~~Upgrade Contract Feature, or (ii) replace the original Eligible ~~Jump~~Upgrade Receivable with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the remaining Receivable Matrix Amount of the original Receivable being replaced; provided, that the Transferor shall transfer Replacement Receivables in an amount necessary to cure the amount of an Asset Base Deficiency that would exist solely as a result of such replacement. The Transferor shall cause any such Replacement Receivable to be transferred to the Administrative Agent (for the benefit of the Owners), and each such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to such Replacement Receivable as if it had been sold under Article II herein without further action from any party hereto. Following this deposit of cash or transfer of ~~a~~one or more Replacement ~~Receivable~~Receivables (or if no action is required pursuant to clauses (i) or (ii) above), the ~~Jump~~Upgrade Contract Payment Right relating to the original Receivable that has been terminated shall hereby be automatically reassigned to the Transferor without any further action and the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right to the ~~Jump~~Upgrade Contract Payment Right with respect to the original Receivable. ~~The~~Each such Replacement Receivable will be an Additional Receivable for purposes of this Agreement.
(b)Following the Occurrence of ~~a Jump~~an Upgrade Termination Event. Following the occurrence of ~~a Jump~~an Upgrade Termination Event, the Required Owners will have the right to require that the ~~Jump~~Upgrade Contract Feature of Eligible ~~Jump~~Upgrade Receivables that are part of the Transferred Assets be terminated by notice to the Servicer. As soon as is reasonably practicable, but in any event within two (2) Business Days, following receipt by the Servicer of the original notice from the Required Owners, the Servicer will send (or will cause TMUS to send) notice to the Obligors of Eligible ~~Jump~~Upgrade Receivables that the ~~Jump~~Upgrade Contract Feature will be terminated (the “~~Jump~~Upgrade Termination Notice”). The ~~Jump~~Upgrade Termination Notice will provide that the ~~Jump~~Upgrade Contract Feature of the Eligible ~~Jump~~Upgrade Receivables that are part of the Transferred Assets be terminated on the earlier of (x) the date contemplated by the Upgrade Contract and (y) a date no later than thirty (30) days following the date of delivery of such notice (the “~~Jump~~Upgrade Termination Date”). The Servicer and TMUS will agree to terminate (or cause their Affiliates to terminate) the ~~Jump~~Upgrade Contracts of the Eligible ~~Jump~~Upgrade Receivables that are part of the Transferred Assets on the ~~Jump~~Upgrade Termination Date. The Servicer and TMUS shall execute (or cause their Affiliates to execute) such termination documents and take such other actions as shall reasonably be requested by the Required Owners. In connection with this Section 2.15(b), TMUS acknowledges and agrees that it shall act upon the direction of the Servicer (including any Successor Servicer) in connection with any termination of the ~~Jump~~Upgrade Contracts of the Eligible ~~Jump~~Upgrade Receivables that are part of the Transferred Assets on the ~~Jump~~Upgrade Termination Date.
(c)[Reserved]
(d)Credit Agreement Responsibility Transfers.
(i) Subject to clause (iii) below, in the event that a Transferred Receivable becomes a Change of Responsibility Receivable, and as a result of such event an Asset Base Deficiency would occur if one of the actions described in clauses (A) or (B) below is not taken, the Transferor shall, no later than the next date on which a Monthly Report is deliverable in accordance with this Agreement, either (A) replace such Change of Responsibility Receivable with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the remaining Receivable Matrix Amount of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable or (B) repurchase the related Change of Responsibility Receivable in an amount equal to the Receivable Matrix Amount of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable, and deposit such funds in the Collection Account, to be treated as Collections. The Transferor shall cause any such Replacement Receivable to be transferred to the Administrative Agent (for the benefit of the Owners), and each such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to each such Replacement Receivable as if it had been sold under Article II herein without further action from any party hereto. Following this deposit of cash or transfer of ~~a~~one or more Replacement ~~Receivable~~Receivables (in accordance with clauses (A) or (B) above), the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right to the Change of Responsibility Receivable. ~~The~~Each such

Replacement Receivable will be an Additional Receivable for purposes of this Agreement.
(ii) Subject to clause (iii) below, in the event that an Asset Base Deficiency would not occur as a result of a Transferred Receivable becoming a Change of Responsibility Receivable, the Transferor shall have the option (but not obligation) to either replace or repurchase, as applicable, the Change of Responsibility Receivable under the same terms and conditions set forth in clause (i) above.
(iii) For purposes of this Section 2.15(d), the Transferor shall be prohibited from repurchasing or replacing Change of Responsibility Receivables pursuant to clauses (i) and (ii) above if at the time of such repurchase or replacement, as applicable, and after giving effect thereto, the aggregate Receivables Balances immediately prior to the repurchase or replacement, as applicable, for all repurchased and replaced Change of Responsibility Receivables during the past twelve (12) months would exceed 3.75% of the Pool Balance. In the event that such prohibition applies, Finco will no longer consent to (or permit its Affiliates to consent to) any Transferred Receivable becoming a Change of Responsibility Receivable.
Section 2.16    No Representation or Warranty. The parties acknowledge and agree that any transfer to the Transferor or the Servicer of any Repurchased Receivable and Related Rights hereunder shall be made without recourse, representation or warranty of any kind by the Administrative Agent, the Funding Agents or the Owners other than such Repurchased Receivable and Related Rights shall be free and clear of any Lien, or other right or claim in, of or on such Repurchased Receivable and Related Rights, in each case, created by or through the Administrative Agent, such Funding Agent or such Owner.

Section 2.17    Procedures for Extension of the Scheduled Expiry Date. So long as the Amortization Date has not occurred and no Potential Termination Event or Potential Amortization Event shall have occurred and be continuing, no more than sixty (60) and no less than forty-five (45) days prior to the then current Scheduled Expiry Date, the Transferor may request that each Funding Agent consent to the extension of the Scheduled Expiry Date for an additional period of up to 364 days as provided in this Section 2.17, which decision shall be made by each Funding Agent (after consultation with its related Owners) in its sole discretion. Each Funding Agent shall notify the Transferor of its willingness or its determination not to consent to such extension of the Scheduled Expiry Date as soon as practical after receiving such notice, and in any event by the thirtieth (30th) day preceding the then current Scheduled Expiry Date (the “Response Date”). Notwithstanding the foregoing, the Funding Agent acting only on behalf of any then Reducing Ownership Group or the Funding Agent acting on behalf of any then Defaulting Ownership Group shall have no right to consent (or withhold its consent) to the extension of the Scheduled Expiry Date. Any Funding Agent which notifies the Transferor of its determination not to extend or which does not expressly notify the Transferor that it is willing to extend prior to the Response Date shall be deemed to be a “Non-Extending Purchaser” and each Funding Agent which notifies the Transferor that it is willing to extend shall be an “Extending Purchaser.” If (i) each Funding Agent has agreed by the Response Date to the extension of the

Scheduled Expiry Date and (ii) as of the then-current Scheduled Expiry Date, the Amortization Date shall not have occurred and no Potential Termination Event or Potential Amortization Event shall have occurred and be continuing, then, in such event, on the then-current Scheduled Expiry Date, the Scheduled Expiry Date shall be extended to the date selected by the Transferor (or to such other date as may be agreed in writing among the Transferor and the Extending Purchasers) or, if such day is not a Combined Business Day, the next preceding Combined Business Day. If there are one or more Non-Extending Purchasers and there is at least one Extending Purchaser on the then-current Scheduled Expiry Date, then one or more of the following shall occur (in the following order) on or before the then-current Scheduled Expiry Date, and the Scheduled Expiry Date shall be extended to the date selected by the Transferor (or to such other date as may be agreed in writing among the Transferor and the Extending Purchasers) or, if such day is not a Combined Business Day, the next preceding Combined Business Day:

(i)the Transferor may request that one or more Extending Purchasers (on behalf of their related Owners), or a replacement Ownership Group, acquire by assignment all of such Non-Extending Purchaser’s (and its related Owners’) interest in the Transferred Assets and all rights and obligations hereunder pursuant to Section 9.7(a), subject to (A) the execution and delivery of an Assignment and Assumption Agreement and (B) payment to the Funding Agent for such Non-Extending Purchaser (for distribution to such Non-Extending Purchaser and the applicable Owners entitled thereto) of an amount equal to its Ownership Group Percentage of the Aggregate Net Investment together with accrued and unpaid Yield thereon, their respective Ownership Group Percentage of the accrued and unpaid Monthly Non-Use Fee and any other Aggregate Unpaids then due and owing to such Non-Extending Purchaser and its related Owners; or
(ii)if on the then-current Scheduled Expiry Date the Amortization Date has not occurred and no Potential Termination Event or Potential Amortization Event shall have occurred and be continuing, then, on the then-current Scheduled Expiry Date: (A) the Purchase Limit and the Ownership Group Purchase Limit of each Non-Extending Purchaser (each such Ownership Group, during the Revolving Period only, a “Reducing Ownership Group”) shall each be automatically reduced by an amount equal to the excess (if any) of the Ownership Group Purchase Limit of each such Reducing Ownership Group (as in effect immediately before such Ownership Group became a Reducing Ownership Group) on such date over the aggregate of the Net Investments of the Owners in each such Reducing Ownership Group on such date, and (B) the Ownership Group Percentage of each Reducing Ownership Group and the Ownership Group Percentage of each Extending Purchaser shall be recalculated as follows during the Revolving Period (only):
(1)except as expressly provided in Section 2.18, solely for purposes of making distributions pursuant to Section 2.8(d)(i)(C) and Section 2.8(d)(i)(H) during the Revolving Period, the Ownership Group Percentage for each Ownership Group (including each Reducing Ownership Group) shall continue to equal its respective percentage set forth in Schedule I, which Ownership

Group Percentages shall (for such purpose only) remain in effect without modification during the Revolving Period; and
(2)except as provided in preceding clause (1), the Ownership Group Percentage of each Ownership Group shall, on any date, equal the percentage equivalent of a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group on such date and the denominator of which is the Purchase Limit on such date.
In connection with this clause (ii), any Reducing Ownership Group will be paid amounts owing to such Reducing Ownership Group pursuant to Section 2.8(d) until the Net Investment and any other Aggregate Unpaids of each such Reducing Ownership Group have been paid in full. In addition to the foregoing, each of the Purchase Limit and the Ownership Group Purchase Limit for each Reducing Ownership Group shall, during the Revolving Period, be reduced by the amount of all payments to each Funding Agent for a Reducing Ownership Group which are applied in accordance with the terms of this Agreement to reduce the Net Investments of the Owners in each such Reducing Ownership Group, and upon payment in full of all amounts owing to the Funding Agent and the Owners comprising any Reducing Ownership Group, the Ownership Group Percentage and the Ownership Group Purchase Limit of such Reducing Ownership Group shall thereafter be zero and Schedule I attached hereto shall be revised to reflect the Ownership Group Percentage of each Ownership Group (which shall equal, for each Ownership Group, the percentage equivalent of a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group and the denominator of which is the Purchase Limit); provided that, notwithstanding the foregoing, on and after the Amortization Date, the Ownership Group Percentage of each Ownership Group shall be determined in accordance with the definition of “Ownership Group Percentage” without reference to this Section 2.17(ii).
Section 2.18    Defaulting Ownership Groups.

Notwithstanding any provision of this Agreement to the contrary, if at any time there exists a Defaulting Ownership Group, then the following provisions shall apply for so long as there exists a Defaulting Ownership Group:
(a)The Funding Agent acting on behalf of a Defaulting Ownership Group shall not be included in determining whether the Required Owners have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2), provided, however, that any waiver, amendment or modification requiring the consent of all Funding Agents shall require the consent of the Funding Agent acting on behalf of such Defaulting Ownership Group.
(b)On the date on which an Ownership Group becomes a Defaulting Ownership Group (A) the Purchase Limit and the Ownership Group Purchase Limit of such Defaulting Ownership Group shall each be automatically reduced by an amount equal to the excess (if any) of the Ownership Group Purchase Limit of such Defaulting Ownership Group (as in effect immediately before such Ownership Group became a Defaulting Ownership Group) on such date over the aggregate of the Net Investments of the Owners in such Defaulting Ownership Group on such date and (B) the Ownership Group Percentage of each Ownership Group shall be recalculated as follows during the Revolving Period (only):
(i) solely for purposes of making distributions pursuant to Section 2.8(d)(i)(C) on any Payment Date during the Revolving Period, the Ownership Group Percentage for each Reducing Ownership Group (if any) shall be determined in accordance with Section 2.17(ii) and the Ownership Group Percentage for each other Ownership Group (including each Defaulting Ownership Group) shall, on such Payment Date, equal the product of (x) 100% minus the aggregate of the Ownership Group Percentages of the Reducing Ownership Groups (if any) on such Payment Date and (y) the percentage equivalent of a fraction, the numerator of which is the aggregate of the Net Investments of the Owners in such Ownership Group (before giving effect to such distribution) on such Payment Date and the denominator of which is the aggregate of the Net Investments of all Owners in all Ownership Groups (other than the Owners in any Reducing Ownership Group) on such Payment Date;
(ii) for purposes of making Incremental Fundings, the Ownership Group Percentage of each Defaulting Ownership Group shall be zero and the Ownership Group Percentage of each other Ownership Group (other than a Reducing Ownership Group) shall equal the percentage equivalent of a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group and the denominator of which is the sum of the Ownership Group Purchase Limits for all Ownership Groups (other than Defaulting Ownership Groups and Reducing Ownership Groups); and
(iii) except as provided in preceding clause (i) or (ii), the Ownership Group Percentage of each Ownership Group shall, on any date, equal the percentage equivalent of a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group on such date and the denominator of which is the Purchase Limit on such date.
(c)On and after the date on which an Ownership Group becomes a Defaulting Ownership Group, all amounts received hereunder by the Funding Agent (on behalf of such Defaulting Ownership Group) shall continue to be applied in accordance with this Agreement; provided, that such Funding Agent shall make no further Incremental Fundings (and no such amount shall be applied to make any Incremental Funding). In addition to the foregoing, each of the Purchase Limit and the Ownership Group Purchase Limit for each Defaulting Ownership Group shall, during the Revolving Period, be reduced by the amount of all payments to each Funding Agent for a Defaulting Ownership Group which are applied in accordance with the terms of this Agreement to reduce the Net Investments of the Owners in each such Defaulting Ownership Group and, upon payment in full of all amounts owing to the Funding Agent and the Owners comprising any Defaulting Ownership Group, the Ownership Group Percentage and the Ownership Group Purchase Limit of such Defaulting Ownership Group shall thereafter be zero and Schedule I attached hereto shall be revised to reflect the Ownership Group Percentage of each Ownership Group (which shall, except as expressly provided in Section 2.17(ii)), equal, for each Ownership Group, the percentage equivalent of a fraction, the numerator of which is the Ownership Group Purchase Limit of such Ownership Group and the denominator of which is the Purchase Limit); provided, that, notwithstanding the foregoing, on and after the Amortization Date, the Ownership Group Percentage of each Ownership Group shall be determined in accordance with the definition of “Ownership Group Percentage” without reference to this Section 2.18(c).
(d)Without limiting the generality of Section 2.18(b)(ii) (but notwithstanding anything to the contrary contained in this Agreement), but subject in all respects to Section 2.2(c), if on any Addition Date a Funding Agent (acting on behalf of the Owners in its related Ownership Group) fails to make its portion of the Incremental Funding (or any portion thereof) on such Addition Date, and such failure is not cured in all respects within two (2) Combined Business Days of such Addition Date, then upon the written request of the Transferor to the Administrative Agent and each Funding Agent (other than the Funding Agent which failed to make such Incremental Funding), made not later than 10:00 a.m. (New York time) on or prior to such second Combined Business Day, each Funding Agent (acting on behalf of the Owners in its related Ownership Group) other than the Funding Agent acting on behalf of the Defaulting Ownership Group shall, on the day such notice is delivered (or, if such day is not a Combined Business Day, the next succeeding Combined Business Day), fund the portion of the Incremental Funding not made by the Funding Agent acting on behalf of such Defaulting Ownership Group on such Addition Date, pro rata based on its Ownership Group Purchase Limit as a percentage of the Ownership Group Purchase Limits for all Ownership Groups other than the Defaulting Ownership Group (and any Reducing Ownership Group); provided, that a Funding Agent (acting on behalf of the Owners in its related Ownership Group) shall not be obligated to make that portion (if any) of its share of such Incremental Funding which would, after giving effect thereto, cause the aggregate of the Net Investments of the Owners in its related Ownership Group to exceed the Ownership Group Purchase Limit for such Ownership Group.
(e)If at any time the Funding Agent acting on behalf of a Defaulting Ownership Group is also the Administrative Agent, then the Transferor shall have the right to replace the Administrative Agent pursuant to the terms of Section 10.7(b) but without regard to the obligation to deliver notice at least 120 days prior to the then current Scheduled Expiry Date.
(f)For the avoidance of doubt, no provision of this Agreement, including without limitation, this Section 2.18, shall be deemed to relieve any Committed Purchaser of its commitment to make Incremental Fundings in accordance with Section 2.2.
Section 2.19    Reduction and Increase of Purchase Limit (a) The Transferor may at any time, upon at least ten (10) Combined Business Days’ prior written notice to the Administrative Agent and each Funding Agent, request to terminate in whole or reduce in part the Purchase Limit (but not below the Aggregate Net Investment or any Ownership Group’s Net Investment at such time); provided, however, that each partial reduction shall (i) be in an amount equal to $10,000,000 or any integral multiples of $1,000,000 in excess thereof and (ii) reduce each Ownership Group Purchase Limit hereunder ratably in accordance with the respective Ownership Group’s Ownership Group Percentage of such reduction to the Purchase Limit. Upon the date specified in such notice and agreement, if the conditions set forth in this Section 2.19 have been met, the Purchase Limit shall be reduced by the amount specified in such notice.

(b)The Transferor may, from time to time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Funding Agent (or such shorter period as shall be approved by the Administrative Agent and the Funding Agents of the Ownership Groups increasing their commitments), request an increase to the Purchase Limit. Each such notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the proposed date such increase shall become effective, (ii) the proposed amount of such increase, which amount shall be at least $25,000,000 or an integral multiple of $5,000,000 in excess thereof; (iii) the identity of the Ownership Group(s) (and members thereof) whose Ownership Group Purchase Limit(s) will be increased in connection therewith; (iv) the identity of all Owners in such Ownership Group; and (v) a recalculation of the Ownership Group Percentages which will become effective upon such increase in the Purchase Limit. No such increase shall become effective unless and until (A) the Ownership Group Purchase Limit(s) of the Owners in one or more existing Ownership Groups have been increased by the amount of such increase in the Purchase Limit (or a portion thereof, if such increase is accomplished by a combination of means pursuant to clause (D) below), as evidenced by an agreement in writing executed by the Transferor, the Servicer, the Committed Purchasers and the Funding Agents for such increasing Ownership Groups, (B) one or more additional Ownership Groups have become parties to this Agreement by executing a joinder agreement in form and substance reasonably acceptable to the Owners and the Transferor, which new Ownership Groups have Ownership Group Purchase Limits equal to the amount of such increase in the Purchase Limit (or a portion thereof, if such increase is accomplished by a combination of means pursuant to clause (D) below), (C) the available commitments of the Conduit Support Providers hereunder or under the applicable Conduit Support Documents of the applicable Conduit Purchasers are increased as necessary to maintain the then-current ratings of such Conduit Purchaser’s Commercial Paper, or (D) a combination of the foregoing. Notwithstanding anything to the contrary set forth herein, nothing contained in this Agreement shall constitute a commitment or obligation on the part of any Owner to increase its Ownership Group Purchase Limit hereunder.
(c)The Transferor may, upon at least ten (10) days’ (or such shorter period as the Administrative Agent and the Funding Agents may agree) prior written notice to the Administrative Agent (and the Administrative Agent shall promptly forward such written notice to each Funding Agent), cause an increase in the Purchase Limit, upon satisfaction of the following conditions: (i) the Transferor shall offer each Ownership Group the right to increase its Ownership Group Purchase Limit by its ratable share of the increase in the Purchase Limit; (ii) if any Ownership Group elects not to increase its Ownership Group Purchase Limit pursuant to clause (i) above, the Transferor shall offer such Ownership Group’s portion to the other Ownership Groups, or another Owner in a new Ownership Group; (iii) each new Ownership Group, if any, shall execute a joinder agreement in a form reasonably acceptable to the Transferor and the Administrative Agent; (iv) no Termination Event, Amortization Event or Servicer Default shall have occurred and be continuing; and (v) the Purchase Limit shall not exceed $1,500,000,000 immediately after giving effect to any such increase. Schedule I to this Agreement shall be deemed to be amended in connection with any such increase to add each new

Ownership Group (if any), to reflect the Ownership Group Purchase Limit of each Ownership Group with a new or increasing Ownership Group Purchase Limit. The Transferor shall repay or cause to be repaid through the applicable joinder agreement any Net Investment outstanding on the effective date of any such increase (and pay any outstanding fees due hereunder or under any Fee Letter) to the extent necessary to keep the outstanding Net Investment of the Owners in each Ownership Group equal to such Ownership Group’s ratable share (after giving effect to the increase in any Ownership Group Purchase Limit pursuant to this Section 2.19(c)).
Section 2.20    Protection of Ownership Interest. The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all action that the Administrative Agent may reasonably request in order to perfect or protect the Transferred Assets or to enable the Administrative Agent, for the benefit of the Owners, to exercise or enforce any of its or their rights hereunder. Without limiting the foregoing, the Transferor will, upon the request of the Administrative Agent, in order to accurately reflect this transaction, file such financing or continuation statements or amendments thereto or assignments thereof as may be reasonably requested by the Administrative Agent and mark its master data processing records with a notation describing the acquisition by the Administrative Agent (for the benefit of the Owners) of the Transferred Assets, as the Administrative Agent may reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to file continuation statements and amendments thereto and assignments thereof if, after notice to the Transferor, the Transferor shall have failed to file such continuation statements, amendments or assignments within ten (10) Business Days after receipt of such notice from the Administrative Agent. The Transferor shall neither change its name, identity or corporate structure (within the meaning of Sections 9-506, 9-507 or 9-508 (or other applicable sections of similar content) of the Relevant UCC), nor change where the Transferred Receivables are located nor change its jurisdiction of organization unless it shall have: (i) given the Administrative Agent at least thirty (30) days prior notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent in connection with such change or relocation.

Section 2.21    Malbec Receivables and No-Service Receivables.

(a)If the Servicer determines that a Transferred Receivable is a Malbec Receivable ~~or~~, the Transferor shall, no later than the Payment Date following two (2) Business Days after such determination, replace the Malbec Receivable Promotional Credit portion of such Transferred Receivable with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the Receivable Matrix Amount of the Malbec Receivable Promotional Credit portion of such Transferred Receivable; provided, that the Transferor shall transfer Replacement Receivables in an amount necessary to cure the amount of an Asset Base Deficiency that would exist solely as a result of such replacement. The Transferor shall cause any such Replacement Receivable to be transferred to the Administrative Agent (for the benefit of the Owners), and each such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to such Replacement Receivable as if it had been sold under Article II herein without further action from any party hereto. Following such transfer of one or more

Replacement Receivables, the Malbec Receivable Promotional Credit portion of such Transferred Receivable shall hereby be automatically reassigned to the Transferor without any further action and the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right with respect to the Malbec Receivable Promotional Credit portion of such Transferred Receivable. Each such Replacement Receivable will be an Additional Receivable for purposes of this Agreement.
(b)If the Servicer determines that a Transferred Receivable is a No-Service Receivable, the Transferor shall, no later than the Payment Date following two (2) Business Days after such determination, replace such Transferred Receivable with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the remaining Receivable Matrix Amount of the original Transferred Receivable being replaced; provided, that the Transferor shall transfer Replacement Receivables in an amount necessary to cure the amount of an Asset Base Deficiency that would exist solely as a result of such replacement. The Transferor shall cause any such Replacement Receivable to be transferred to the Administrative Agent (for the benefit of the Owners), and such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to such Replacement Receivable as if it had been sold under Article II herein without further action from any party hereto. Following ~~this~~such transfer of ~~a~~one or more Replacement ~~Receivable~~Receivables, the relevant original Receivable shall hereby be automatically reassigned to the Transferor without any further action and the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right with respect to the original Receivable. ~~The~~Each such Replacement Receivable will be an Additional Receivable for purposes of this Agreement.
Section 2.22    EPS/HPP Receivables. (a) The Servicer may allow a portion of a Transferred Receivable to become an EPS/HPP Receivable in accordance with the Credit and Collection Policies. In the event that a portion of a Transferred Receivable becomes an EPS/HPP Receivable, the EPS/HPP Receivable shall hereby be automatically retransferred to the Transferor without any further action and the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right to such EPS/HPP Receivables.

(b)For each EPS/HPP Receivable retransferred pursuant to this Section 2.22, the consideration for such retransfer shall be a reduction in the Deferred Purchase Price payable to the Transferor.
(c)The Servicer shall not permit any portion of any Receivable to become an EPS/HPP Receivable during any Collection Period to the extent that the aggregate amounts of all EPS/HPP Receivables that become part of the EPS/HPP Program during such Collection Period (determined immediately prior to the time such amounts became EPS/HPP Receivables) would exceed 0.1% of the Projected Pool Balance.
Section 2.23    ~~COVID Deferring Receivables.~~[Reserved].
~~(a)    During the COVID Covered Period, the Servicer may allow any Transferred Receivable that is not an EPS/HPP Receivable to become a COVID Deferring Receivable in accordance with the COVID Deferral Program.~~

~~(b)    On April 30, 2020 and on the first Business Day of each calendar week thereafter (beginning on May 4, 2020) until there are no Transferred Receivables in “COVID Deferring Receivables” status, the Servicer shall prepare and deliver to the Administrative Agent a weekly report, substantially in the form of Exhibit J hereto (the “COVID Weekly Report”), concerning all Transferred Receivables that are in “COVID Deferring Receivables” status as of the close of business of the Servicer on the last Business Day of the prior calendar week. The COVID Weekly Report shall include, among other things, a line item indicating the aggregate Principal Balance of all Transferred Receivables that are in “COVID Deferring Receivables” status as of the cutoff date for such COVID Weekly Report.~~
Section 2.24    Force Majeure Assisted Receivables.

(a)During any Force Majeure Covered Period, the Servicer may allow any Transferred Receivable that is not an EPS/HPP Receivable to become a Force Majeure Assisted Receivable in accordance with a related Force Majeure Assistance Program; provided, however, that ~~if~~, ~~at~~on any day (if any ~~time,~~) on which the average aggregate Principal Balance of Transferred Receivables that ~~are (x)~~were in “Force Majeure Assisted Receivables” status (with respect to all Force Majeure Events on an aggregate basis) ~~or (y) in “COVID Deferring Receivables” status (excluding any Transferred Receivable that became a COVID Deferring Receivable prior to the November 2020 Amendment Closing Date)~~ during the 3-month period immediately preceding ~~3-month period~~such day exceeds 5.00% of the Aggregate Net Investment, the Servicer will not be permitted to allow additional Transferred Receivables to become Force Majeure Assisted Receivables without the prior written consent of the Required Owners.
(b)With respect to each Force Majeure Event, on a weekly basis during the period beginning on the first day of the related Force Majeure Covered Period and ending on the date on which there are no Transferred Receivables in “Force Majeure Assisted Receivables” status, the Servicer shall prepare and deliver to the Administrative Agent a weekly report, substantially in the form of Exhibit ~~K~~J hereto (a “Force Majeure Weekly Report”), concerning all Transferred Receivables that are Force Majeure Assisted Receivables as of the close of business of the Servicer on the last Business Day of the prior calendar week. Each Force Majeure Weekly Report shall include, among other things, (i) a line item indicating the aggregate Principal Balance of all Transferred Receivables that are Force Majeure Assisted Receivables as of the cutoff date for such Force Majeure Weekly Report and (ii) a line item indicating the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of all Transferred Receivables in “Force Majeure Assisted Receivables” status during the 3-month period immediately preceding the cutoff date for such Force Majeure Weekly Report and the denominator of which is the Aggregate Net Investment as of the cutoff date for such Force Majeure Weekly Report.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of Finco and the Transferor. Each of Finco and the Transferor represents and warrants (each with respect to itself only) to the Owners,

the Funding Agents and the Administrative Agent that as of the 2018 Amendment Closing Date and as of each Addition Date thereafter and, with respect to a particular representation, as of each specific date referenced in such representation:

(a)Organization, Qualification and Good Standing. It is a duly organized and validly existing corporation or limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its assets and to conduct its business in which it is currently engaged. It is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of it or its ability to perform its duties under this Agreement and the other Related Documents to which it is a party.
(b)Due Authorization; Binding Obligation. It has the power and authority to make, execute, deliver and perform this Agreement and the other Related Documents to which it is a party, and all of the transactions contemplated under this Agreement and the other Related Documents to which it is a party, and has taken all necessary limited liability company or trust action to authorize the execution, delivery and performance of this Agreement and the other Related Documents to which it is a party. This Agreement and the other Related Documents to which it is a party have been duly executed and delivered by it and constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder, and by the availability of equitable remedies.
(c)No Conflict. The execution and delivery of this Agreement and the other Related Documents to which it is a party, and the performance by it of the transactions contemplated by this Agreement and the other Related Documents to which it is a party and the fulfillment of the terms hereof and thereof by it will not conflict with or violate any provision of any existing law or regulation or any order or decree of any court or the certificate of formation or limited liability company agreement of such party, or constitute (with or without notice or lapse of time or both) a default under or material breach of any mortgage, indenture, contract, deed of trust, instrument or other agreement to which it is a party or by which it or any of its properties may be bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, nor violate any law or, to the best of such party’s knowledge, any order, rule or regulation applicable to such party of any Governmental Authority having jurisdiction over it or its properties (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on such party or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the other Related Documents to which it is a party).

(d)No Proceedings. There are no actions, suits, proceedings or investigations pending, or to the best knowledge of such party, threatened against it before any court, arbitrator or Governmental Authority (i) asserting the invalidity of this Agreement and the other Related Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Related Documents to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by it of its obligations under this Agreement and the other Related Documents to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Related Documents to which it is a party, which, in each case, if adversely determined would be reasonably likely to result in a Material Adverse Effect, or (v) seeking to materially and adversely affect the income or franchise tax attributes of the Transferor under the United States federal or any state income or franchise tax systems. It is not in default with respect to any order, judgment or decree of any court, arbitrator or Governmental Authority, except to the extent that any such default does not have a Material Adverse Effect.
(e)All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such party in connection with the execution and delivery by it of this Agreement and the other Related Documents to which it is a party and the performance of the transactions contemplated by this Agreement and the other Related Documents to which it is a party by such party have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not have a material adverse effect on this Agreement, the other Related Documents or the transactions contemplated thereby or on the ability of such party to perform its obligations under this Agreement or the other Related Documents to which it is a party.
(f)Licensing. It is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, acquire, own or hold the Receivables, as applicable.
(g)Compliance with Requirements of Law. It (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, and (ii) in the case of Finco in its capacity as the Servicer, it (A) will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable, and (B) will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable, except where the failure to so comply would not have an Adverse Effect.
(h)Protection of Rights. It shall take no action in violation of this Agreement which, nor omit to take in violation of this Agreement any action the omission of which, would substantially impair the rights of the Owners, the Funding Agents or the Administrative Agent in any Transferred Receivable.
(i)Investment Company Act. The Transferor (i) is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended (together with the implementing regulations thereunder, commonly referred to as the “Volcker Rule”) and (ii) is neither required to be registered as an “investment company” nor is it “controlled by” an

“investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Transferor is not a “covered fund,” the Transferor is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended.
(j)Legal Name; Location. Its sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. Its principal place of business and chief executive office and its federal employer identification number and Delaware organizational identification number is set forth on Schedule III hereto. It has not, and has not used at any time during the past five years, any prior legal names, trade names, fictitious names, assumed names or “doing business as” names except as set forth on Schedule III hereto.
(k)Accuracy of Information. All certificates, reports, statements, documents and other information furnished by it to the Administrative Agent, the Funding Agents or any Owner pursuant to any provision of this Agreement or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects on the date the same are furnished.
(l)Solvency. No Insolvency Event with respect to it has occurred and no transfer of the Transferred Receivables and the Related Rights has been made in contemplation of the occurrence thereof. It: (i) is able to pay its debts as they come due; and (ii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(m) Use of Proceeds. No proceeds of a funding hereunder will be used by the Transferor for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.
(n)Taxes. It has filed all United States federal income tax returns (if any) and all other material tax returns which are required to be filed by it and has paid all material taxes and similar assessments or governmental charges that are due and payable by it pursuant to such returns or pursuant to any assessment received by it; provided, that it may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when it is in good faith contesting the same, so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a material adverse effect on its financial condition or operations or its ability to perform its obligations under this Agreement or the other Related Documents to which it is a party, and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest. The Transferor is exclusively resident for tax purposes in the United States and, for the purposes of this Agreement and the other Related Documents to which it is a party, will not act through any branch or permanent establishment located outside of the United States.

(o)ERISA. It does not maintain or contribute to any Plan, nor has it maintained or contributed to any Plan within the preceding five years (and, for the avoidance of doubt, a Person shall not be deemed to maintain or contribute to any Plan, solely due to the fact that a member of such Person’s ERISA Group maintains or contributes to any Plan).
(p)No Termination Event or Amortization Event. No Termination Event or Amortization Event has occurred and is continuing.
(q)Eligibility. As of the 2018 Amendment Closing Date, each Addition Date thereafter and each date thereafter on which each of the Aggregate Advance Amount and the Aggregate Net Investment is calculated, each Transferred Receivable included in such calculation as an Eligible Receivable is an Eligible Receivable.
(r)Commodity Futures Trading Act. It is not a “commodity pool” such that an Owner would be a “commodity pool operator” with respect thereto or a “commodity pool” by reason of its ownership of the Transferred Receivables.
(s)Compliance with Credit and Collection Policies. It has complied in all material respects with the Credit and Collection Policies with regard to each Credit Agreement and the related Transferred Receivables and Related Rights. It has not made any change to such Credit and Collection Policies, other than as permitted under Section 3.7(t).
(t)Separateness. Finco is, and all times since its organization has been, operated in such a manner that it would not be substantively consolidated with the Transferor and such that the separate existence of the Transferor would not be disregarded in the event of a bankruptcy or insolvency of Finco.
(u)Related Documents. Each of its representations and warranties in the Related Documents to which it is a party is true and correct in all material respects.
(v)Multi-Seller Conduit. None of Finco, the Transferor or any of their respective Affiliates has any control with respect to the funding or investing activities of any Conduit Purchaser.
(w) Anti-Money Laundering. Each of the Transferor and the Servicer warrants that it is acting on its own behalf with respect to all matters associated with this Agreement. Each of the Transferor and the Servicer undertakes to provide each Funding Agent and Owner, upon its reasonable request, with all information and documents which such Funding Agent or Owner requires in order to comply with its obligations under all applicable anti-money laundering laws (including Geldwäschegesetz).
(x)Authentication of Weekly Receivables Files and Receivables Schedules. The Transferor represents, warrants and agrees that transmission of each Weekly Receivables File and each Receivables Schedule consisting of, including or accompanied by an electronic file (which may be a PDF or the insertion of the relevant language and names in a Word, Excel or other electronic document) and transmitted either (a) from a Designated Email Address or (b)

through a virtual data room (including but not limited to Intralinks) acceptable to the Administrative Agent, shall be evidence of its present intent to adopt or accept such record as the authentication of a security agreement for purposes of Sections 9-102 and 9-203 of any Relevant UCC.
(y)U.S. Risk Retention. The transactions contemplated by this Agreement and the other Related Documents (including the purchase by the Administrative Agent (for the benefit of the Owners) of the Transferred Receivables and Related Rights from the Transferor) are not intended to cause, and do not contemplate, the issuance of an “asset-backed security” as such term is defined in Section 3(a)(79) of the Exchange Act (15 U.S.C. 78c(a)(79)).
(z)Eligible Assets. The Transferred Receivables are “eligible assets” as such term is defined in Rule 3a-7 of the Investment Company Act.
(aa)Beneficial Ownership Certification. As of the 2018 Amendment Closing Date, the information included in the Beneficial Ownership Exemption Certification is true and correct in all respects.
Section 3.2    Representations and Warranties Relating to the Receivables. The Transferor hereby represents and warrants to the Owners, the Funding Agents and the Administrative Agent with respect to the Initial Receivables as of the Original Closing Date and, with respect to Additional Receivables, as of the related Addition Date that:
(a)as of the Initial Cut-Off Date, with respect to the Transferred Assets sold and transferred on the Original Closing Date, the Receivables Schedule delivered to the Administrative Agent on the Original Closing Date on Schedule II relating to the Transferred Receivables and Related Rights sold and transferred hereunder on such date, and as of the related Addition Date with respect to Additional Receivables designated pursuant to Section 2.1(c), the applicable Weekly Receivables File delivered on the related Weekly Delivery Date, contains an accurate list of such Transferred Receivables as of such date;
(b)on the date each Receivable is conveyed to the Administrative Agent (for the benefit of the Owners) by the Transferor, the Transferor owns and has good and marketable title to each such Receivable and such Receivable has been conveyed to the Administrative Agent (for the benefit of the Owners) free and clear of any Lien, claim or encumbrance of any Person;
(c)all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Administrative Agent (for the benefit of the Owners) have been duly obtained, effected or given and are in full force and effect;
(d)this Agreement constitutes a valid sale, transfer and assignment to the Administrative Agent (for the benefit of the Owners) of all right, title and interest of the Transferor in the Transferred Receivables and Related Rights conveyed to the Administrative Agent (for the benefit of the Owners) by the Transferor and the proceeds thereof and Recoveries identified as relating to the Receivables conveyed to the Administrative Agent (for the benefit of the Owners) by the Transferor or, if this Agreement does not constitute a sale of such property, it creates and constitutes a grant of a first priority perfected “security interest” (as defined in the UCC) in such property to the Administrative Agent (for the benefit of the Owners), which, in the case of existing Receivables and the Related Rights and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation and which security interest is prior to all other Liens. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Administrative Agent (for the benefit of the Owners) shall have a first priority perfected security or ownership interest in such Receivables and proceeds;
(e)each Receivable sold to the Administrative Agent (for the benefit of the Owners) by the Transferor is an Eligible Receivable;
(f)no selection procedures believed by the Transferor to be materially adverse to the interests of the Administrative Agent or any Funding Agent or Owner have been used in selecting such Receivables;
(g)each Transferred Receivable has been the subject of a valid sale and assignment from (A) if such Transferred Receivable is an EIP Dealer Receivable, the applicable EIP Dealer to Finco or the applicable Other TMUS Originator, of all of such EIP Dealer’s right, title and interest therein, (B) if such Transferred Receivable was created by any Other TMUS Originator (or, with respect to any EIP Dealer Receivable, transferred and assigned to such Other TMUS Originator by the related EIP Dealer), such Other TMUS Originator to Finco, of all of such Other TMUS Originator’s right, title and interest therein, (C) if such Transferred Receivable was created by Finco or transferred and assigned to it from any Other TMUS Originator or any EIP Dealer, Finco to the Transferor of all of Finco’s right, title and interest therein, and (~~B~~D) the Transferor to the Administrative Agent (for the benefit of the Owners) of all the Transferor’s right, title and interest therein;
(h)immediately prior to the transfer of a Transferred Receivable hereunder, the Transferor shall be the legal and beneficial owner of the Transferred Receivables and Related Rights with respect thereto, free and clear of any Lien. This Agreement and each Receivables Schedule and Weekly Receivables File, together with the financing statements filed in connection herewith (or therewith), are effective to, and shall create in favor of the Administrative Agent, for the benefit of the Owners, a valid and perfected first priority ownership or security interest in each Transferred Receivable and in the Related Rights and Collections (to the extent provided by Section 9-315 (or other applicable section of similar content) of the Relevant UCC) in respect thereof, free and clear of any Lien (other than Liens created by this Agreement). This Agreement, together with the Control Agreement(s) executed in connection herewith, are effective to, and shall create in favor of the Administrative Agent, for the benefit of the Owners, a valid and perfected first priority ownership or security interest in the Collection Account, and all amounts held, deposited or carried therein, free and clear of any Lien (except as created by this Agreement). On or prior to the Original Closing Date, all financing statements and other documents required to be recorded or filed in order to perfect the Administrative Agent’s interest (for the benefit of the Owners) in the Transferred Assets against all creditors of and transferees from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. No effective financing statement or other instrument similar in effect covering any Credit Agreement relating to a Transferred Receivable or the Related Rights or Collections in respect thereof or covering the Collection Account is on file in any recording office, except those filed pursuant to (i) this Agreement, (ii) if applicable, the Conveyancing Agreement, (iii) the Sale Agreement, and (iv) if applicable, the related EIP Dealer Agreement;
(i)the Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and Related Rights sold to the Administrative Agent (for the benefit of the Owners) under this Agreement; and
(j)other than the security interest granted to the Administrative Agent (for the benefit of the Owners) pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables, Related Rights or other components of the Transferred Assets; the Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Transferred Receivables and Related Rights other than any financing statement filed in connection with this Agreement; the Transferor is not aware of any judgment or tax lien filings against it.
Section 3.3    Additional Representations and Warranties of Finco. Finco, in its capacity as initial Servicer, represents and warrants to the Owners, the Funding Agents and the Administrative Agent that as of the Original Closing Date, as of the 2016 Amendment Closing Date, as of the 2017 Amendment Closing Date, as of the 2018 Amendment Closing Date and as of each Addition Date:
(a)Ownership of the Transferor. It owns of record all of the issued and outstanding membership interests of the Transferor, all of which have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens, warrants, options and rights to purchase.
(b)Anti-Corruption Laws and Sanctions. It has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable U.S. Sanctions, and it, each of its respective Subsidiaries, its respective officers and employees, and to its knowledge, its respective directors and agents, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of it, any of its Subsidiaries or any director, officer, employee, agent or affiliate of it or any of its Subsidiaries that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Incremental Funding, use of proceeds or other transaction contemplated by this Agreement will directly or, to its knowledge, indirectly violate Anti-Corruption Laws or applicable Sanctions.

(c)Authority. It is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a Material Adverse Effect on the interests of the Owners.
Section 3.4    Additional Representations and Warranties of the Guarantor. Each of TMUS and TMUSA represents and warrants to the Owners, the Funding Agents and the Administrative Agent that as of the 2018 Amendment Closing Date and as of each Addition Date thereafter:
(a)Organization and Good Standing. It is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement, and the Performance Guaranty.
(b)Licenses and Approvals. It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in order to be able to execute, deliver and perform its obligations under the Performance Guaranty and this Agreement, in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect.
(c)Power and Authority. It has the power and authority to execute and deliver this Agreement and the Performance Guaranty and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Performance Guaranty, and the consummation by it of the transactions provided for or contemplated thereby, have been duly authorized by it by all necessary corporate action.
(d)Binding Obligation. This Agreement and the Performance Guaranty constitute legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.
(e)No Violation. The execution and delivery of this Agreement and the Performance Guaranty, the performance of the transactions contemplated by this Agreement and the Performance Guaranty, and the fulfillment of the terms of this Agreement and the Performance Guaranty by it, will not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties is bound, or violate any material Requirements of Law applicable to it.

(f)No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, against it before any court, arbitrator or Governmental Authority having jurisdiction over it: (i) asserting the invalidity of this Agreement or the Performance Guaranty; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Performance Guaranty; or (iii) seeking any determination or ruling that would have a Material Adverse Effect. It is not in default with respect to any order, judgment or decree of any court, arbitrator or Governmental Authority.
(g)No Consents. No consent, license, approval, registration, authorization or declaration of or with any Governmental Authority or other Person is necessary in connection with the execution of delivery of this Agreement or the Performance Guaranty, or performance of the transactions contemplated hereby or thereby, that has not already been obtained except where the failure to so obtain would not have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder.
(h)Financial Statements (i) The audited consolidated balance sheet of TMUS and its consolidated subsidiaries as of December 31, 2017 and the related consolidated statements of income and cash flows for the fiscal year then ended, delivered to the Administrative Agent on or prior to the 2018 Amendment Closing Date, fairly present, in conformity with GAAP, the consolidated financial position of TMUS and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year; and (ii) the unaudited consolidated balance sheet of TMUS and its consolidated subsidiaries as of June 30, 2018 and the related unaudited consolidated statements of income and cash flows for the three months then ended, delivered to the Administrative Agent on or prior to the 2018 Amendment Closing Date, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (i) above (except as described in the notes thereto), the financial position of TMUS and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).
(i)ERISA. It does not maintain or contribute to any Plan, nor has it maintained or contributed to any Plan within the preceding five (5) years, except for, effective as of the date of the closing of the Sprint Transaction, the Sprint Retirement Pension Plan with respect to which no liability that would reasonably be expected to result in a Material Adverse Effect has occurred or will occur.
(j)Anti-Money Laundering. The Guarantor warrants that it is acting on its own behalf with respect to all matters associated with this Agreement. The Guarantor undertakes to provide each Funding Agent and Owner, upon its reasonable request, with all information and documents which such Funding Agent or Owner requires in order to comply with its obligations under all applicable anti-money laundering laws (including Geldwäschegesetz).
Section 3.5    Representations and Warranties of the Conduit Purchasers and Committed Purchasers.

(a)Each Conduit Purchaser hereby represents and warrants to the Transferor, Finco and the Guarantor that it is not required to register as an “investment company” nor is it controlled by an “investment company” within the meaning of the Investment Company Act.
(b)Each Conduit Purchaser (each with respect to itself only) hereby represents and warrants to the Transferor, Finco and the Guarantor that it is a Multi-Seller Conduit.
(c)Each Conduit Purchaser and Committed Purchaser (each with respect to itself only) represents and warrants that it is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act of 1933, as amended; provided, that such party makes no representation or statement as to whether the purchase of Transferred Assets hereunder constitutes a security.
(d)The Conduit Purchasers and Committed Purchasers hereby notify the Transferor that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Transferor, which information includes the name, address, tax identification number and other information that will allow the Conduit Purchasers and Committed Purchasers, as applicable, to identify the Transferor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act.
Section 3.6    Covenants of the Transferor. The Transferor covenants and agrees, through the Termination Date, that:
(a)Compliance with Covenants. It will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in this Agreement and the Related Documents to which it is a party.
(b)Maintain Existence. It will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign trust or limited liability company in each jurisdiction where its business is conducted, and will obtain and maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.
(c)Compliance with Requirements of Law. It shall comply in all material respects with all Requirements of Law and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such applicable Requirements of Law or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectability of the Receivables, its ability to conduct its business or its ability to perform its obligations under this Agreement and the Related Documents in all material respects.
(d)Ownership. It shall take all necessary action to (i) vest legal and equitable title in the Transferred Receivables and Related Rights on such Transferred Receivables in the Administrative Agent (for the benefit of the Owners), free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Owners) interest in such Transferred Receivables and Related Rights on such Transferred Receivables, and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent (for the benefit of the Owners) therein as the Administrative Agent may reasonably request, and (ii) cooperate (as the Administrative Agent may reasonably request) in the establishment and maintenance, in favor of the Administrative Agent’s (for the benefit of the Owners), of a valid and perfected first priority perfected security interest in the Transferred Assets to the full extent contemplated herein, in the Conveyancing Agreement and in the Sale Agreement, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the Relevant UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Owners) security interest in the Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent (for the benefit of the Owners) as the Administrative Agent may reasonably request.
(e)Furnish Certain Information; Further Assurances. It will furnish (or cause to be furnished) to the Administrative Agent and each Funding Agent: (i) promptly after the execution thereof, copies of all amendments of and waivers with respect to this Agreement and the other Related Documents; (ii) copies of all financial statements that the Transferor furnished (or required to be furnished) pursuant to this Agreement and the other Related Documents concurrently therewith; (iii) a copy of each material certificate, report, statement, notice or other communication furnished (or required to be furnished) by or on behalf of the Transferor pursuant to this Agreement and the other Related Documents concurrently therewith; (iv) a copy of each material notice, demand or other communication furnished (or required to be furnished) by or on behalf of the Transferor pursuant to this Agreement and the other Related Documents concurrently therewith; and (v) such other information, documents, records or reports respecting the Transferred Assets, the related Obligors, the Transferor which is in the possession or under the control of the Transferor as any such Funding Agent may from time to time reasonably request; provided, that (x) prior to the occurrence and continuation of an Amortization Event, Servicer Default or Termination Event, such information provided to the Administrative Agent and the Funding Agents shall be limited to the T-Mobile Information, and (y) following the occurrence or, to the extent required, declaration, of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent and each Funding Agent shall receive any information with respect to the Receivables that it in good faith believes is reasonably necessary for the Administrative Agent and the Funding Agents to evaluate and/or enforce their rights and remedies under this Agreement and the other Related Documents with respect to such Transferred Receivables.
(f)No Liens. Except for any conveyance under this Agreement and the other Related Documents, it will not sell, pledge, assign (by operation of law or otherwise) or transfer to any other Person, or otherwise dispose of, or grant, create, incur, assume or suffer to exist any Lien on, any Transferred Receivable, Related Rights or Collections on such Transferred Receivables, whether now existing or hereafter created, or any interest therein, or assign any right to receive income in respect thereof, or take any other action inconsistent with the Administrative Agent’s

(for the benefit of the Owners) ownership of, the Transferred Receivables, Related Rights and Collections on such Transferred Receivables, except to the extent arising under this Agreement and the other Related Documents, and it shall defend the right, title and interest of the Administrative Agent (for the benefit of the Owners) in, to and under the Transferred Receivables, the Related Rights and the Collections on such Transferred Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Finco or its assigns.
(g)Name Change, Offices and Records. It will not make any change to its name (within the meaning of Section 9-507 of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records it notifies the Servicer and the Administrative Agent thereof and (except with respect to a change of location of books and records) delivers to the Administrative Agent (i) such financing statements (Forms UCC-1 and UCC-3) which the Administrative Agent may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to the perfection and priority of the Administrative Agent’s ownership of and security interest in the Transferred Receivables and Related Rights (for the benefit of the Owners) and (iii) such other documents, agreements and instruments that the Administrative Agent may reasonably request in connection therewith.
(h)Protection of Owners’ Rights. It will take no action, nor omit to take any action, which could reasonably be expected to materially impair the rights of the Administrative Agent and the Owners in the Transferred Receivables and the Related Rights granted pursuant to this Agreement, or materially adversely affect the collectability of the Transferred Assets, or reschedule, revise or defer payments due on any Transferred Receivable, or amend, modify or waive in any material respect any term or condition relating to payments due on any Transferred Receivable, or modify the terms of any Transferred Receivable in a manner that would result in the dilution of such Transferred Receivable or that would otherwise prevent such Transferred Receivable from being an Eligible Receivable, except (i) in accordance with the Credit and Collection Policies (ii) as ordered by a court of competent jurisdiction or other Governmental Authority, (iii) such Transferred Receivable is deemed not to be an Eligible Receivable and such event does not result in an Asset Base Deficiency, (iv) with the prior consent of the Required Owners, (v) as otherwise stated herein, (vi) pursuant to Requirements of Law, or (vii~~) with respect to any COVID Deferring Receivable in accordance with the COVID Deferral Program, or (viii~~) with respect to any Force Majeure Assisted Receivable in accordance with the Force Majeure Assistance Program related thereto.
(i)Inspection. It shall cooperate with Finco, the Administrative Agent and each Funding Agent in connection with any Inspection pursuant to Section 6.2(a); provided, that any such inspection of the Transferor shall occur at the same time as any Inspection of Finco pursuant to Section 6.2(a).

(j)Fulfillment of Obligations. It will (i) duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Agreement, the Related Documents and the Receivables, (ii) subject to the terms hereof and the Credit and Collection Policies, duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Receivables, and (iii) pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable by the Transferor in connection with the Receivables and their creation and satisfaction.
(k)Enforcement. It will take all action necessary and appropriate to enforce its rights and claims under this Agreement and the other Related Documents.
(l)Notices. It will notify each Funding Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of the Transferor describing the steps, if any, being taken with respect thereto:
(i)any Asset Base Deficiency, Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default, but in any event within five (5) days;
(ii)the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Transferor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree or the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Transferor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, but in any event within ten (10) Business Days;
(iii)any Lien made or asserted against a material portion of the Transferred Assets, other than conveyances hereunder, under the Conveyancing Agreement and under the Sale Agreement, to the extent such notice is not provided by Finco; and
(iv)any Material Adverse Effect.
(m)[Reserved].
(n)Eligible Interest Rate Caps. The Transferor (i) entered into an Eligible Interest Rate Cap on the Original Closing Date, (ii) entered into an Eligible Interest Rate Cap on the 2016 Amendment Closing Date, (iii) entered into a new Eligible Interest Rate Cap in connection with the 2017 Amendment Closing Date, (iv) will enter into a new Eligible Interest Rate Cap prior to November 20, 2018, and (v) shall at all times maintain in full force and effect the Eligible Interest Rate Caps or any other hedging agreements in accordance with the Hedging Requirements specified on Exhibit D hereto.

(o)Statement for and Treatment of Sales. The Transferor shall not treat any transfer of Receivables, Related Rights and Collections on such Receivables by Finco to the Transferor under the Sale Agreement in any manner other than as a sale for all purposes (other than tax purposes).
(p)Compliance and Separateness.
(i)During the term of this Agreement, the Transferor will, subject to the terms of this Agreement, keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Related Documents to which it is a party, and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated thereby.
(ii)Except as otherwise provided in the Related Documents, during the term of this Agreement the Transferor will observe the following applicable legal requirements for the recognition of the Transferor as a legal entity separate and apart from its Affiliates, and the Transferor shall:
(1)maintain books and records separate from any other person or entity;
(2)maintain its own deposit, securities and other account or accounts, separate from any other person or entity, with financial institutions;
(3)ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs;
(4)conduct its affairs strictly in accordance with its limited liability company agreement and observe all necessary, appropriate and customary company formalities;
(5)ensure that its board of directors shall at all times include at least one Independent Director;

(6)not commingle its assets with those of any other person or entity;
(7)conduct its business (i) in its own name and not that of an Affiliate, and (ii) to the extent it maintains office space, from an office separate from that of the Member (but which may be located in the same facility as and leased from the Member) at which will be maintained its own separate limited liability company books and records;
(8)other than as contemplated herein, in the Sale Agreement or in one of the Related Documents and related documentation, pay its own liabilities and expenses only out of its own funds;
(9)observe all formalities required under the Delaware Limited Liability Company Act;
(10)not guarantee or become obligated for the debts of any other person or entity;
(11)ensure that no Affiliate of the Transferor shall advance funds to the Transferor, and no Affiliate of the Transferor will otherwise guaranty debts of the Transferor;
(12)not hold out its credit as being available to satisfy the obligation of any other person or entity;
(13)not acquire the obligations or securities of its Affiliates;
(14)not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;
(15)other than as contemplated herein, in the Sale Agreement or in one of the Related Documents and related documentation, not pledge its assets for the benefit of any other person or entity;
(16)hold itself out as a separate entity from its Affiliates and not conduct any business in the name of any of its Affiliates;
(17)correct any known misunderstanding regarding its separate identity;
(18)ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor;
(19)other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds;
(20)not identify itself as a division of any other person or entity;
(21)conduct business with its Affiliates on an arm’s-length basis on terms no more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties;
(22)not engage in any business or activity of any kind, or enter into any transaction, indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated and authorized by this Agreement or the other Related Documents; and
(23)comply with the limitations on its business and activities as set forth in its certificate of formation and shall not incur indebtedness other than pursuant to or as expressly permitted by the Related Documents.
(iii)During the term of this Agreement, the Transferor will comply with the limitations on its business and activities, as set forth in its certificate of formation, and will not incur indebtedness other than pursuant to or as expressly permitted by herein or in one of the other Related Documents.
(q)Beneficial Ownership Rule. Promptly following any change in the information included in the Beneficial Ownership Exemption Certification delivered on the 2018 Amendment Closing Date that would result in a change to the status as an exempt party identified in such certification, or a change in the address of any beneficial owners or control party, the Transferor shall execute and deliver to the related Funding Agent(s) a Beneficial Ownership Certification or an updated Beneficial Ownership Exemption Certification, as applicable.
(r)PATRIOT Act. Promptly following any request therefor, the Transferor shall deliver to the Funding Agents all documentation and other information required by bank regulatory authorities requested by any Funding Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.
Section 3.7    Covenants of Finco and the Servicer. Each of Finco and the Servicer covenants and agrees through the Termination Date, that:

(a)Compliance with Covenants. Finco will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in this Agreement and the other Related Documents to which it is a party.
(b)Furnish Certain Information. Finco will furnish (or cause to be furnished) to each Funding Agent: (i) promptly after the execution thereof, copies of all amendments of and waivers with respect to this Agreement and the other Related Documents; (ii) copies of all financial statements, compliance certificates and other financial reports that Finco or the Servicer furnished (or required to be furnished) pursuant to this Agreement and the other Related Documents concurrently therewith; (iii) a copy of each certificate, report, statement, notice or other communication furnished (or required to be furnished) by or on behalf of Finco, the Transferor or the Servicer to the Servicer or the Administrative Agent pursuant to this Agreement and the other Related Documents concurrently therewith; (iv) a copy of each material notice, demand or other communication furnished (or required to be furnished) by or on behalf of Finco, the Transferor or the Servicer pursuant to this Agreement and the other Related Documents concurrently therewith; and (v) such other information, documents, records or reports respecting the Transferred Assets, the Obligors, Finco or the Servicer, or the condition or operations, financial or otherwise, of Finco, which is in the possession or under the control of Finco as any such Funding Agent may from time to time reasonably request; provided, that (x) prior to the occurrence and continuation of an Amortization Event, Servicer Default or Termination Event, such information provided to the Administrative Agent and the Funding Agents shall be limited to the T-Mobile Information, and (y) following the occurrence or, to the extent required, declaration, of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent and each Funding Agent shall receive any information with respect to the Receivables that it in good faith believes is reasonably necessary for the Administrative Agent and the Funding Agents to evaluate and/or enforce their rights and remedies under this Agreement and the other Related Documents with respect to such Transferred Receivables.
(c)Reporting. Finco will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Funding Agent on or before April 30 of each year a copy of the Credit and Collection Policies then in effect.
(d)Notices. Finco will notify each Funding Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of Finco describing the steps, if any, being taken with respect thereto:
(i)any Asset Base Deficiency, Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default, but in any event within five (5) days;
(ii)the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against Finco or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree or the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against Finco or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and in any event within ten (10) Business Days;
(iii)any Lien made or asserted against a material portion of the Transferred Assets, other than conveyances hereunder, under the Conveyancing Agreement and under the Sale Agreement;
(iv)the decision to appoint a new director or manager of the Transferor as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”; and
(v)any Material Adverse Effect.
(e)Compliance with Requirements of Law. Finco shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Transferred Assets and the related Receivables, will maintain in effect all material qualifications required under applicable Requirements of Law in order to properly service the Transferred Assets and the related Receivables and will comply in all material respects with all other applicable Requirements of Law in connection with servicing the Transferred Assets and the related Receivables.
(f)Maintenance of Records and Books. Finco shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables (and the Related Rights) in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the Collection of all the Transferred Assets. Such documents, books and computer records shall reflect all facts giving rise to the Receivables (and the Related Rights), all payments and credits with respect thereto, and such documents, books and computer records shall identify the Transferred Assets clearly and unambiguously to reflect that the Transferred Assets are owned by the Administrative Agent (for the benefit of the Owners). Finco will give the Administrative Agent and each Funding Agent prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence, to the extent such change is likely to have a Material Adverse Effect.
(g)Compliance with Credit and Collection Policies. Finco will timely and fully (i) perform and comply in all material respects with provisions, covenants and other promises required to be observed by it under the Credit Agreements related to the Transferred Receivables, and (ii) comply in all material respects with the Credit and Collection Policies in regard to the Transferred Receivables and the related Credit Agreements.
(h)Ownership. Finco will take all necessary action to (i) vest legal and equitable title to the Transferred Receivables, Related Rights and Collections on the related Transferred Receivables irrevocably in the Administrative Agent (for the benefit of the Owners), free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Owners) interest in such Transferred Receivables, Related Rights and Collections on the related Transferred Receivables and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent (for the benefit of the Owners) therein as the Administrative Agent or the Funding Agents may reasonably request, and (ii) cooperate (as the Funding Agents or the Administrative Agent may reasonably request) in the establishment and maintenance, in favor of the Administrative Agent, of a valid and perfected first priority perfected security interest in the Transferred Assets to the full extent contemplated herein, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s security interest in the Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent as the Administrative Agent may reasonably request).
(i)Collections. The Servicer shall instruct all Obligors on the Transferred Receivables to remit all payments with respect to the Transferred Assets directly to the Servicer or to an account designated by the Servicer. The Servicer shall cause Collections on the Transferred Receivables and other amounts on deposit in the Servicer’s accounts to be remitted to the Collection Account to the extent provided under this Agreement. The Servicer will not instruct any Obligor to make payments in respect of the Receivables or the other Transferred Assets to any Person, address or location other than to the Servicer, or to any account other than the account or accounts designated by the Servicer. The Servicer shall not make any change in its instructions to Obligors regarding payments to be made to it (other than changes with respect to the mailing addresses for remittances) unless the Funding Agents shall have received, at least ten (10) Combined Business Days before the proposed effective date therefore, written notice of such change.
(j)Protection of Owners’ Rights. Finco shall take no action, nor omit to take any action, which could reasonably be expected to materially impair the rights of the Owners in the Transferred Receivables or materially adversely affect the collectability of the Transferred Assets, except with respect to ~~(x) any COVID Deferring Receivable in accordance with the COVID Deferral Program or (y)~~ any Force Majeure Assisted Receivable in accordance with the Force Majeure Assistance Program related thereto.
(k)~~[Reserved].~~Assignments of EIP Dealer Receivables and Receivables Originated by Other TMUS Originators. Finco agrees to not take any action or permit any Other TMUS Originator to take or refrain from taking any action that results in, or could reasonably be expected to result in, (i) the assignment or transfer of (x) any EIP Dealer Receivable and the related EIP Dealer Contract from the applicable EIP Dealer to Finco or to the applicable Other TMUS Originator, as applicable, or (y) any Receivable originated by any Other TMUS Originator to Finco, in each case, being invalidated or voided, (ii) a material adverse effect on the collectability of any EIP Dealer Receivable or its payment in accordance with the terms of the related EIP Contract, or (iii) a material adverse effect on the collectability of any Receivable originated by any Other TMUS Originator or its payment in accordance with the terms of the related Credit Agreement.
(l)~~Jump~~Upgrade Contracts. Finco agrees not to take any action with respect to the ~~Jump~~Upgrade Contracts, ~~Jump~~Upgrade Contract Features or Eligible ~~Jump~~Upgrade Receivables that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Required Owners.
(m)Taxes. Finco will file all material tax returns and reports required by law to be filed by it (including proper extensions) and will promptly pay all material taxes and governmental charges at any time owing by it, except any such taxes which are not yet delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on its books and records in accordance with GAAP.
(n)Separate Existence. Finco will take all reasonable steps (including, without limitation, all steps necessary or that the Administrative Agent may from time to time reasonably request) to maintain the Transferor’s identity as a separate legal entity from it and to make it manifest to third parties that the Transferor is an entity with assets and liabilities distinct from those of it and each of its other Affiliates. Without limiting the generality of the foregoing, Finco shall:
(i)cause the board of directors or managers of the Transferor to at all times have at least one (1) member of which is an Independent Director;
(ii)cause the Transferor to conduct its affairs strictly in accordance with its limited liability company agreement and to observe all necessary, appropriate and customary company formalities as a distinct entity, and ensure that all company actions relating to (A) the selection, maintenance or replacement of any Independent Director, (B) its dissolution or liquidation or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding of it are duly authorized by unanimous vote of its board of directors or managers (including the Independent Directors);
(iii)maintain its books and records separate from those of the Transferor and maintain records of all intercompany debits and credits and transfers of funds made by it on the Transferor’s behalf;
(iv)except as otherwise contemplated under this Agreement or the other Related Documents, prevent the commingling of its funds or other assets with those of the Transferor, and not maintain bank accounts or other depository accounts to which the Transferor is an account party, into which the Transferor makes deposits or from which the Transferor has the power to make withdrawals except as otherwise contemplated hereunder or under the other Related Documents with respect to the Servicer’s administration of Collections on the Receivables;

(v)not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with the Transferor which is on terms that are less favorable to it than those that might be obtained in an arm’s length transaction at the time from Persons who are not Affiliates and which is not evidenced by or pursuant to a written agreement;
(vi)not pay the operating expenses and liabilities of the Transferor;
(vii)conduct its business separate and distinct from the offices of, or any space occupied by, the Transferor and allocate fairly with the Transferor any overhead, if relevant, for shared office space or business facilities or equipment;
(viii)conduct its business and act solely in its own name, through its own officials or representatives where relevant, and not hold the Transferor out as a “division” or “part” of it (although litigation may be filed with respect to the Collections on the Receivables in the name of the Servicer);
(ix)have business forms separate from that of the Transferor;
(x)cause any financial statements consolidated with those of the Transferor to state that the Transferor’s business consists of the purchase of Receivables from it and that the Transferor is a separate legal entity with its own separate creditors who, in any liquidation of the Transferor, will be entitled to be satisfied out of the Transferor’s assets prior to any value in the Transferor becoming available to the Transferor’s equity holders; and
(xi)take all other actions reasonably necessary on its part to operate its business and perform its obligations under this Agreement, the Conveyancing Agreement and the Sale Agreement in a manner consistent with the factual assumptions described in the legal opinions with respect to non-consolidation and true sale matters of Mayer Brown LLP delivered to the Administrative Agent and the Funding Agents pursuant to this Agreement and the Related Documents on the February 2020 Amendment Closing Date, as applicable, to the extent applicable to it.
(o)Further Assurances. Subject to Section 3.7(b), Finco shall furnish the Administrative Agent and any Funding Agent from time to time such statements and schedules further identifying and describing the Transferred Assets and such other reports or other information reasonably related to this Agreement, the Conveyancing Agreement, the Sale Agreement and the Related Documents in connection with the Transferred Assets as the Administrative Agent or such Funding Agent may reasonably request, all in reasonable detail.
(p)Independent Accountants’ Reports and Servicing Reviews. In the event that any report, compliance statement or attestation, including the reports of the independent accountants, prepared pursuant to this Agreement discloses or identifies any material weakness, deficiency or other adverse occurrence relating to the performance of the Servicer’s or the Transferor’s obligations pursuant to this Agreement or the Related Documents, then the Servicer shall, and shall cause the Transferor to, use commercially reasonable efforts as promptly as reasonably possible to remedy, cure or correct the issues giving rise to such disclosure.
(q)No Liens. Except for the conveyances under this Agreement or the Related Documents, Finco will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Transferred Receivable, the Related Rights or Collections on such Transferred Receivable, whether now existing or hereafter created, or any interest therein, and Finco shall defend the right, title and interest of the Transferor and the Administrative Agent (for the benefit of the Owners) in, to and under the Transferred Receivable, the Related Rights and the Collections on such Transferred Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Finco or its assigns.
(r)Name Change, Offices and Records. Finco will not make any change to its name (within the meaning of Section 9-507 of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records Finco notifies the Administrative Agent thereof and (except with respect to a change of location of books and records) delivers to the Administrative Agent (i) such financing statements (Forms UCC-1 and UCC-3) which the Administrative Agent may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to the perfection and priority of the Owners’ ownership interest in, and the Administrative Agent’s security interest in the Transferred Receivable, Related Rights and Collections on the Transferred Receivable and (iii) such other documents, agreements and instruments that the Administrative Agent may reasonably request in connection therewith.
(s)Third Party Reviews; Reports. (i) If an Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default is not continuing, then once per year (A) on or prior to July 31 of each calendar year (or, with respect to the first such report delivered hereunder, on or prior to August 31, 2016), or (B) on or prior to such other date as the Administrative Agent, each Funding Agent and the Transferor may mutually agree, or (ii) if an Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default has occurred and is continuing, then at such frequency and on such dates as the Administrative Agent may request, but not more frequently than once per calendar quarter, the Administrative Agent and each Funding Agent shall receive a written report delivered by an independent accounting firm reasonably acceptable to the Administrative Agent and each Funding Agent addressing such procedures and scope identified on Annex B hereto, or otherwise addressing such additional procedures and scope reasonably requested by the Administrative Agent and the Funding Agents from time to time and consented to by the Transferor (which consent shall not be unreasonably withheld). The procedures performed and written report prepared with respect thereto shall be at the expense of the Servicer and shall be in form and substance satisfactory to the Administrative Agent and each Funding Agent.

(t)Modifications to Credit and Collection Policies. (i) Finco shall provide prompt written notice to the Administrative Agent and each Funding Agent in connection with any material change in, or any material amendment to, the Credit and Collection Policies. Except for (x) changes mandated by Requirements of Law~~, (y) changes with respect to any COVID Deferring Receivable in accordance with the COVID Deferral Program or (z~~ or (y) changes with respect to any Force Majeure Assisted Receivable in accordance with the Force Majeure Assistance Program related thereto, Finco will not, without the prior written consent of the Required Owners (as provided in the following sentence), make any proposed change or amendment to the Credit and Collection Policies that would be reasonably likely to materially adversely affect the collectability of the Transferred Receivables (or any Related Rights), or materially decrease the credit quality of any new Transferred Receivables (in each case, taken as a whole). If consent of the Required Owners is required pursuant to the immediately preceding sentence, then Finco will furnish or cause to be furnished to the Administrative Agent and each Funding Agent at least ten (10) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policies, a copy of the Credit and Collection Policies then in effect, a notice indicating such change or amendment, and a request for consent thereto.
(ii)So long as this Agreement remains in effect, Finco shall keep accurate and complete records describing each amendment or other change to (A) the Credit and Collection Policies implemented and adopted from time to time, whether or not material and whether or not consented to by the Required Owners pursuant to the terms of this Agreement or (B) the system used by Finco or TMUS (as the case may be) to monitor and/or score the creditworthiness of the Obligors (the “Credit and Collection Policies Log”). On or before April 30 of each year, beginning in 2016, Finco agrees to provide to Helaba a copy of the Credit and Collection Policies Log for the twelve months ended the immediately preceding December 31. In connection with their receipt of the Credit and Collection Policies Log, Helaba: (a) agrees to be bound by the same terms and conditions relating to receipt of information and confidentiality set forth in this Agreement, and (b) may reasonably request additional information from Finco reasonably required to analyze, evaluate or interpret any entries relating to the Credit and Collection Policies Log; provided, that such information shall not include any Subscriber Information (as such term is defined in Annex C hereto).
(u)Extension or Amendment of Receivables. Subject to compliance with all Requirements of Law, Finco, may, in accordance with the Credit and Collection Policies, extend the maturity, adjust the Principal Balance or otherwise modify the payment terms of any Transferred Receivable as it deems appropriate; provided, that such extension, adjustment or modification shall not (i) except with respect to ~~any COVID Deferring Receivable in accordance with the COVID Deferral Program or~~ any Force Majeure Assisted Receivable in accordance with the Force Majeure Assistance Program related thereto, modify or alter the status of any Transferred Receivable as a Defaulted Receivable or a Delinquent Receivable, (ii) after giving effect to any such adjustment or modification cause an Adverse Effect or (iii) after giving effect to any such adjustment or modification cause an Asset Base Deficiency to exist.

(v)Limitation on Transactions with the Transferor. Finco will not enter into, or be a party to any transaction with the Transferor, except for (i) the transactions contemplated by this Agreement and the other Related Documents; (ii) capital contributions by Finco to the Transferor which are in compliance with this Agreement and the other Related Documents; and (iii) to the extent not otherwise prohibited under this Agreement or the other Related Documents, other transactions in the nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Transferor than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.
(w)Accounting. Except for treatment with respect to tax reporting and treatment of transactions under this Agreement (which will not affect the legal true sale of the Transferred Receivables and Related Rights), Finco will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Conveyancing Agreement, the Sale Agreement and this Agreement, as applicable, in any manner other than (i) if applicable, the sales and conveyances of the Transferred Assets by the applicable Other TMUS Originator to Finco, (ii) if applicable, the sales and conveyances of the Transferred Assets by the applicable EIP Dealer to Finco, (iii) if applicable, the sales and conveyances of the Transferred Assets by the applicable EIP Dealer to one or more Other TMUS Originators, (iv) the sales and contributions of the Transferred Assets by Finco to the Transferor, and (v) the transfers of the Transferred Assets by the Transferor to the Administrative Agent (for the benefit of the Owners), or in any other respect account for or treat the transactions contemplated hereby in any manner other than ~~as sales~~(x) if applicable, as sales and conveyances of such Transferred Assets to Finco, (y) as sales and contributions of such Transferred Assets to the Transferor and (z) as transfers of such Transferred Assets to the Administrative Agent (for the benefit of the Owners).
(x)Receivables Schedules; Weekly Receivables File. It shall deliver to the Administrative Agent the initial Receivables Schedule delivered to the Administrative Agent and Funding Agents on the Original Closing Date and each updated or supplemented Receivables Schedule and Weekly Receivables File delivered to the Administrative Agent pursuant to this Agreement, the Conveyancing Agreement or the Sale Agreement on each Determination Date or Weekly Delivery Date, as applicable (which delivery may occur in electronic format).
(y)Maintain Existence. Finco will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where its business is conducted, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.
(z)Fulfillment of Obligations. Finco will (i) duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Agreement, the Related Documents and the Receivables, (ii) subject to the terms hereof and the Credit and Collection Policies, duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Receivables, (iii) do nothing to materially impair the rights, title and interest of the Owners in and to the

Transferred Assets and (iv) pay when due (or contest in good faith) any material taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable by Finco in connection with the Receivables and their creation and satisfaction.
(aa)Total Systems Failure. Finco shall promptly notify the Administrative Agent and each Funding Agent of any total failure of any systems necessary for the performance of its servicing obligations under this Agreement or the other Related Documents (a “total systems failure”) and shall advise the Administrative Agent and each Funding Agent of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered. Until a total systems failure is remedied, Finco shall (i) furnish to the Administrative Agent and each Funding Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent and any Funding Agent may reasonably request and (ii) promptly notify the Administrative Agent and each Funding Agent if Finco believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the Monthly Report can be delivered. Finco shall promptly notify the Administrative Agent and each Funding Agent when a total systems failure has been remedied.
(bb)Insurance. Finco shall keep insured by financially sound and reputable insurers all property of a character usually insured by companies engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such companies, and carry such other insurance as is usually carried by such companies.
(cc)Modification of Systems. Finco agrees, promptly after the replacement or any material modification of any computer system, automation system or other operating system (in respect of hardware or software) used to perform its material services as servicer or to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Administrative Agent and each Funding Agent.
(dd)Monthly Report. In addition to the information required to be included in each Monthly Report pursuant to Section 6.12, Finco shall include in each Monthly Report such other information or calculations relating to the Transferred Assets owned by the Administrative Agent (for the benefit of the Owners) on an aggregate basis as the Administrative Agent may reasonably request.
(ee)[Reserved].
(ff)Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables in the event of the destruction of the originals thereof), and keep safely for the benefit of the Owners all Records, and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the identification and collection of all Transferred

Receivables (including, without limitation, records adequate to permit the identification of all Collections in respect of and adjustments to each existing Transferred Receivable).
(gg)Customer List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Credit Agreements related to Transferred Receivables, including the name, address, telephone number and account number of each such Obligor.
(hh)Compliance Certificate. The Servicer shall furnish to the Administrative Agent and each Funding Agent a compliance certificate in substantially the form of Exhibit I hereto in accordance with the requirements of Section 6.14 stating, among other things, that no Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default exists, or if any such event exists, stating the nature and status thereof.
(ii)[Reserved].
(jj)EU Securitisation Compliance.
(i)From the February 2020 Amendment Closing Date, Finco, in its capacity as originator, undertakes for the benefit of the Owners to retain on an on-going basis a material net economic interest which shall not be less than 5%, determined in accordance with Article 6 of Regulation (EU) No. 2017/2402 (the “EU Securitisation Regulation”), as in effect and applicable on the February 2020 Amendment Closing Date. Finco shall not, and shall not permit any Affiliate, to enter into any credit risk mitigation or any other hedge or to sell, transfer or otherwise surrender all or part of the rights, benefits and obligations arising from the retained interest, except to the extent permitted under the EU Securitisation Rules. As of the February 2020 Amendment Closing Date, Finco shall retain such net economic interest in a manner intended to comply with sub-paragraph (a) of paragraph 3 of Article 6 of the EU Securitisation Regulation, by retaining a 5% ownership interest in each Transferred Receivable. Finco shall not change the retention option or the method of calculating such retained net economic interest except as permitted by the EU Securitisation Rules.
(ii)For purposes of each Monthly Report delivered pursuant to this Agreement, Finco shall confirm whether Finco is in compliance with Section 3.7(jj)(i), which confirmation shall be deemed satisfied by delivery of each Monthly Report.
(iii)Finco shall cooperate with each Funding Agent (on behalf of its related Owners) that is subject to the EU Securitisation Rules by providing information or documents reasonably requested by such party in order to allow such Funding Agent (on behalf of its related Owners) to conduct its due diligence required under Applicable EU Securitisation Regulation Due Diligence Requirements so that such Funding Agent (on behalf of its related Owners) shall be able to demonstrate to the competent authorities (who have jurisdictional authority over such Funding Agent (or its related Owners)) that such Funding Agent (on behalf of its related Owners) has performed its due diligence and monitoring obligations (to the extent applicable) under the Applicable EU Securitisation Regulation Due Diligence Requirements with respect to the transactions contemplated by the Related Documents; provided that any information provided by Finco, (i) is subject to the confidentiality provisions set forth in Section 9.8 of this Agreement, and (ii) relating to the Receivables or the related Obligors shall be limited to the T-Mobile Information; and provided further that (x) except as may be separately agreed to by Finco in writing (in its sole and absolute discretion), to the extent that any Funding Agent (on behalf of its related Owners) requests asset-level data or aggregated asset-level data relating to a Receivable, Finco will only be required to provide T-Mobile Information with respect to such Receivable and (y) with respect to any information that is not T-Mobile Information and that Finco was not required to provide pursuant to this Section 3.7(jj)(iii) before it was amended by the Second Amendment, Finco shall cooperate in good faith with each Funding Agent (on behalf of its related Owners) that is subject to the EU Securitisation Rules, subject to all confidentiality and other applicable restrictions by which Finco is bound under this Agreement or any applicable law which restrict or prohibit Finco from sharing and/or disclosing certain information (including, but not limited to, customer information concerning any customer that is a federal government customer), to provide such information to such Funding Agent (on behalf of its related Owners) in a form, level of detail or other manner contemplated by Article 5(1)(e) or Article 7 of the EU Securitisation Regulation or any related EU Securitisation Rules.
(iv)In the event of a breach of clause (i), (ii) or (iii) of this Section 3.7(jj) by Finco, the only remedy available for an Owner would be that, to the extent that such breach resulted in an additional risk-weighted capital charge (“CRR Cost”) imposed on such Owner pursuant to Article 270a of Regulation (EU) 575/2013 as amended, such CRR Cost would be treated as an Additional Cost for such Owner and shall be payable by Finco as an Additional Cost in accordance with the terms of Section 8.3 hereof. The parties hereto acknowledge and agree that in no event shall a breach of clause (i), (ii) or (iii) of this Section 3.7(jj) by Finco result in a Potential Termination Event, a Termination Event, a Potential Amortization Event or an Amortization Event.
Section 3.8    Covenants of the Guarantor. ~~The~~Each Guarantor, jointly and severally, covenants and agrees through the Termination Date, that:
(a)Compliance with Covenants. It will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in the Related Documents to which it is a party and the Performance Guaranty.
(b)Financial Reporting. It shall furnish to the Administrative Agent and each Funding Agent, as soon as practicable after the issuance, sending or filing thereof, but in no event any later than 30 days after sending copies of all proxy statements, financial statements, reports and other communications which TMUS sends to its security holders generally, and if TMUS is required to file reports with the Securities and Exchange Commission pursuant to the Exchange Act, copies of all regular, periodic and special reports which TMUS files with the Securities and Exchange Commission or with any securities exchange on Form 10-K, 10-Q, 8-K or any successor form thereto; provided, that the requirements of this paragraph may be satisfied by the timely filing of any such report with the Securities and Exchange Commission if such report is available via EDGAR or TMUS’s website.
(c)Reporting. TMUS will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Funding Agent:
(i)within 120 days after the close of each of its fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) of TMUS and its consolidated subsidiaries for such fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to TMUS, all certified by the chief financial officer of TMUS; provided, that the requirements of this clause (i) may be satisfied by the timely filing of any such report with the Securities and Exchange Commission if such report is available via EDGAR or TMUS’s website;
(ii)within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of TMUS and its consolidated subsidiaries, as at the close of each such period and statements of income and retained earnings and a statement of cash flows for TMUS for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of TMUS; provided, that the requirements of this clause (ii) may be satisfied by the timely filing of any such report with the Securities and Exchange Commission if such report is available via EDGAR or TMUS’s website; and
(iii)promptly, from time to time, such other information, documents, records or reports relating to the condition or operations, financial or otherwise, of TMUS as any Funding Agent may from time to time reasonably request; provided, that (x) prior to the occurrence and continuation of an Amortization Event, Servicer Default or Termination Event, such information provided to the Administrative Agent and the Funding Agents shall be limited to the T-Mobile Information, and (y) following the occurrence or, to the extent required, declaration, of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent and each Funding Agent shall receive any information with respect to the Receivables that it in good faith believes is reasonably necessary for the Administrative Agent and the Funding Agents to evaluate and/or enforce their rights and remedies under this Agreement, the Conveyancing Agreement, the Sale Agreement and other Related Documents with respect to such Transferred Receivables.
(d)Notices. It will notify each Funding Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of the Guarantor describing the steps, if any, being taken with respect thereto:

(i)any Asset Base Deficiency, Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default, but in any event within five (5) days;
(ii)the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Guarantor or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree against the Guarantor or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and in any event within ten (10) Business Days; and
(iii)any material adverse change in the business, operations or financial condition of the Guarantor which reasonably could have a material adverse effect on the ability of the Guarantor to perform its obligations under this Agreement, the Related Documents or the Performance Guaranty.
(e)Maintain Existence. It will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where its business is conducted and which requires such qualification, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(f)Compliance with Requirements of Law. It shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Related Documents and the Performance Guaranty, will maintain in effect all material qualifications required under applicable Requirements of Law in order to conduct its business and will comply in all material respects with all other applicable Requirements of Law in connection with the Related Documents and the Performance Guaranty.
(g)Fulfillment of Obligations. It will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Agreement, the Related Documents and the Performance Guaranty, and will do nothing to materially impair the rights, title and interest of the Administrative Agent, any Funding Agent or any Owner in and to the Transferred Assets.
(h)ERISA Events. ~~The Guarantor~~It shall give the Administrative Agent and each Funding Agent a written notice promptly, but in no event later than ten (10) Business Days, following the date that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.

(i)German Value-Added Tax. ~~The Guarantor~~It shall pay on demand to each Helaba Owner any and all amounts necessary to indemnify such Helaba Owner from and against any and all Indemnified Amounts relating to or resulting from any value added tax plus any interest and other ancillary Tax charges (A) applicable to the payment of the Servicing Fee, the supply of the services rendered by the Servicer or in connection with the sale and collection of the Transferred Receivables and the Related Rights pursuant to this Agreement or (B) arising as a result of a breach by the Transferor, the Servicer, ~~the~~any Guarantor or any of their Affiliates of Section 3.9(j) (German Value-Added Tax) (less any respective value added tax credits or deductions as are obtained by or credited any of the Helaba Owners, which credits or deductions shall be taken into account following the final and unchangeable determination thereof by the German tax authorities; whereby such Helaba Owner shall take reasonable steps to receive eligible value added tax credits or deductions by filing respective returns).
Section 3.9    Additional Covenants of the Transferor, the Servicer and the ~~Guarantor~~Guarantors. Each of the Transferor, the Servicer and ~~the~~each Guarantor severally covenants and agrees, in each case as to itself individually or in such respective capacities, each with respect to itself only, unless otherwise consented to or waived in accordance with the provisions of Section 9.2, that:
(a)Ratings of Commercial Paper. To the extent that any rating provided with respect to a Conduit Purchaser’s Commercial Paper by any Conduit Purchaser Rating Agency is conditional upon the furnishing of documents or the taking of any other action by the Transferor, the Servicer or the Guarantor, then such party, as applicable, shall take all reasonable actions to furnish such documents and take any such other action.
(b)Information from the Transferor, the Servicer and the ~~Guarantor~~Guarantors. Prior to the Termination Date, each of the Transferor, the Servicer and ~~the~~each Guarantor will furnish to the Administrative Agent and each Funding Agent:
(i)a copy of each material certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of such party under this Agreement, the Conveyancing Agreement, the Sale Agreement or the other Related Documents, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of such party under this Agreement, the Conveyancing Agreement, the Sale Agreement or the other Related Documents and applicable to the transactions contemplated by this Agreement, the Conveyancing Agreement, the Sale Agreement or the other Related Documents, as applicable; and
(ii)such other information (including non-financial information), documents, records or reports reasonably related to this Agreement or the Related Documents or the transactions contemplated thereby and respecting the Receivables, the Transferor, Finco, ~~the~~any Guarantor and the Servicer, as the Administrative Agent, any Conduit Purchaser or any Funding Agent may from time to time reasonably request; provided, that (x) prior to the occurrence and continuation of an Amortization Event, Servicer Default or Termination Event, such information provided to the Administrative Agent and the

Funding Agents shall be limited to the T-Mobile Information, and (y) following the occurrence or, to the extent required, declaration, of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent and each Funding Agent shall receive any information with respect to the Receivables that it in good faith believes is reasonably necessary for the Administrative Agent and the Funding Agents to evaluate and/or enforce their rights and remedies under this Agreement and the other Related Documents with respect to such Transferred Receivables.
(c)Amendments. Neither the Transferor nor the Servicer will make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under the Related Documents, or waive the occurrence of any breach of any representation, warranty or covenant under the Related Documents, without, in each case, the prior written consent of the Required Owners (except as otherwise permitted under Section 9.2).
(d)Prohibition on Indebtedness. Except as permitted by this Agreement, the Conveyancing Agreement or the Sale Agreement, the Transferor agrees that during the term of this Agreement, it shall not incur any indebtedness, or assume or guarantee indebtedness of any other entity, without the consent of Funding Agents representing Ownership Groups having in the aggregate at such time Ownership Group Percentages equal to 100%.
(e)Mutual Obligations. On and after the Original Closing Date, the Transferor and Servicer will do, execute and perform all such other acts, deeds and documents as the other parties hereto may from time to time reasonably require in order to carry out the intent of this Agreement.
(f)Notice of Liens; Documentation of Transfer. The Transferor and the Servicer each agree that it will notify the Administrative Agent and each Funding Agent within ten (10) Business Days of any event that would cause Finco, the Transferor, the Servicer or the Administrative Agent to be required to file financing statements, continuation statements or amendments thereto under the UCC pursuant to the Conveyancing Agreement, the Sale Agreement or this Agreement or otherwise as would be necessary to perfect and maintain the security interest (and its priority) in and to the Transferred Assets contemplated by this Agreement and the other Related Documents.
(g)Delegation of Duties. Except as permitted herein, the Servicer agrees that it will not delegate any of its duties hereunder without the prior written consent of the Required Owners.
(h)Anti-Corruption Laws and Sanctions.
(i)The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and the Transferor, and each of their respective Subsidiaries and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable U.S. Sanctions.

(ii)The Transferor will not sell Receivables or make any Incremental Fundings, and neither of the Servicer nor the Transferor shall procure for its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, directly or, to its knowledge, indirectly, the proceeds of any sale of Receivables hereunder (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto; provided that, in relation to Owners having their seat in Germany, this covenant shall only apply to their benefit to the extent that it would not result in a violation or conflict with §7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with §4 (1) 3 German Foreign Trade and Payments Act (Außenwirtschaftsgesetz)).
(i)Competing Arrangements. Each of Finco and the Transferor represents and warrants that none of TMUS, TMUSA, Finco or the Transferor has entered into any securitization arrangement involving receivables (including transactions similar to the transactions under this Agreement or the airtime service securitization facility initially entered into by Finco’s Affiliates on March 3, 2014) (“Comparable Transactions”) prior to the date hereof, except as disclosed in the periodic or special reports which the Guarantor files with the Securities and Exchange Commission pursuant to the Exchange Act. Each of Finco and the Transferor agrees to promptly provide to the Administrative Agent a copy of the relevant portions of the transaction documents for any Additional Rights (as defined below) contained in any Comparable Transactions into which TMUS, TMUSA, Finco or the Transferor may enter from time to time following the date of this Agreement, and the delivery to the Administrative Agent of such copy shall constitute the granting of Additional Rights (as defined below) created by such Comparable Transactions as required by the next sentence. The Owners shall be entitled to receive the same rights granted in any Comparable Transaction to the extent that any such Comparable Transaction provides for terms that are more favorable than the terms of this Agreement in effect at such time, relating to the definition of or calculation of, or any trigger, amortization event, termination event or event of default, relating to the (i) Consolidated Equity Ratio (or any component thereof) or (ii) Consolidated Leverage Ratio (or any component thereof) (collectively, the “Additional Rights”). The Transferor and Finco agree that any granting of Additional Rights to the Owners pursuant to this Section 3.9(i) shall be incorporated into this Agreement and the Transferor and Finco shall take such actions as are necessary to cause the Additional Rights to be applicable to the Owners. Notwithstanding anything to the contrary in this Section 3.9(i), it is understood and agreed that any capital markets asset-backed securitization transaction (whether privately placed or publically offered) into which TMUS, TMUSA, Finco and/or any Other TMUS Subsidiary may enter from time to time shall not constitute a “Comparable Transaction” hereunder and will not result in any “Additional Rights” hereunder.
(j)German Value-Added Tax. None of the Transferor, the Servicer, the Guarantor or any of their respective Affiliates shall exercise any option (if any) available to it under German law to have value added tax apply with respect to any supply, for German value added tax purposes, rendered in connection with the sale of the Receivables contemplated by the Related Documents, provided that any party having such an option right shall be required to exercise such option if the Helaba Funding Agent shall so request in writing.
Section 3.10    Merger or Consolidation of, or Assumption, of the Obligations of the Guarantor, Finco or the Transferor (a) The Transferor shall not consolidate or merge with any other Person.
(b)Any Person (i) into which the Guarantor or Finco may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Guarantor or Finco, as applicable, shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor or Finco, as applicable, or (iv) succeeding to the business of the Guarantor or Finco, as applicable, which Person shall execute an agreement of assumption to perform every obligation of the Guarantor or Finco, as applicable, under this Agreement, shall be the successor to the Guarantor or Finco, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Guarantor or Finco, as applicable, shall provide notice of any merger, consolidation, succession, conveyance or transfer pursuant to this Section 3.10(b) to each Funding Agent.
(c)Notwithstanding the foregoing, Finco shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
(i)the Person formed by such consolidation or into which Finco is merged or the Person which acquires by conveyance or transfer the properties and assets of Finco substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if Finco is not the surviving Person, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of Finco or the Transferor, as applicable, hereunder;
(ii)immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default shall have occurred; and
(iii)Finco has delivered to the Administrative Agent and each Funding Agent an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the agreement referred to in Section 3.10(b)(iv) above is the legal, valid and binding obligation of such successor Person enforceable against such successor Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
ARTICLE IV.
CONDITIONS PRECEDENT
Section 4.1    Conditions to 2018 Amendment Closing Date. On or prior to the 2018 Amendment Closing Date, the Transferor shall deliver to the Funding Agents the following documents and instruments, all of which shall be in form and substance reasonably acceptable to the Administrative Agent (any or all of which may be waived by the Funding Agents in their sole discretion, including to the extent such documents were provided to any such Funding Agent in connection with the Original Agreement on the Original Closing Date or the Existing Agreement on the 2016 Amendment Closing Date or the 2017 Amendment Closing Date):
(a)Corporate Documents. The Administrative Agent and each Funding Agent shall have received copies, each of which shall be in form and substance satisfactory to the Administrative Agent and each Funding Agent, of the (i) certificate of formation or certificate of incorporation, limited liability company agreement or by-laws, and good standing certificate of the Transferor, Finco, the Servicer and the Guarantor, as applicable, (ii) members’, managers’ or Board of Directors’ resolutions, as applicable, of the Transferor, Finco, the Servicer and the Guarantor with respect to the this Agreement and the Sale Agreement to which such Person is a party, and (iii) incumbency certificate of the Transferor, Finco, the Servicer and the Guarantor, in each case as certified by appropriate corporate authorities, if applicable.
(b)Documents. The Administrative Agent and the Funding Agents shall have received on or before the 2018 Amendment Closing Date each of the items listed on Schedule IV hereto, each (unless otherwise indicated) dated as of the Original Closing Date, the 2016 Amendment Closing Date, the 2017 Amendment Closing Date or the 2018 Amendment Closing Date, as applicable, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent and the Funding Agents, including:
(i)an executed copy of the Sale Agreement, including a complete schedule of the Transferred Receivables (which may be on a compact disc (in a format acceptable to the Administrative Agent) or such other medium as is acceptable to the Administrative Agent);
(ii)an executed copy of each of the Administrative Agent Fee Letter and the Transaction Fee Letter (each as amended and restated as of the 2018 Amendment Closing Date), together with payment to the Person(s) entitled thereto of any and all fees referred to therein payable on the 2018 Amendment Closing Date, including, without limitation, the payment of all reasonable legal fees and expenses of counsel to the Administrative Agent, the Funding Agents and the Owners;

(iii)an executed copy of the Control Agreement with respect to the Collection Account;
(iv)good standing certificates of each of Finco, the Transferor and the Guarantor from the Secretary of State of the State of Delaware dated a date reasonably near the 2018 Amendment Closing Date;
(v)a Confirmation of Guaranty relating to the Performance Guaranty, confirming continuing applicability of the Performance Guaranty in connection with the execution of this Agreement, including the addition of the Starbird Owners as parties to this Agreement;
(vi)resolutions of the member, manager or board of directors, as applicable, of each of Finco, the Transferor and the Guarantor in connection with the execution of this Agreement; and
(vii)a Monthly Report, after giving effect to this Agreement and the transactions contemplated in connection herewith on the 2018 Amendment Closing Date;
(c)Performance by Finco, the Transferor and the Guarantor. All of the terms, covenants, agreements and conditions set forth this Agreement, the Sale Agreement, the Related Documents and the Performance Guaranty to be complied with and performed by Finco, the Transferor, the Servicer or the Guarantor, as the case may be, by the 2018 Amendment Closing Date shall have been complied with or otherwise waived by the Administrative Agent and the Funding Agents.
(d)Representations and Warranties. Each of the representations and warranties of Finco, the Transferor, the Servicer or the Guarantor made in this Agreement, the Sale Agreement, the Related Documents and the Performance Guaranty, as applicable, shall be true and correct in all material respects as of the 2018 Amendment Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time).
(e)Officer’s Certificate. The Administrative Agent and each Funding Agent shall have received an Officer’s Certificate from the Servicer and the Transferor in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent and their respective counsel, dated as of the 2018 Amendment Closing Date, certifying as to the satisfaction of the conditions set forth in Section 4.1(c) and Section 4.1(d).
(f)Financing Statements; Search Reports. The Administrative Agent and each Funding Agent shall have received evidence satisfactory to it that financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the this Agreement and the Sale Agreement have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid, including:

(i)an acknowledgment copy of a proper financing statement (Form UCC-1) for the State of Delaware, dated a date reasonably near to the Original Closing Date naming the Transferor, as the transferor (debtor), with respect to the Transferred Receivables and the Related Rights, and the Administrative Agent (for the benefit of the Owners), as transferee (secured party);
(ii)an acknowledgment copy of a proper financing statement (Form UCC-1) for the State of Delaware, dated a date reasonably near to the Original Closing Date, naming Finco, as the transferor (debtor), with respect to the Transferred Receivables and the Related Rights, and the Transferor, as transferee (secured party), with an assignment by the Transferor to the Administrative Agent (for the benefit of the Owners); and
(iii)certified copies of requests for information or copies of Form UCC-11 (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the 2018 Amendment Closing Date listing all effective financing statements which name (i) the Transferor (under its present name or any previous name) as transferor or debtor and which are filed in the State of Delaware and (ii) Finco (under its present name or any previous name) as transferor or debtor and which are filed in the State of Delaware, in each case together with copies of such financing statements (none of which shall cover any Transferred Receivables or Related Rights, other than any such financing statement filed in connection with this Agreement);
(g)Ratings. The Administrative Agent and each Funding Agent shall have received evidence that each Conduit Purchaser’s Commercial Paper will not be downgraded as a result of entering into this transactions contemplated by this Agreement, including any funding to occur hereunder on the 2018 Amendment Closing Date.
(h)No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by this Agreement, the Sale Agreement and the documents related thereto in any material respect.
(i)Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by this Agreement, the Sale Agreement, the Related Documents and the Performance Guaranty, as applicable, and the other documents related thereto, shall have been obtained or made.
(j)Asset Base. The Administrative Agent and each Funding Agent shall have received evidence that no Asset Base Deficiency exists.
(k)Opinions of Counsel. Counsel to each of the Transferor, Finco and the Guarantor shall have delivered (i) to the Administrative Agent, each Funding Agent and their counsel, (x) a favorable opinion, dated as of the 2018 Amendment Closing Date and reasonably satisfactory in form and substance to the Administrative Agent, each Funding Agent and their counsel, with respect to corporate matters, validity and enforceability of this Agreement, the Sale Agreement, the Related Documents and the Performance Guaranty, no conflict of law and non-contravention of charter documents and certain material agreements, in substantially the form of the corporate and enforceability opinion delivered by counsel on the 2017 Amendment Closing Date, and addressed to the Administrative Agent and each Funding Agent, (y) a favorable opinion, dated as of the 2018 Amendment Closing Date and reasonably satisfactory in form and substance to the Administrative Agent, each Funding Agent and their counsel, with respect to true sale matters, substantive consolidation matters, Volcker Rule and Investment Company Act matters, in substantially the form of the corresponding opinions delivered by counsel on the 2017 Amendment Closing Date, and addressed to the Administrative Agent and each Funding Agent.
(l)Security Interest Opinion. Counsel to the Transferor shall have delivered to the Administrative Agent and each Funding Agent an opinion of counsel, dated as of the 2018 Amendment Closing Date, with respect to the creation and perfection of the security interest of the Administrative Agent (for the benefit of the Owners) in the Transferred Receivables granted pursuant to this Agreement under the Relevant UCC in substantially the form of the security interest opinion delivered by counsel on the 2017 Amendment Closing Date.
(m)Collection Account. The Administrative Agent and each Funding Agent shall have received evidence that the Collection Account has been established in accordance with the terms of this Agreement.
(n)No Amortization Events, Termination Events, etc. No Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default, or Potential Servicer Default shall have occurred and be continuing (in each case, before and after giving effect to the purchase).
(o)Other Documents. The Administrative Agent and each Funding Agent shall have received such additional documents, instruments, certificates or letters as the Administrative Agent or such Funding Agent may reasonably request.
Section 4.2    Conditions to Incremental Funding. Each Incremental Funding shall be subject to satisfaction of the following applicable conditions precedent:
(a)the Administrative Agent and each Funding Agent shall have timely received a properly completed Funding Notice;
(b)after giving effect to the initial transfer of the Transferred Assets on the Original Closing Date or the transfer of Additional Receivables on such Addition Date, as applicable, all representations and warranties of Finco, the applicable Other TMUS Originator (if applicable), the Transferor, the Guarantor and the Servicer contained in this Agreement, the Conveyancing Agreement (from and after the November 2021 Amendment Closing Date), the Sale Agreement and the Performance Guaranty, as applicable, or otherwise made in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (other than representations and warranties which specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date);

(c)Finco, the applicable Other TMUS Originator (if applicable), the Transferor, the Guarantor and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in this Agreement, the Conveyancing Agreement (from and after the November 2021 Amendment Closing Date), the Sale Agreement, the Related Documents and the Performance Guaranty to be performed on or prior to such date;
(d)the Transferor or the Servicer shall have delivered to the Administrative Agent an executed Bringdown Receivables File to the extent that such Incremental Funding is to occur on an Addition Date that is not a Weekly Delivery Date;
(e)the Transferor and the Servicer shall have taken any actions necessary or advisable to maintain the Administrative Agent’s perfected security interest in the Transferred Assets (including in Additional Receivables) for the benefit of the Owners;
(f)no Asset Base Deficiency, Amortization Event, Potential Amortization Event, Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default shall have occurred and be continuing (in each case, before and after giving effect to such Incremental Funding);
(g)immediately after giving effect to such Incremental Funding and the related transfer of Additional Receivables, (i) the Aggregate Net Investment shall not exceed the Purchase Limit and (ii) the aggregate of the Net Investments of the Owners in any Ownership Group shall not exceed the Ownership Group Purchase Limit for such Ownership Group;
(h)the Scheduled Expiry Date shall not have occurred;
(i)with respect to a Conduit Purchaser, such Conduit Purchaser has agreed to participate in such Incremental Funding;
(j)the Administrative Agent and the Funding Agents shall have received a Monthly Report, computed after giving effect to the Incremental Funding on such Funding Date;
(k)no event has occurred and is continuing that would have a Material Adverse Effect; and
(l)the Servicer shall have delivered each Monthly Report, certificate or report required to be delivered by it pursuant to this Agreement, the Conveyancing Agreement and the Sale Agreement.
Section 4.3    Conditions to Sales of Additional Receivables.
Each sale of Additional Receivables hereunder shall be subject to satisfaction of the following applicable conditions precedent on the related Addition Date:
(a)after giving effect to such sale, all representations and warranties of Finco, the applicable Other TMUS Originator (if applicable), the Transferor, the Guarantor and the Servicer contained in this Agreement, the Conveyancing Agreement, the Sale Agreement and the

Performance Guaranty, as applicable, or otherwise made in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (other than representations and warranties which specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date);
(b)Finco, the applicable Other TMUS Originator (if applicable), the Transferor, the Guarantor and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in this Agreement, the Conveyancing Agreement, the Sale Agreement, the Related Documents and the Performance Guaranty to be performed on or prior to such date;
(c)If such Addition Date occurs on a Weekly Delivery Date, the Transferor or the Servicer shall have delivered to the Administrative Agent an executed Weekly Receivables File relating to the applicable Transferred Receivables and Related Rights that were transferred during the period covered by such Weekly Receivables File;
(d)the Transferor and the Servicer shall have taken any actions necessary or advisable to maintain the Administrative Agent’s perfected security interest in the Transferred Assets (including in Additional Receivables) for the benefit of the Owners;
(e)no Amortization Event, Termination Event, or Servicer Default shall have occurred and be continuing;
(f)the Scheduled Expiry Date shall not have occurred;
(g)after giving effect to the proposed sale of Additional Receivables on the proposed Addition Date, the Aggregate Advance Amount shall not exceed the product of (1) 125% (or, with the prior written consent of the Administrative Agent, such greater percentage as the Administrative Agent may agree to) and (2) the Aggregate Net Investment as of such date;
(h)no event has occurred and is continuing that would have a Material Adverse Effect; and
(i)the Servicer shall have delivered each Monthly Report, certificate or report required to be delivered by it pursuant to this Agreement, the Conveyancing Agreement and the Sale Agreement.
For the avoidance of doubt, notwithstanding the conditions specified in this Section 4.3, there shall be no conditions for the transfer and sale of Replacement Receivables from the Transferor to the Administrative Agent (for the benefit of the Owners) relating to and following the exercise of ~~Jump~~Upgrade Contract Features.

ARTICLE V.

OWNERSHIP GROUP PURCHASE LIMITS
Section 5.1.    Ownership Group Purchase Limits. On the November ~~2020~~2021 Amendment Closing Date, the Ownership Group Purchase Limit and Ownership Group Percentage of each of the Ownership Groups consisting of the Gotham Owners, the Helaba Owners, the Old Line Owners, the Starbird Owners ~~and~~, the Mizuho Owners and the Sheffield Owners shall be the applicable amount specified on Schedule I hereto.
ARTICLE VI.
PROTECTION OF THE OWNERS; ADMINISTRATION AND COLLECTIONS
Section 6.1    Maintenance of Information and Computer Records. The Servicer will hold in trust and keep safely for the Owners all evidence of the Administrative Agent’s right, title and interest (for the benefit of the Owners) in and to the Records and the Transferred Assets. The Transferor will, or will cause the Servicer to, place an appropriate code or notation in its Records to indicate that the Administrative Agent (for the benefit of the applicable Owners) owns the Transferred Receivables.

Section 6.2    Inspections.
(a)Finco shall furnish to the Administrative Agent and each Funding Agent from time to time such information with respect to it and the Transferred Assets as the Administrative Agent or such Funding Agent may reasonably request. Finco will, and will cause each of the Servicer, the Transferor and Finco to, from time to time at Finco’s sole cost and expense, and during regular business hours upon reasonable prior notice, permit each of the Administrative Agent and the Funding Agents (or their respective agents or representatives), not more than one (1) time per calendar year unless an Amortization Event, Termination Event, or Servicer Default has occurred and is continuing, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records (including, without limitation, computer files and records) in the possession or under the control of the Servicer, the Transferor relating to the Transferred Assets and the related Transferred Receivables, Credit Agreements and Obligors, subject to any applicable restrictions or limitations on access to any information that is classified or restricted by contract or by law, regulation or governmental guidelines, and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants (such visit, inspection and examination, collectively, an “Inspection”); provided, that (x) prior to the occurrence and continuation of an Amortization Event, Servicer Default or Termination Event, such information provided to the Administrative Agent and the Funding Agents shall be limited to (A) the T-Mobile Information and (B) information required under Section 3.7(t)(ii), and (y) following the occurrence or, to the extent required, declaration, of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent and each Funding Agent shall receive any information with respect to the Receivables that it in good faith believes is reasonably necessary for the Administrative Agent and the Funding Agents to evaluate and/or enforce their rights and remedies under this Agreement, the Conveyancing

Agreement, the Sale Agreement and Related Documents with respect to such Transferred Receivables. From and after the occurrence of an Amortization Event, Servicer Default or Termination Event, the Administrative Agent shall be entitled to conduct an unlimited number of Inspections at the expense of Finco. Nothing in this Section 6.2(a) shall derogate from the obligation of the Administrative Agent or Finco to observe any applicable Requirement of Law prohibiting disclosure of information regarding the Obligors, and the failure of Finco to provide access as provided in this Section 6.2(a) as a result of such obligation shall not constitute a breach of this Section 6.2(a).
(b)Nothing in this Section 6.2 shall affect the obligation of the Transferor or the Servicer to observe any applicable law prohibiting the disclosure of information regarding the Obligors, and the failure of the Transferor or the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 6.2.
Section 6.3    Maintenance of Writings and Records. The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its chief executive office or at an office of the Servicer designated in advance to the Administrative Agent (who, in turn, will notify each Funding Agent of such designation), each writing or Record which evidences, and which is reasonably necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent or its designees to determine at any time the status of, the interest of the Owners in each Transferred Receivable.
Section 6.4    Performance of Undertakings Under the Transferred Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each Transferred Receivable or related Credit Agreement and will not take any action or cause any action to be taken to materially impair the rights of the Administrative Agent, any Funding Agent or any Owner.
Section 6.5    Administration and Collections.
(a)General. Finco agrees to act as the Servicer under this Agreement and the Administrative Agent and the Owners hereby consent to Finco acting as Servicer. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with Requirements of Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Transferor and the Administrative Agent hereby appoint the Servicer, from time to time designated pursuant to this Section 6.5 as agent for themselves to enforce their respective rights and interests in the Transferred Receivables and Related Rights. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Transferred Receivables. The Servicer may delegate and/or assign its servicing duties hereunder to an Affiliate of the Servicer for the servicing, administration or collection of the Transferred Receivables. Any such delegation or assignment shall not affect the Servicer’s liability for performance of its duties and obligations pursuant to the terms hereof. The Servicer may delegate its servicing duties hereunder to any Person for the servicing, administration or collection of the Transferred Receivables except for its Primary

Servicing Duties. Any such delegation shall not affect the Servicer’s liability for performance of its duties and obligations pursuant to the terms hereof. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Transferred Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Transferred Receivable, the Administrative Agent shall (at its option), at the Servicer’s expense either (i) take steps to enforce such Transferred Receivable, including bringing suit in any of their names or the name of the Owners or (ii) take such steps as are necessary to enable the Servicer to enforce such Transferred Receivable.
(b)Collection of Receivable Payments. The Servicer shall service and administer the Transferred Receivables and Related Rights, shall collect and deposit Collections on such Transferred Receivables into the Collection Account and shall charge-off as uncollectible Transferred Receivables, all in accordance with its customary and usual servicing procedures for servicing receivables comparable to the Transferred Receivables and in accordance with the Credit and Collection Policies and in the manner set forth in this Agreement. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.7, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Administrative Agent following the occurrence and continuance of a Servicer Default pursuant to Section 6.7, (i) to make withdrawals and payments from the Collection Account as set forth in this Agreement, (ii) to take any action required or permitted in this Agreement, (iii) to execute and deliver, on behalf of the Administrative Agent, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Receivables and Related Rights and, after the delinquency of any Transferred Receivables and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Transferred Receivables and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Transferor as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. The Transferor shall, upon the written request of the Servicer, furnish the Servicer with any documents relating to the Transferor or the Transferred Assets in such Person’s possession reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
(c)The Servicer shall comply with and perform its servicing obligations with respect to the Transferred Receivables in accordance with the Credit Agreements relating to the Transferred Receivables and the Credit and Collection Policies, except insofar as any failure to so comply or perform would not have an Adverse Effect. Subject to compliance with all Requirements of Law, the Servicer, may, in accordance with the Credit and Collection Policies, extend the maturity or adjust the Principal Balance of any Transferred Receivables or otherwise modify the payment terms of any Transferred Receivables as it deems appropriate; provided, that such extension, adjustment or modification shall not (i) modify or alter the status of any Transferred Receivable as a Defaulted Receivable or a Delinquent Receivable, (ii) after giving effect to any such adjustment or modification cause an Adverse Effect, or (iii) after giving effect to any such adjustment or modification cause an Asset Base Deficiency to exist.
(d)Finco, the Servicer and their Affiliates shall perform their respective obligations under the Credit Agreements related to the Transferred Receivables to the same extent as if Transferred Receivables had not been sold and the exercise by the Administrative Agent of its rights under this Agreement shall not release Finco, the Servicer and their Affiliates from any of their duties or obligations with respect to any Transferred Receivables or related Credit Agreements. The Administrative Agent shall have no obligation or liability with respect to any Transferred Receivables or related Credit Agreements, nor shall it be obligated to perform the obligations of Finco, the Servicer and their Affiliates thereunder.
(e)The Servicer shall, as soon as practicable following receipt, turn over to the owner thereof any cash collections or other cash proceeds received with respect to receivables not constituting Transferred Receivables.
(f)The Servicer shall pay out of its own funds, without reimbursement (except as provided herein), all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Transferred Receivables.
(g)The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Transferred Receivable, (ii) will maintain in effect all qualifications required under Requirements of Law in order to service properly each Transferred Receivable, and (iii) will comply in all material respects with all other Requirements of Law in connection with servicing each Transferred Receivable, except where the failure to so comply would not have an Adverse Effect.
(h)The Servicer shall take no action in violation of this Agreement which, nor omit to take in violation of this Agreement any action the omission of which, would substantially impair the rights of the Administrative Agent in any Transferred Receivable, nor shall it reschedule, revise or defer payments due on any Transferred Receivable except (i) in accordance with the Credit and Collection Policies, (ii) in accordance with its customary and usual servicing procedures, or (iii~~) with respect to any COVID Deferring Receivable, in accordance with the COVID Deferral Program, or (iv~~) with respect to any Force Majeure Assisted Receivable, in accordance with the Force Majeure Assistance Program related thereto.
(i)Collection Account. The Transferor shall establish and maintain an Eligible Account (the “Collection Account”) for receiving and disbursing amounts in accordance with Section 2.8. The Servicer shall advise the Administrative Agent in writing of the location of the Collection Account. The Collection Account shall be used only for the collection of the amounts and for application of such amounts as described in Section 2.8. The Collection Account will be governed by the Control Agreement pursuant to which the Administrative Agent shall have Control pursuant to the terms of the Control Agreement. If the Collection Account ceases to be an Eligible Account, the Servicer shall within ten (10) Business Days of receipt of notice of such change in eligibility transfer the property credited to the Collection Account to an account meeting the requirements of an Eligible Account, which is established pursuant to a substitute

Control Agreement, and as to which the Administrative Agent shall have Control. The Servicer shall promptly notify the Administrative Agent of the establishment of a replacement Collection Account and shall provide the Administrative Agent with such information with respect thereto as the Administrative Agent may reasonably request. To the extent of its interest therein (if any), the Servicer hereby grants to the Administrative Agent (for the benefit of the Owners) a security interest in all of the Servicer’s right, title and interest in the Collection Account and all amounts from time to time credited to the Collection Account (including, without limitation, interest, cash and other property from time to time received, receivable or otherwise distributed in respect of or in connection with amounts on deposit in the Collection Account). In the event there shall have been deposited in the Collection Account any amount not required to be deposited therein and so identified to the Administrative Agent, such amount shall be withdrawn from the Collection Account, any provision herein to the contrary notwithstanding, and any such amounts shall not be deemed to be a part of the Collection Account.
All amounts deposited in the Collection Account shall remain in a deposit account maintained at the Account Bank. On each Payment Date, all interest received on funds on deposit in the Collection Account, if any, shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Total Distribution Amount.
The Servicer and the Transferor agree to take all actions reasonably necessary, including the filing of appropriate financing statements and the giving of proper registration instructions relating to any investments, to protect the Administrative Agent’s interest (on behalf of the Owners) in the Collection Account and any moneys therein and to enable the Administrative Agent to enforce its rights (on behalf of the Owners) under the Control Agreement(s) relating to the Collection Account. Following a Servicer Default or Termination Event, the Administrative Agent may, or shall at the direction of the Required Owners, deliver a “shifting control notice” to the depositary bank at which the Collection Account is maintained, upon receipt of which notice, such depositary bank will follow the direction of the Administrative Agent as to application of Collections in such Collection Account.
(j)Enforcement Proceedings. In the event of a default under any Transferred Receivable, the Servicer shall, at the Servicer’s sole expense, to the full extent permitted by law and pursuant to its Customary Servicing Practices, have the power and authority, on behalf of each Owner, to take or cause to be taken any action in respect of any such Transferred Receivable as the Servicer may deem advisable. The Servicer shall use reasonable efforts, consistent with its Customary Servicing Practices, to realize upon the Transferred Receivable as to which the Servicer, pursuant to its Customary Servicing Practices, shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables. In no event shall the Servicer or the Transferor, as the case may be, be entitled to make or authorize any Person to make the Administrative Agent, any Funding Agent or any Owner a party to any litigation without such Person’s express prior written consent.
(k)Direction of Servicer Following Certain Events. Subject to any other more specific terms of this Agreement, upon the occurrence and during the continuation of a Servicer

Default or Termination Event, the Administrative Agent may direct the Servicer to take all steps and actions permitted to be taken under this Agreement with respect to any Transferred Receivable which the Administrative Agent, in its reasonable discretion, may deem necessary or advisable to negotiate or otherwise realize on any right in connection with the Transferred Assets.
Section 6.6    Complete Servicing Transfer.
(a)General. If at any time a Servicer Default or a Termination Event shall have occurred and be continuing, the Administrative Agent may, with the consent, or shall at the direction, of the Required Owners, by notice in writing to the Servicer (a “Termination Notice”), terminate the Servicer’s capacity as Servicer in respect of the Transferred Receivables (such termination referred to herein as a “Complete Servicing Transfer”).
(b)On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.6(a), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Administrative Agent. The Administrative Agent shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), acting at the written direction of the Required Owners, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Administrative Agent shall give prompt notice to the Transferor upon the appointment of a Successor Servicer.
(c)Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.
In connection with any Termination Notice, the Administrative Agent will review any bids which it obtains from Eligible Servicers and may appoint, or at the written direction of the Required Owners shall appoint, any Eligible Servicer submitting such a reasonable market bid to act as the Successor Servicer; provided, however, that the Transferor shall be responsible for payment of any portion of the Servicing Fee and other amounts paid to a Successor Servicer as servicing compensation in excess of the Servicing Fee and amounts paid to the Servicer prior to the Complete Servicing Transfer. The Administrative Agent shall have the right, at the Servicer’s and the Transferor’s expense, to retain the services of a financial advisor or consultant to assist with the appointment of a Successor Servicer.
(d)Transition. The Servicer agrees to cooperate with the Successor Servicer and the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Transferred Receivables. Upon a Complete Servicing Transfer, the

Servicer shall within fifteen (15) days of such Complete Servicing Transfer, transfer the Records relating to the Transferred Assets or facilitate the transfer of such Records to the Successor Servicer. To the extent that compliance with this Section 6.6 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.
(e)Collections. If at any time there shall be a Complete Servicing Transfer, the existing Servicer will cause to be transmitted and delivered directly to the Successor Servicer, for the account of the Owners, or deposited in the Collection Account, all Collections in respect of Transferred Receivables (properly endorsed, where required), so that such items may be collected by the Successor Servicer. All such Collections consisting of cash shall not be commingled with other items or monies of the existing Servicer for a period longer than two Business Days. If the Administrative Agent (or its designated agent) or the Successor Servicer receives items or monies that are not payments on account of the Transferred Receivables, such items or monies shall be held in trust by the Administrative Agent or the Successor Servicer for Finco’s benefit and delivered promptly to the existing Servicer after being so identified by the Administrative Agent (or its designated agent) or the Successor Servicer.
(f)Collection and Administration at Expense of the Transferor. The Servicer agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including, without limitation, attorneys’ and accountants’ and other third parties’ reasonable fees and expenses, expenses incurred by each such Person, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Transferor and the Servicer) incurred by each such Person in connection with and following the transfer of functions following a Complete Servicing Transfer.
(g)Payments by Obligors. The Administrative Agent shall be entitled to notify the Obligors of Transferred Receivables to make payments directly to the Administrative Agent (for the benefit of the Owners) of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event or (ii) a Complete Servicing Transfer and, at the request of the Required Owners, the Administrative Agent shall so notify the Obligors.
(h)Following a Servicer Default, the Servicer will agree to (i) in the case of a Servicer Default specified in Section 6.7(d) and in the case of a Servicer Default specified in Section 6.7(e) relating to the occurrence of an Insolvency Event of the Servicer defined in clause (b)(iii) of the definition of “Insolvency Event”, cooperate with, or facilitate, the transfer of wireless service of the Obligors to a successor wireless service provider, and (ii) facilitate any transfer of servicing as described in this Article VI.
Section 6.7    Servicer Default. A “Servicer Default” shall mean the occurrence and continuance of one or more of the following events or conditions:
(a)the Servicer shall fail to (i) make any payment, transfer or deposit required under this Agreement on or before the date such payment, transfer or deposit is required to be made (or direction given), which failure continues unremedied for a period of five (5) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of the Servicer or after discovery of such failure by an Authorized Officer of the Servicer, or (ii) deliver a Monthly Report in accordance with Section 6.12 within five (5) Business Days after the due date thereof; or
(b)the Servicer shall fail to (i) deliver any report, other than delivery of a Monthly Report, required to be delivered to the Administrative Agent or any Funding Agent within fifteen (15) days after the due date thereof or (ii) duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, the Conveyancing Agreement or the Sale Agreement, which failure (A) results in an Adverse Effect on the Administrative Agent or any Funding Agent and (B) continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of the Servicer by the Transferor, or to an Authorized Officer of the Servicer or the Transferor by the Administrative Agent or any Funding Agent, or after discovery of such failure by an Authorized Officer of the Servicer; or
(c)any representation, warranty or certification made by the Servicer in this Agreement, the Conveyancing Agreement or the Sale Agreement or in any certificate, report, or financial statement delivered by the Servicer pursuant hereto or thereto proves to have been incorrect in any material respect when made and such inaccuracy (A) results in an Adverse Effect on the Administrative Agent, the Funding Agents or the Owners and (B) continues unremedied for a period of thirty (30) days after the date on which written notice of such inaccuracy, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of the Servicer by the Transferor, or to an Authorized Officer of the Servicer or the Transferor by the Administrative Agent or any Funding Agent, or after discovery of such inaccuracy by an Authorized Officer of the Servicer; or
(d)neither the Servicer nor any of its Affiliates is engaged in the mobile communications business in the United States; or
(e)an Insolvency Event with respect to the Servicer shall have occurred; or
(f)the Servicer shall resign pursuant to Section 6.8 and an Affiliate of the Servicer has not become the Successor Servicer pursuant to Section 6.8; or
(g)except as permitted herein, the Servicer shall assign or delegate its servicing duties or obligations hereunder.
Notwithstanding the foregoing, no Servicer Default shall occur under clause (a) above for a period of ten (10) Business Days after the applicable grace period or under clause (b) or (c) above for a period of sixty (60) days after the applicable grace period if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an event that occurs as a result of an act of God, an act of the public enemy, acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes; provided, that the Servicer shall use all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Administrative Agent and the Transferor with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.
Within five (5) Business Days after an Authorized Officer of the Servicer has actual knowledge of any Servicer Default, the Servicer shall give notice thereof to the Administrative Agent.
Section 6.8    Finco Not to Resign as Servicer. Finco shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Finco shall be communicated to the Funding Agents at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an opinion of counsel to such effect delivered to the Funding Agents concurrently with or promptly after such notice. Unless required by law, no such resignation shall become effective until the Administrative Agent or the Successor Servicer shall (i) have taken the actions required by Section 6.6 to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Administrative Agent or the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Transferred Receivable and the delivery of the Records relating to the Transferred Receivables, and the related accounts and records maintained by the Servicer, and (ii) have assumed the responsibilities and obligations of Finco hereunder in writing.

Section 6.9    Servicing Fee. (a) As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, on each Payment Date, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the aggregate Principal Balances of the Transferred Receivables as of the close of business on the last day of the immediately preceding Collection Period.
(b)The Servicer shall issue a separate invoice to each of the Helaba Owners on the services rendered during any month and the Servicing Fee thereon by the Payment Date in the following month. Such invoices shall be materially in the form specified in Annex D. The Helaba Funding Agent shall inform the Servicer of any required change to the invoicing should the relevant statutory VAT provisions or their interpretation change. Notwithstanding the receipt of invoices by the Helaba Owners from the Servicer, the Servicing Fee shall be payable only from Collections pursuant to Section 2.8.
Section 6.10    Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, fees and disbursements incurred in connection with collection and enforcement of Transferred Receivables (other than amounts incurred in connection with the liquidation of a Transferred Receivable which amounts shall be netted against the Recoveries, if any), taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrative Agent, any Funding Agent and any Owner.
Section 6.11    Limitation on Liability of Servicer and Others. Notwithstanding anything to the contrary herein, none of the Servicer or any of the directors or officers or employees or agents of the Servicer, as the case may be, shall be under any liability to the Affected Parties, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer, as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.
Without limiting any other provision of this Agreement, the Servicer shall be obligated to appear in, prosecute and defend only legal actions that are incidental to its duties to service the Transferred Receivables in accordance with this Agreement.
Section 6.12    Monthly Report. On each Determination Date, with respect to each Payment Date and the related Collection Period, the Servicer shall prepare and deliver (i) to each Funding Agent, an electronic copy of the Monthly Report (and, upon request of any Funding Agent, the Servicer shall deliver a copy thereof by such other means as such Funding Agent may reasonably request) and (ii) to the Administrative Agent, a signed copy of the Monthly Report, in each case, as of the close of business of the Servicer on the last day of the immediately preceding Collection Period. The Servicer may deliver the updated Receivables Schedule on the related Determination Date along with the Monthly Report to be delivered on such date. In the event that neither Finco nor any of its Affiliates is the Servicer, the Successor Servicer shall deliver each Monthly Report (and updated Receivables Schedule, if applicable) in the manner described above. Each Monthly Report delivered pursuant to this Section 6.12 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report.
Section 6.13    Notices to the Transferor. In the event that T-Mobile Financial LLC is no longer acting as Servicer, any Successor Servicer shall deliver or make available to the Transferor each certificate and report to be provided thereafter pursuant to Section 6.12.
Section 6.14    Annual Statement of Compliance from Servicer; Annual Servicing Report of Independent Public Accountants. (a) The Servicer will deliver to the Administrative Agent and each Funding Agent, on or before April 30 of each year commencing April 30, 2016 (or in the case of the Successor Servicer, the year after such entity becomes the Successor Servicer), an Officer’s Certificate substantially in the form of Exhibit I, stating that (a) a review of the activities of the Servicer during the twelve months ended the immediately preceding December 31 (or with respect to the first Officer’s Certificate to be delivered on or before April 30, 2016, with respect to the period from the Original Closing Date to and including December 31, 2015), which represents the fiscal year end of the Servicer (or other applicable date), and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all of its obligations under this Agreement throughout such period, and no Servicer Default has occurred or is continuing, or, to the extent known to such officer if there has been a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event. Notwithstanding the foregoing, the parties hereto agree that the first Officer’s Certificate to be delivered with respect to the period from the Original Closing Date to and including December 31, 2015 shall be delivered on or prior to August 31, 2016.
(b)The Servicer shall at its expense appoint independent public accountants (which may be the audit firm of TMUS) to prepare and deliver the report(s) specified in Section 3.7(s).
Section 6.15    Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a Dilution or posting error to an Obligor, because such Receivable was created in respect of a handset device, a Smart Watch or an Accessory which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case (other than cases resulting from Servicer error, a remedy for which is provided in Section 6.15(b)), any amount required herein to be calculated by reference to the amount of Receivables, will be reduced by the amount of the adjustment. Any adjustment required pursuant to the preceding sentence shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following the exclusion of such Receivables from a calculation, an Asset Base Deficiency exists, the Transferor shall make a deposit into the Collection Account in immediately available funds in an amount equal to the lesser of (i) the amount of such Asset Base Deficiency, and (ii) the Principal Balance of such Receivables.
(b)If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.
(c)Adjustments made pursuant to this Section 6.15 shall not require any change in any report previously delivered pursuant to Section 6.12, except to the extent the Servicer determines that the aggregate amount of adjustments could have an Adverse Effect.
Section 6.16    Liability of Servicer. The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 6.17    Modifications to Credit Agreements. Subject to compliance with all Requirements of Law, the Servicer may change the terms and provisions of the applicable Credit Agreements in any respect, provided that any such change would not be reasonably likely to (a) materially affect the collectability of the related Receivables, taken as a whole, or (b) have an Adverse Effect; provided, that any material change to the Credit Agreements that could reasonably be likely to adversely affect the Owners shall be subject to consent of the Required Owners.
Section 6.18    Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Credit Agreement, if any, will maintain in effect all qualifications and licenses required under Requirements of Law in order to service properly each Receivable and the related Credit Agreement, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables, except to the extent the failure to so comply would not have an Adverse Effect.

Section 6.19    Limitations on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, members, managers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Transferor, the Administrative Agent, the Owners, the Cap Counterparty or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, member, manager, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Owners with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Owners hereunder.
Section 6.20    Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Transferor or the Administrative Agent, as applicable, access to the documentation regarding the Receivables in such cases where the Transferor or the Administrative Agent, as applicable, is required in connection with the enforcement of the rights of Owners or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures, (d) at reasonably accessible offices in the continental United States designated by the Servicer, and (e) once per calendar year. Nothing in this Section 6.20 shall derogate from the obligation of the Transferor, the Administrative Agent and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 6.20 as a result of such obligation shall not constitute a breach of this Section 6.20.
Section 6.21    Examination of Records. The Transferor and the Servicer shall indicate in their computer files or other records that the Transferred Receivables have been conveyed to the Administrative Agent (for the benefit of the Owners) pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Transferred Receivable sold to the Administrative Agent (for the benefit of the Owners).
Section 6.22    Communications Regarding Compliance Matters. The Servicer agrees to comply with, and any Successor Servicer, by accepting its appointment as such, agrees to cooperate in good faith with any reasonable request by Finco or the Transferor for information which is required in order to enable Finco or the Transferor to comply with reporting requirements under the Exchange Act and any other Requirements of Law to the extent applicable.
ARTICLE VII.
TERMINATION EVENTS; AMORTIZATION EVENTS
Section 7.1    Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
(a)an Insolvency Event with respect to the Transferor, the Servicer, Finco (whether or not Finco shall then be the Servicer), any Other TMUS Originator or the Guarantor shall have occurred;
(b)default in the payment of any Yield owing to any Funding Agent or Owner pursuant to Section 2.8 of this Agreement when the same becomes due and payable and such default shall continue for a period of five (5) Business Days;
(c)default in the payment of any outstanding Net Investment on the Final Payment Date, if and to the extent not previously paid;
(d)default in the performance or observance of (i) any covenant or agreement of the Transferor made in this Agreement for the benefit of the Administrative Agent, the Funding Agents or the Owners (other than a covenant or agreement, a default in the performance or observance of which is elsewhere in this Section 7.1 specifically dealt with), or (ii) any representation or warranty of the Transferor made in this Agreement for the benefit of the Administrative Agent, the Funding Agents or the Owners proving to have been incorrect in any material respect as of the time when the same shall have been made, which default or inaccuracy, as applicable, has an Adverse Effect on the Administrative Agent, the Funding Agents or the Owners and continues unremedied for sixty (60) days after the date on which written notice of such failure or inaccuracy, shall have been given in writing to an Authorized Officer of the Transferor by the Administrative Agent or the Funding Agents;
(e)failure on the part of Finco, any Other TMUS Originator, the Transferor or the Servicer to make any payment, transfer or deposit required by the terms of this Agreement, the Conveyancing Agreement or the Sale Agreement on or before the date such payment, transfer or deposit is required to be made herein or therein and such failure shall continue for a period of five (5) Business Days after written notice to an Authorized Officer of Finco, the Servicer or the Transferor, or actual knowledge by an Authorized Officer of Finco, the Servicer or the Transferor;
(f)the Transferor is required to register as an investment company under the Investment Company Act;
(g)a breach of any covenant of the Transferor ~~or~~, Finco or any Other TMUS Originator in this Agreement, the Conveyancing Agreement or the Sale Agreement, as applicable, which breach (i) has an Adverse Effect on the interest of any Funding Agent or any Owner and (ii) continues for a period of thirty (30) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of the Transferor ~~or Finco~~, Finco or, if applicable, the applicable Other TMUS Originator, as applicable, or after discovery of such breach, requiring the same to be remedied, by an Authorized Officer of the Transferor ~~or Finco~~, Finco or, if applicable, the applicable Other TMUS Originator, as applicable;
(h)as of any date of determination, an Asset Base Deficiency exists, and such condition continues unremedied for a period of sixty (60) consecutive days;
(i)all of the following conditions shall have occurred: (A) a Termination Notice shall have been delivered to the Servicer by the Administrative Agent pursuant to Section 6.6(a) of this Agreement, and (B) a Successor Servicer shall not have been appointed and assumed the servicing of the Transferred Receivables pursuant to a servicing agreement reasonably acceptable to the Required Owners by the date which is sixty (60) days after the date on which such Servicer Default initially occurred;
(j)the Administrative Agent (for the benefit of the Owners) shall fail to have a first priority perfected security interest in a material portion of the Transferred Assets.
For the avoidance of doubt, the five (5) Business Day grace period provided for in the Termination Events described in paragraphs (b) and (d) above shall run contemporaneously with the comparable five (5) Business Day grace period relating to the comparable covenant or obligation of the Transferor or the Servicer, as applicable, to pay, transfer or deposit funds in this Agreement, the Conveyancing Agreement or the Sale Agreement.
The Transferor shall deliver to the Administrative Agent, promptly, but in any event within five (5) days after the occurrence of any Termination Event, written notice in the form of an Officer’s Certificate of the Transferor of such Termination Event, its status and what action the Transferor is taking or proposes to take with respect thereto.
Section 7.2    Remedies Upon the Occurrence of a Termination Event. (a) If a Termination Event occurs and is continuing, (i) the Administrative Agent shall at the request, or may with the consent, of the Required Owners, by notice to the Transferor, declare a Termination Date to have occurred and all outstanding Tranche Periods to be ended; provided that, in the case of a Termination Event under Section 7.1(a), (b), (c), (e), (f), (h) or (i), the Termination Date shall automatically occur and all Tranche Periods shall be ended, (ii) the Administrative Agent shall at the request, or may with the consent, of the Required Owners, exercise its rights and remedies under the Control Agreement(s) relating to the Collection Account and as otherwise contemplated herein, (iii) the Administrative Agent, on behalf of the Owners, shall accept no further transfers of Receivables, and (iv) the Purchase Limit then in effect shall be reduced to an amount equal to the Aggregate Net Investment at such time. In addition, if a Termination Event occurs and is continuing and, if the Servicer is Finco or any Affiliate thereof at such time, the Administrative Agent shall at the request, or may with the consent, of the Required Owners, terminate Finco or such Affiliate thereof as Servicer hereunder in accordance with Section 6.6. If a Termination Date occurs, then the Administrative Agent (for the benefit of the Owners) shall have all rights of the Transferor (i) as “Purchaser” under the Sale Agreement and otherwise with respect to Receivables and (ii) under or with respect to the Eligible Interest Rate Caps. In addition, following the occurrence and during the continuance of a Termination Event, each Owner shall fund its Net Investment at the Default Rate as provided herein.
(b)Upon the occurrence and during the continuance of a Termination Event, the Administrative Agent (for the benefit of the Owners) shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable laws, which rights shall be cumulative. The Administrative Agent may with the consent, or shall at the direction of the Required Owners, exercise from time to time some or all of the rights and remedies described in the preceding sentence. No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.
(c)In addition to any rights and remedies granted to the Administrative Agent pursuant to the terms of this Agreement, following the occurrence and continuance of a Termination Event, the Administrative Agent may appoint an independent auditor of national reputation reasonably acceptable to the Servicer to verify that all prior Monthly Reports delivered under this Agreement have been prepared and delivered in accordance with the terms of this Agreement.
Section 7.3    Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)the occurrence, continuance and, to the extent required, declaration of a Termination Event;
(b)a Servicer Default shall have occurred or, to the extent required, been declared;
(c)Finco, any Other TMUS Originator, the Transferor or the Servicer, as applicable, shall fail to:
(i)(A) deliver a Monthly Report required to be delivered to the Administrative Agent within five (5) Business Days after the due date thereof, or (B) deliver any report (other than a Monthly Report) required to be delivered to the Administrative Agent within fifteen (15) days after the due date thereof,
(ii)duly observe or perform the covenants set forth in this Agreement with respect to Liens relating to the Transferred Receivables, which continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of Finco, the Transferor or the Servicer, as applicable, or after discovery of such failure by an Authorized Officer of Finco, the Transferor or the Servicer, as applicable, or
(iii)duly observe or perform in any material respect any other covenant or agreement of Finco, such Other TMUS Originator, the Transferor or the Servicer, as the case may be, set forth in this Agreement ~~or~~, the Conveyancing Agreement, the Sale Agreement or, if applicable, any EIP Dealer Agreement to which it is a party, which failure (A) results in an Adverse Effect on the Funding Agents or the Owners and (B) continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of Finco, such Other TMUS Originator, the Transferor or the Servicer, as applicable, or after discovery of such failure by an Authorized Officer of Finco, such Other TMUS Originator, the Transferor or the Servicer, as applicable; provided, however, no Amortization Event shall be deemed to occur if the relevant Transferred Receivables are repurchased in accordance with this Agreement;
(d)any representation or warranty made by the Transferor ~~or~~, Finco or any Other TMUS Originator in this Agreement, the Conveyancing Agreement or the Sale Agreement, proves to have been incorrect in any material respect when made and such inaccuracy results in an Adverse Effect on the Funding Agents or the Owners and such Adverse Effect continues for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given in accordance with Section 9.3 or to an Authorized Officer of Finco, such Other TMUS Originator or the Transferor, as applicable, or after discovery of such failure by an Authorized Officer of the Transferor ~~or~~, Finco or such Other TMUS Originator, as applicable; provided, however, that no Amortization Event shall be deemed to occur if the relevant Transferred Receivables relating to such representation or warranty are repurchased in accordance with this Agreement;

(e)an Asset Base Deficiency exists and such condition has existed unremedied for a period of five (5) consecutive days;
(f)the three-month average Default Ratio relating to the Transferred Receivables shall exceed 8.00%;
(g)the three-month average Delinquency Ratio relating to the Transferred Receivables shall exceed 3.50%;
(h)the three-month average Dilution Ratio relating to the Transferred Receivables shall exceed 4.00%
(i)the Transferor shall fail to comply with the Hedging Requirements and such failure shall continue unremedied for more than ten (10) days after written notice thereof being given in accordance with Section 9.3 to an Authorized Officer of the Transferor or the Servicer by the Administrative Agent or any Funding Agents;
(j)a Change of Control Triggering Event shall have occurred;
(k)litigation, arbitration or governmental proceedings shall have been instituted involving Finco, any Other TMUS Originator, the Transferor or the Transferred Receivables that could reasonably be expected to materially and adversely affect Finco, such Other TMUS Originator, the Transferor or the collectability of the Transferred Receivables;
(l)any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which a solvent insurance company has not denied coverage) shall be entered or filed against the Transferor or any of its assets and shall remain undischarged, unpaid, unvacated, unappealed, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder);
(m)Finco, the Transferor, TMUS or TMUSA shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate, in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure to pay shall continue for two (2) days after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;
(n)there shall have occurred an event or situation with respect to the Transferor, either Guarantor, ~~or~~ Finco or any Other TMUS Originator that shall have a material adverse effect on the legality, validity or enforceability of any of this Agreement, the Conveyancing Agreement, the Sale Agreement or the Performance Guaranty, or any such party’s ability to perform its respective obligations thereunder, other than such material adverse effects which are the direct result of actions or omissions of the Administrative Agent, any Funding Agent or any Owner;

(o)the Transferor is a “covered fund” for purposes of regulations adopted under the Volcker Rule;
(p)(i) either Guarantor shall purport to revoke or terminate the Performance Guaranty, or the Performance Guaranty shall no longer be in effect, or either Guarantor shall fail to make any payments required thereunder in a timely manner; or (ii) either Guarantor shall fail to perform, in a timely manner, any of its obligations under the Performance Guaranty or this Agreement, or there shall have occurred any material breach of any of the representations and warranties, or any covenants or other agreements, made by either Guarantor under the Performance Guaranty;
(q)the Consolidated Equity Ratio shall at any time be less than the greater of (i) 17.50% and (ii) such higher amount as any of TMUS, TMUSA, the Servicer or the Transferor may agree, whether by way of similar provision, representation, covenant or warranty, in any Comparable Transaction in any similar provision, for so long as any such Comparable Transaction is outstanding;
(r)the Consolidated Leverage Ratio shall at any time be greater than the lesser of (i) 500% and (ii) such lower amount as any of TMUS, TMUSA, the Servicer or the Transferor may agree, whether by way of similar provision, representation, covenant or warranty, in any Comparable Transaction in any similar provision, for so long as such Comparable Transaction is outstanding; ~~or~~
(s)the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA, or a contribution failure occurs sufficient to give rise to a lien under Section 303(k) of ERISA or Section 430(k) of the Code, with regard to any of the assets of Finco or the Transferor, and, in each case, such lien shall not have been released within thirty (30) days; or
(t)with respect to any Eligible Interest Rate Cap which, by its terms, shall cease to be in force and effect on or following the Interest Rate Cap Renewal Date, the Transferor shall fail to amend or enter into a replacement of such Eligible Interest Rate Cap which conforms to the provisions of Exhibit D hereto.
then, in the case of any event described in subsections (b), (c), (d), (e), (i), (k), (m), (n), or (p)(ii), after the applicable grace period, if any, set forth in such subparagraphs, the Required Owners or the Administrative Agent, acting at the direction of the Required Owners, by notice then given in writing to the Transferor and the Servicer may declare that an amortization event (each, an “Amortization Event”) has occurred as of the date of such notice, and in the case of any event described in subsections (a), (f), (g), (h), (j), (l), (o), (p)(i), (q), (r) or (s), an Amortization Event shall occur without any notice or other action on the part of the Administrative Agent or the Required Owners immediately upon the occurrence of such event. In addition, following the occurrence and during the continuance of an Amortization Event, each Owner shall fund its Net Investment at the Amortization Rate as provided herein.

ARTICLE VIII.
INDEMNIFICATION
Section 8.1    Indemnification (a) Without limiting any other rights which any Owner, any Funding Agent or the Administrative Agent may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Affected Party from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by any Affected Party of the Transferred Assets, excluding, however, (x) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Affected Party, (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Transferred Receivables, or (z) Excluded Taxes relating to a loss solely in respect of Taxes. Without limiting the generality of the foregoing, the Transferor shall indemnify each Affected Party for Indemnified Amounts relating to or resulting from:
(i)the failure of any Transferred Receivable reported by the Transferor as an Eligible Receivable to be an Eligible Receivable at the time of transfer to the Administrative Agent (for the benefit of the Owners);
(ii)any representation or warranty made or deemed made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement or any other Related Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(iii)the failure by the Transferor to comply with any applicable Requirement of Law with respect to any Credit Agreement or Transferred Receivable;
(iv)any failure of the Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Related Document;
(v)any products liability, personal injury or damage suit or other similar claim arising out of or in connection with products or services that are the subject of any Credit Agreement, Transferred Receivable or the related Financed Equipment;
(vi)any dispute, defense, claim or offset (other than the bankruptcy of an Obligor, unless the basis for any avoidance action, or any diminution in the claim related to any Transferred Receivable, during any bankruptcy proceeding relates to any action or omission on the part of the Transferor) of the Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Transferred Receivable or the related Credit Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)the commingling of Collections of Transferred Receivables at any time with other funds;
(viii)any investigation, litigation or proceeding related to or arising from this Agreement or any other Related Document, the transactions contemplated hereby and thereby, the transfer of the Transferred Assets to the Administrative Agent (for the benefit of the Owners), or any other investigation, litigation or proceeding relating to the Transferor in which any Affected Party becomes involved as a result of any of the transactions contemplated hereby;
(ix)any inability to litigate any claim against any Obligor in respect of any Transferred Receivable as a result of such Obligor being immune at the time of the transfer of such Transferred Receivable (w) if applicable, from the applicable EIP Dealer to the applicable Other TMUS Originator, (x) if applicable, from the applicable Other TMUS Originator or applicable EIP Dealer to Finco, (y) from Finco to the Transferor, and (z) from the Transferor to the Administrative Agent (for the benefit of the Owners), from civil and commercial law and suit;
(x)any failure to vest and maintain vested in the Administrative Agent (for the benefit of the Owners), legal and equitable title to, and ownership of, the Transferred Assets and the Collections on the Transferred Receivables, free and clear of any Lien;
(xi)the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Lien of the Administrative Agent (for the benefit of the Owners) in the Transferred Assets;
(xii)the failure of the Transferor to receive reasonably equivalent value for the Transferred Receivables and Related Rights that it transfers to the Administrative Agent (for the benefit of the Owners);
(xiii)any action or omission by the Transferor that reduces or impairs the rights of the Transferor or its assigns with respect to any Transferred Receivable or the ability to collect the principal balance of such Transferred Receivable;
(xiv)any transfer under the ~~Sale~~Conveyancing Agreement, the Sale Agreement or any EIP Dealer Agreement being found to be void by a court of competent jurisdiction;
(xv)the failure by the Transferor to pay when due any taxes owed by it, including, without limitation, sales, excise or personal property taxes;
(xvi)any attempt by any Person to void any transfer hereunder based on the acts or omissions of the Transferor;

(xvii)the failure of the Principal Balance of any Transferred Receivable to equal the amount reported or represented by the Transferor as the principal balance of such Transferred Receivable; or
(xviii)any value added tax plus any interest and other ancillary Tax charges (A) applicable to the payment of the Servicing Fee, the supply of the services rendered by the Servicer or in connection with the sale and collection of the Transferred Receivables and the Related Rights pursuant to this Agreement or (B) arising as a result of a breach by the Transferor, the Servicer, the Guarantor, any Other TMUS Originator or any of their Affiliates of Section 3.9(j) (German Value-Added Tax) (less any respective value added tax credits or deductions as are obtained by or credited to any of the Helaba Owners, which credits or deductions shall be taken into account following the final and unchangeable determination thereof by the German tax authorities; whereby such Helaba Owner shall take reasonable steps to receive eligible value added tax credits or deductions by filing respective returns).
If any Conduit Purchaser is an Affected Party and such Affected Party enters into agreements for the acquisition of interests in receivables from one or more other Persons under its commercial paper program (“Other Transferors”), such Conduit Purchaser shall allocate ratably such Indemnified Amounts which are attributable to the Transferor and to the Other Transferors to the Transferor and each Other Transferor; provided, however, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.
(b)The Servicer shall indemnify and hold harmless each Affected Party against Indemnified Amounts, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with, or otherwise with respect to (i) any breach of any representation, warranty, covenant, agreement or other obligation of the Servicer set forth in this Agreement or any other Related Document (or any certificate or report of the Servicer delivered pursuant hereto or thereto) to which the Servicer is a party, (ii) the failure by the Servicer to comply with any applicable Requirement of Law with respect to any Credit Agreement or Transferred Receivable, (iii) the commingling of Collections of Transferred Receivables at any time with other funds, (iv) any action or omission by the Servicer not in compliance with the Credit and Collection Policies that has the effect of reducing or impairing the rights of any Owner with respect to any Transferred Receivable or the value of any Transferred Receivable; or (v) any dispute, defense, claim, offset or defense of the Obligor to the payment of any Transferred Receivable resulting from or related to the collection activities with respect to such Transferred Receivable; provided, however, that (A) the Servicer shall not be so required to indemnify any such Affected Party or otherwise be liable to any such Affected Party hereunder for any Indemnified Amounts incurred for or on account of or arising from or in connection with or otherwise with respect to any breach of any covenant set forth herein a remedy for the breach of which is provided in Section 2.12 or Section 2.13 of this Agreement and (B) the Servicer shall not be required to indemnify any Affected Party for (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Affected Party seeking indemnification; (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or (z) Excluded Taxes relating to an Indemnified Amount solely in respect of Taxes. Any indemnification pursuant to this Section 8.1(b) shall be had only from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by such Affected Parties. The provisions of this Section 8.1(b) shall survive the termination of this Agreement.
(c)Promptly after receipt by an Affected Party under this Section 8.1 of written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it, such Affected Party will, if a claim is to be made against the Transferor or the Servicer, as applicable, notify the Transferor or the Servicer, as applicable, thereof in writing; but the omission so to notify the Transferor or the Servicer, as applicable, will not relieve the Transferor or the Servicer, as applicable, from any liability (otherwise than under this Section 8.1) which it may have to any Affected Party except as may be required or provided otherwise than under this Section 8.1, unless and to the extent any such liability is caused by such omission. Thereafter, the Affected Party and the Transferor or the Servicer, as applicable, shall consult, to the extent appropriate, with a view to minimizing the cost to the Transferor or the Servicer, as applicable, of its obligations hereunder. In case any Affected Party receives written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it and it notifies the Transferor or the Servicer, as applicable, thereof, the Transferor or the Servicer, as applicable, will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Affected Party promptly after receiving the aforesaid notice from such Affected Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Affected Party; provided, however, that if the parties against which any damage, loss or expense arises include both the Affected Party and the Transferor or the Servicer, as applicable, and counsel to the Affected Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Transferor or the Servicer, as applicable, and may conflict therewith, the Affected Party or Parties shall have the right to select one separate counsel for such Affected Party or Parties to assume such legal defenses and otherwise to participate in the defense of such damage, loss or expense on behalf of such Affected Party or Parties. Upon receipt of notice from the Transferor or the Servicer, as applicable, to such Affected Party of its election so to assume the defense of such damage, loss or expense and approval by the Affected Party of counsel, the Transferor or the Servicer, as applicable, shall not be liable to such Affected Party under this Section 8.1 for any legal or other expenses subsequently incurred by such Affected Party in connection with the defense thereof unless (i) the Affected Party shall have employed such counsel in connection with assumption of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Transferor or the Servicer, as applicable, shall not have employed and continued to employ counsel reasonably satisfactory to the Affected Party to represent the Affected Party within a reasonable time after notice of commencement of the action or (iii) the Transferor or the Servicer, as applicable, shall have authorized the employment of counsel for the Affected Party at the expense of the Transferor or the Servicer, as applicable.

(d)Notwithstanding any other provisions contained in this Section 8.1, (i) the Transferor or the Servicer, as applicable, shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any damage, loss, or expense effected without its consent and (ii) after the Transferor or the Servicer, as applicable, has assumed the defense of any damage, loss or expense under Section 8.1(b) with respect to any Affected Party, it will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involved the payment of money damages except if the Transferor or the Servicer, as applicable, agrees with such Affected Party to pay such money damages and, if not simultaneously paid, to furnish such Affected Party with satisfactory evidence of its ability to pay such money damages, and (2) if such settlement, compromise or order involves any relief against such Affected Party, other than the payment of money damages, except with the prior written consent of such Affected Party.
Section 8.2    Tax Indemnification. (a) Any and all payments by the Transferor or the Servicer hereunder to any Owner, any Funding Agent or the Administrative Agent (each an “Indemnified Party”) under this Agreement, to the extent allowed by law, shall be made in accordance with Section 2.8 free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any United States or foreign governmental authority, including any interest, additions to tax or penalties applicable thereto, including any related penalties or interest (all such items and amounts being collectively referred to as “Taxes”) excluding any such Taxes that are (i) net income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of such Indemnified Party or the gross receipts or income of such Indemnified Party, in each case (x) imposed as a result of the recipient being organized under the laws of, or having its principal office or, in the case of any Owner or Participant, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) imposed as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, any Conduit Support Document or any Related Document, or sold or assigned an interest in any Transferred Assets), (ii) any Taxes that would not have been imposed but for the failure of such Owner, Participant, Funding Agent or Administrative Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Owner, Participant, Funding Agent or Administrative Agent, as applicable, (iii) any Taxes imposed as a result of a change by an Owner or Participant of its lending office (other than changes mandated by this Agreement or required by law), (iv) any withholding Taxes imposed under FATCA, and (v) in the case of an Owner, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Owner with respect to an applicable interest in any Transferred Assets pursuant to a law in effect on the date on which (1) such Owner became a party hereto (other than pursuant to an assignment under Section 8.2(d) or Section 8.2(e) hereof), or (2) such Owner otherwise changes its lending office, except in each case to the extent that, pursuant to Section 8.2(a), amounts with respect to such Taxes were payable either to such Owner’s assignor immediately before such Owner became a party hereto or to such Owner immediately before it changed its lending office (all such excluded taxes being hereinafter called “Excluded Taxes” but, for the avoidance of doubt, Excluded Taxes shall not include any Taxes payable by the Helaba Owners contemplated by Section 8.1(a)(xviii)). If the Transferor or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to an Indemnified Party on account of Collections on the Transferred Receivables, (A) in the case of Taxes other than Excluded Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (other than Excluded Taxes), including deductions of Taxes applicable to additional sums payable under this Section 8.2(a) so that such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (B) the Transferor or the Servicer shall make the required deductions of Taxes, and (C) the Transferor or the Servicer shall pay the full amount of Taxes so deducted to the relevant taxation authority in accordance with applicable law. If the Transferor or the Servicer fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Funding Agent, on behalf of itself or such Owner, or to the Administrative Agent, as applicable, the required receipts or other required documentary evidence, the Transferor or the Servicer, as applicable, shall within thirty (30) Business Days after demand therefor pay to such Funding Agent, on behalf of itself or such Owner, or to the Administrative Agent for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by such Owner, Funding Agent or Administrative Agent, as applicable, as a result of any such failure; provided, however, that if such Owner, Funding Agent or Administrative Agent fails to provide notice to the Transferor or the Servicer, as applicable, of the imposition of any such Taxes within thirty (30) Business Days following the receipt of actual written notice of the imposition of such Taxes, there will be no obligation for the Transferor or the Servicer to make a payment pursuant to this Section 8.2(a) in respect of any interest or penalties reasonably attributable to the period beginning on such 30th day and ending ten (10) Business Days after the Transferor or the Servicer receives notice from such Owner, Funding Agent or the Administrative Agent. The Transferor will not have an obligation to make a payment pursuant to this Section 8.2(a) in respect of incremental taxes, interest or penalties reasonably attributable to the negligence or willful misconduct of any such Owner or Funding Agent or the Administrative Agent.
(b)An Owner claiming increased amounts under this Section 8.2 for Taxes paid or payable by such Owner will furnish to the applicable Funding Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Owner for such Taxes, and such Funding Agent shall deliver a copy thereof to the Transferor, the Administrative Agent and the Servicer. A Funding Agent or the Administrative Agent claiming increased amounts under this Section 8.2 for its own account for Taxes paid or payable by such Funding Agent or the Administrative Agent, as applicable, will furnish to the Transferor and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Funding Agent or the Administrative Agent for such Taxes. Any such certificate of an Owner or Funding Agent or the Administrative Agent shall be conclusive absent manifest error. Failure on the part of any Owner or Funding Agent or the Administrative Agent to demand additional amounts pursuant to this Section 8.2 with respect to any period shall not constitute a waiver of the right of such

Owner or Funding Agent or the Administrative Agent, as the case may be, to demand compensation with respect to such period. Each Owner agrees that it will not demand compensation under this Section 8.2 for amounts incurred more than 180 days prior to the date of demand, provided, that if the Regulatory Change giving rise to such increased amounts is retroactive, then the 180-day period referred to above shall extend to include the period of retroactive effect. All such amounts shall be due and payable to such Funding Agent on behalf of such Owner or to such Funding Agent or the Administrative Agent for its own account, as the case may be, on the Payment Date following receipt by the Transferor of such certificate, if such certificate is received by the Transferor at least five (5) Business Days prior to the Determination Date related to such Payment Date and otherwise shall be due and payable on the following Payment Date.
(c)Each Owner and each Participant agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Transferor, the Servicer, the applicable Funding Agent and the Administrative Agent (i) (x) if such Owner is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code, two duly completed (in a manner reasonably satisfactory to the Transferor) copies of the U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8EXP, or successor applicable forms required to evidence that the Owner is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (or in the case of an assignee or Participant at a rate no greater than that applicable to the related Owner if such Owner is entitled to receive amounts pursuant to this Section 8.2), or (y) if such Owner is a “United States person,” a duly completed (in a manner reasonably satisfactory to the Transferor) U.S. Internal Revenue Service Form W-9 or successor applicable or required forms, and (ii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding and backup withholding taxes. Each Owner also agrees to deliver to the Transferor, the Servicer, the applicable Funding Agent and the Administrative Agent two further duly completed (in a manner reasonably satisfactory to the Transferor) copies of such U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8EXP or Form W-9, as applicable, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer, the Transferor, a Funding Agent or the Administrative Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Owner is no longer eligible as a result of such change to deliver the then-applicable form set forth above and so advises the Servicer, the Transferor, the applicable Funding Agent and the Administrative Agent.
(d)Each Owner agrees that it shall use commercially reasonable efforts to reduce or eliminate any amount due under this Section 8.2, including but not limited to designating a different lending office if such designation will eliminate or reduce any amount due under this Section 8.2 and will not, in the reasonable opinion of such Owner, be unlawful or otherwise disadvantageous to such Owner or inconsistent with its policies or result in any unreimbursed cost or expense to such Owner or in an increase in the aggregate amount payable under Section 8.3 hereof.
(e)If any Owner requests compensation under this Section 8.2, the Transferor may, at its sole expense and effort, upon notice to such Owner, the related Funding Agent and the Administrative Agent, request that such Owner assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.2 of this Agreement), all its interests, rights (other than its existing rights to payments pursuant to this Section 8.2) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Owner, if an Owner accepts such assignment), or if such Owner and its related Funding Agent do not consent to such assignment, the Transferor may terminate such Owner’s or the related Ownership Group’s interests, rights and obligations under this Agreement; provided that (i) with respect to any such assignment described above, the Transferor shall have received the prior written consent of the Funding Agent for the related Owner and the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed, (ii) such assigning or terminated Owner shall have received payment of an amount equal to the Net Investment, accrued yield thereon, accrued fees and all other amounts payable to it hereunder or relating to this Agreement, and (iii) in the case of any such assignment resulting from a claim for compensation under this Section 8.2, such assignment will result in a reduction in such compensation or payments. The Transferor shall not request that any Owner make any such assignment and delegation if, prior thereto, as a result of a waiver by such Owner or otherwise, the circumstances entitling the Transferor to request such assignment and delegation cease to apply.
(f)If a payment made hereunder to any Indemnified Party would be subject to withholding tax imposed by FATCA if such Indemnified Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Indemnified Party (or the Funding Agent acting on its behalf) shall deliver to the Transferor, the Servicer and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such persons such documentation prescribed by applicable law and such additional documentation reasonably requested by the Transferor or the Administrative Agent as may be necessary for such persons to comply with their obligations under FATCA and to determine that such Indemnified Party has complied with such Indemnified Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(g)If any Conduit Purchaser is an Indemnified Party and such Indemnified Party enters into agreements for the acquisition of interests in receivables from Other Transferors, such Indemnified Party shall allocate ratably among the Transferor and such Other Transferors any amounts owing under this Section 8.2 which are attributable to the Transferor and to the Other Transferors, which amounts shall be paid by the Transferor (“Section 8.2 Costs”), provided further, that if such Section 8.2 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs.

Section 8.3    Additional Costs. (a) The Transferor shall, subject to Section 9.11(b), pay to any Affected Party from time to time on demand of such Affected Party, such amounts as such Affected Party may reasonably determine to be necessary to compensate it for any increase in costs which any such party reasonably determines are attributable to its acquiring or committing to acquire the Transferred Assets or maintaining all or any portion of the Net Investment under this Agreement, or any reduction in any amount receivable by such Affected Party hereunder or under the relevant Conduit Support Document (such increases in costs, payments and reductions in amounts receivable being herein called “Additional Costs”) resulting from any Regulatory Change or from time to time complying with, or implementing, any Regulatory Change, which (i) changes the method or basis of taxation in the jurisdiction in which the party claiming Additional Costs is organized or in which the party claiming Additional Costs maintains its lending office for the transactions contemplated hereby of (A) any amounts payable to such Affected Party, under this Agreement or any relevant Conduit Support Document or (B) such amounts when considered together with any amounts to be paid by any Affected Party who is a Conduit Purchaser in respect of its Commercial Paper or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, capital or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Conduit Purchaser, Committed Purchaser or Conduit Support Provider. Notwithstanding the foregoing, the Transferor shall not be required to make any payment under this Section 8.3 relating to (i) any amount included in the computation of ~~LIBOR~~the Benchmark, or (ii) increased expenses incurred, amounts not received, or required payments made more than 60 days prior to the date of the certificate of notice of such Additional Costs delivered by the Affected Party to the Transferor. If at any time a demand for payment is to be made pursuant to this Section 8.3(a), the applicable Affected Party shall deliver to the Transferor a certificate in reasonable detail setting forth the amount to be paid to such Affected Party at such time.
(b)Determinations and allocations by the Affected Party for purposes of this Section 8.3 shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made in good faith and on a reasonable basis, reasonable written evidence (including an explanation of the applicable Regulatory Change and a reasonably detailed computation of an accounting for any amounts demanded) of which shall be provided to the Transferor upon request.
(c)Anything in this Section 8.3 to the contrary notwithstanding, if the Affected Party is a Conduit Purchaser and such Affected Party enters into agreements for the acquisition of interests in receivables from Other Transferors, such Affected Party shall allocate ratably among the Transferor and such Other Transferors the liability for any amounts under this Section 8.3 (“Section 8.3 Costs”) which are attributable to the Transferor and Other Transferors which amounts shall be paid by the Transferor or the Other Transferors; provided, that if such Section 8.3 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.3 Costs or if such Section 8.3 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.3 Costs.

(d)Each Affected Party agrees to promptly notify the Transferor or the Servicer, as the case may be, if such Person receives notice of any potential tax assessment by any federal, state or local tax authority for which the Transferor or the Servicer as the case may be, may be liable pursuant to Section 8.2 or Section 8.3. Each Owner and each Funding Agent further agree that the Transferor and Finco shall bear no cost (including costs relating to penalties and interest) relating to the failure of such Person to file in a timely manner any tax returns required to be filed by such Person in accordance with applicable statutes and regulations.
(e)Anything in this Section 8.3 to the contrary notwithstanding, promptly following notice by any Affected Party to Finco stating that such Affected Party has incurred any Additional Cost that is a CRR Cost pursuant to the terms of Section 3.7(jj)(iv) by reason of Finco’s breach of its obligations under clause (i), (ii) or (iii) of Section 3.7(jj), and identifying the breached obligation and setting forth the amount of such CRR Cost together with a calculation thereof in reasonable detail, Finco shall pay to the Administrative Agent for the account of such Affected Party the amount of such CRR Cost.
Section 8.4    Other Costs and Expenses. The Transferor and Finco shall, subject to Section 9.11(b), pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement, each Related Document and the other documents to be delivered hereunder, including, without limitation, reasonable fees and out-of-pocket expenses of legal counsel for the Administrative Agent and the Funding Agents and with respect to advising any Funding Agent, the Administrative Agent or any Owner as to its rights and remedies under this Agreement and the other Related Documents, respectively, and all costs and expenses, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder. The Transferor shall pay on demand all costs and expenses in connection with the administration or amendment of this Agreement, the other Related Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and out-of-pocket expenses of legal counsel for each Funding Agent, the Administrative Agent and any Owner with respect thereto. The Transferor and Finco shall reimburse each Conduit Purchaser for any amounts such Conduit Purchaser must pay to any other Owner pursuant to its Conduit Support Document on account of any tax described in Section 8.2 and applicable to such financial institution.

ARTICLE IX.
MISCELLANEOUS
Section 9.1    Term of Agreement. This Agreement shall terminate following the Termination Date when the Aggregate Net Investment has been reduced to zero, all accrued Yield and Monthly Non-Use Fees have been paid in full and all other Aggregate Unpaids have been reduced to zero; provided, however, that the indemnification and payment provisions of Article VIII and the provisions of Sections 9.4, 9.5, 9.8, 9.9, 9.10, 9.11, 9.14 and this Section 9.1 shall be continuing and shall survive any termination of this Agreement, subject to applicable statutes of limitation; provided further, however, that any such indemnification or payment claim must be presented to the Transferor or Finco within sixty (60) days after the Affected Party receives notice or otherwise becomes aware of such claim.

Section 9.2    Waivers; Amendments. (a) Subject to ~~Section~~Sections 9.2(c)~~,~~ and 9.20, the Required Owners and the Administrative Agent may, in writing, from time to time, (x) enter into agreements with the Transferor, Finco and TMUS amending, modifying or supplementing this Agreement, and (y) in their sole discretion, grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Transferor, Finco or TMUS under this Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Funding Agents:
(i)change or waive the definitions of “Advance Amount,” “Aggregate Advance Amount,” “Aggregate Net Investment,” “Amortization Date,” “Asset Base Deficiency,” “Change of Control,” “Commercial Paper Rate,” “Consolidated Equity Ratio,” “Consolidated Leverage Ratio,” “Default Ratio,” “Defaulted Receivable,” “Delinquency Ratio,” “Determination Date,” “Eligible Interest Rate Cap,” “Eligible Receivable,” “Excess Concentrations,” “~~Jump~~Upgrade Termination Event,” “Nonconforming ~~Jump~~Upgrade Receivables,” “Servicer Default,” or any definition included in Annex A (or any components of, or definitions used in, such definitions) contained in this Agreement;
(ii)reduce the Principal Distribution Amount, Yield, Program Fee or Monthly Non-Use Fee that is payable on account of any Transferred Assets or delay any scheduled date for payment thereof;
(iii)reduce fees, deposits or other amounts payable by the Transferor, Finco, the Servicer or the Guarantor to the Funding Agents or the Owners or into the Collection Account, or delay the dates on which they are payable;
(iv)except as extended in accordance with the terms of this Agreement, extend the Scheduled Expiry Date;
(v)change or waive any of the provisions of Section 2.8(a), Section 2.8(d), Section 2.17, Section 2.18, Section 2.19, Section 3.6(n), Section 3.6(p), Section 3.7(n), Section 3.7(s), Section 3.7(t), Section 3.8(c), Section 3.8(i), Section 3.9(c), Section 3.9(j), Section 3.10, Section 4.2, Section 4.3, Section 6.7(f), Section 6.8, Section 8.1(a)(xviii), this Section 9.2, Section 9.9 or Section 9.11, the definition of “Required Owners”, or the automatic occurrence effect of any of the Amortization Events contemplated by Sections 7.3(a), 7.3(j), 7.3(q) or 7.3(r);
(vi)modify in any respect the Termination Events, Amortization Events or Servicer Defaults or the provisions relating to the automatic occurrence of Termination Events or Amortization Events in Section 7.1, Section 7.2 or Section 7.3;
(vii)release or otherwise waive the Guarantor’s performance of its obligations pursuant to the Performance Guaranty; or

(viii)make any change that could reasonably be expected to impair the creation or perfection of the security interest in favor of the Administrative Agent for the benefit of the Owners.
and provided, further, that no amendment, waiver or consent shall increase the Ownership Group Purchase Limit of any Ownership Group unless such amendment, waiver or consent is in writing and signed by the Funding Agent for such Ownership Group and the related Conduit Purchaser and Committed Purchaser. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that certain amendments, waivers and consents with respect to this Agreement may require the consent of one or more Cap Counterparties, as and to the extent provided in the related Eligible Interest Rate Caps.
The Administrative Agent shall provide each Conduit Purchaser Rating Agency with notice of each amendment, waiver or consent with respect to this Agreement.
(b)Each Funding Agent shall provide a copy of any amendment, restatement, supplement or other modification of any Conduit Support Document relating to the Transferred Assets and its Ownership Group, which amendment, restatement, supplement or other modification of the related Conduit Support Document materially affects the legal structure of the related Conduit Purchaser as determined by the related Funding Agent in its sole discretion, to the Transferor and the Servicer promptly after the date thereof; provided, that the failure to provide any such copy shall not give rise to any claim, defense or other right other than the right to receive such copy and, provided, further, that no copy of any extension of any such Conduit Support Document need be provided to either such party.
(c)Notwithstanding anything in this Section 9.2 to the contrary, this Agreement may be amended by the Servicer and the Transferor, by a written instrument signed by each of them, without the consent of any of the Owners, the Funding Agents or the Administrative Agent, to (i) cure any ambiguity, (ii) correct or supplement any provision herein or in any amendment hereto that may be inconsistent with any other provision herein or in any amendment hereto, or (iii) add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Transferor to avoid the imposition of state or local income or franchise taxes imposed on the Transferor’s property or its income; provided, however, that the Transferor delivers to the Administrative Agent and the Funding Agents an Officer’s Certificate to the effect that such amendment does not affect the rights, duties or obligations of the Administrative Agent, the Funding Agents or the Owners, and that such action will not have a Material Adverse Effect.
(d)~~Notwithstanding anything to the contrary in this Section 9.2, elsewhere in this Agreement, or in any other Related Document, if a Benchmark Transition Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date have occurred, the Administrative Agent and the Transferor shall amend this Agreement to replace LIBOR (as defined herein) with an agreed Benchmark Replacement which will become effective for all purposes hereunder and under any other Related Document at or after 5:00 p.m. (New York City time) on the fifth (5th) Combined Business Day after the date notice of such amendment is provided to the Owners without any further action or consent of any other party to this Agreement so long as the Administrative Agent has not received, by such time, written notice of~~

~~objection to such amendment from Owners holding greater than 50% of the Purchase Limit. Without limiting the generality of the foregoing:~~
(i)~~In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Transferor will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Related Document, but subject to the other terms and conditions of this clause (d), any amendments implementing such Benchmark Replacement Conforming Changes will become effective as provided therein without any further action or consent of any other party to this Agreement.~~
(ii)~~The Administrative Agent will promptly notify the Transferor, the Servicer and the Owners of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation and effectiveness of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.~~
(iii)~~Any determination, decision or election that may be made by the Administrative Agent and the Transferor pursuant to this Section 9.2(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in their respective reasonable discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 9.2(d).~~
Section 9.3    Notices. All communications and notices provided for hereunder shall be in writing (including telecopy or electronic transmission or similar writing) and shall be given to the other party or parties at its address, telecopy number or e-mail address (if an e-mail address is provided) set forth hereunder or on Schedule I hereto or at such other address, telecopy number or e-mail address as such party may hereafter specify for the purposes of notice to such party. Each such properly given notice or other communication shall be effective when received.

If to the Transferor:
T-Mobile Handset Funding LLC
12920 S.E. 38th Street
Bellevue, WA 98006
Attention:    Johannes Thorsteinsson
Facsimile No.:    (425) 383-4840
With a copy to:
T-Mobile Financial LLC
12920 SE 38th Street
Bellevue, WA 98006

Attention:    General Counsel
Facsimile No.:    (425) 383-4840
With a copy to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
Attention:    Sagi Tamir
Facsimile No.:     (212) 849-5608
If to Finco:
T-Mobile Financial LLC
12920 SE 38th Street
Bellevue, WA 98006
Attention:    Johannes Thorsteinsson
Facsimile No.:    (425) 383-4840
With a copy to:
T-Mobile Financial LLC
12920 SE 38th Street
Bellevue, WA 98006
Attention:    General Counsel
Facsimile No.:    (425) 383-4840
With a copy to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
Attention:    Sagi Tamir
Facsimile No.:     (212) 849-5608
If to the Administrative Agent:
Royal Bank of Canada
200 Vesey Street, 12th Floor
New York, NY 10281
Attention: Securitization Finance
Facsimile No.: (212) 428-2304
With a copy to:
RBC Capital Markets
Two Little Falls Center

2751 Centerville Road, Suite 212
Wilmington, DE 19808
Attention: Securitization Finance
Tel. No.: (302) 892-5903
Facsimile No.: (302) 892-5900
With a copy to:
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Cory E. Barry
Facsimile No.: (202) 739-3001
Section 9.4    Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.

Section 9.5    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 9.6    Severability; Counterparts, Waiver of Setoff. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Transferor and Finco hereby agree to waive any right of setoff which it may have or to which it may be entitled against any Owner, any Funding Agent or the Administrative Agent and their respective assets. Each Owner, each Funding Agent and the Administrative Agent hereby agree to waive any right of setoff which they may have or to which they may be entitled against the Transferor or Finco and their respective assets.

Section 9.7    Assignments and Participations. (a) Each Funding Agent, each of the Conduit Purchasers and the Committed Purchasers and their respective assignees may assign without any prior written consent, in whole or in part, its interest in the Transferred Assets and rights and obligations hereunder to any Permitted Transferee. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, the Conduit Purchaser, its Committed Purchaser(s) and its Funding Agent) will be required to execute and deliver to the Transferor, the Servicer and the Administrative Agent an Assignment and Assumption Agreement. Following any assignment in accordance with the foregoing criteria, the Ownership Group Percentage and Ownership Group Purchase Limit of each Ownership Group hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment (and Schedule I hereto shall be deemed to be amended accordingly). Notwithstanding the foregoing, the applicable Conduit Support Documents shall govern the ability of (i) a Conduit Purchaser to assign, participate, or otherwise transfer any portion of the Transferred Assets (and the rights and obligations hereunder owned by it) to its Conduit Support Providers and (ii) a Conduit Support Provider to assign, participate, or otherwise transfer any portion of the Transferred Assets (and the rights and obligations hereunder) owned by such Conduit Support Provider. The Transferor and the Servicer hereby agree and consent to the complete assignment by the applicable Owners of all of, or the grant of a security interest in (or pledge of) all or any portion of, their respective rights under, interest in, title to and obligations under this Agreement and the Related Documents to the respective collateral agent or trustee under the applicable Conduit Purchaser’s Commercial Paper program, in each case without the execution and delivery of an Assignment and Assumption Agreement.
(b)None of the Transferor, Finco or the Servicer may assign its rights or obligations hereunder or any interest herein without the prior written consent of all Funding Agents.
(c)Any Owner may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons who is a Permitted Transferee (each, a “Participant”) participating interests in all or a portion of its rights and obligations hereunder. Notwithstanding any such sale by an Owner of participating interests to a Participant, (i) such Owner’s rights and obligations under this Agreement shall remain unchanged, (ii) such Owner shall remain solely responsible for the performance hereof and thereof, and (iii) the Transferor, the Servicer, the Administrative Agent, each other Owner and the Funding Agents shall continue to deal solely and directly with such Owner in connection with such Owner’s rights and obligations under this Agreement. Each Owner agrees that any agreement between such Owner and any such Participant in respect of such participating interest shall not restrict or condition such Owner’s right to agree to any amendment, supplement, waiver or modification of this Agreement. The Transferor and the Servicer agree that each Participant shall be entitled to the benefits of Article VIII as though they were Owners; provided, that all such amounts payable by the Transferor or the Servicer to any such Participant shall be limited to the amounts which would have been payable to the Owner selling such participating interest had such interest not been sold.
(d)Any Owner may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest on its Net Investment) under this Agreement and the Related Documents to secure obligations of such Owner to a Federal Reserve Bank, the U.S. Treasury, the Federal Deposit Insurance Corporation or the central bank of any nation or other political body in which it is domiciled or located, and any Conduit Purchaser may assign all of, or the grant of a security interest in (or pledge of) all or any portion of, such Conduit Purchaser’s respective rights under, interest in, title to and obligations under this Agreement and the Related Documents to the respective collateral agent or trustee under the applicable Conduit Purchaser’s Commercial Paper program, in each case without the execution and delivery of an Assignment and Assumption Agreement, and Sections 9.7(a) and 9.7(c) shall not apply to any such pledge or grant of a security interest described in this clause (e); provided that no such pledge or grant of a security interest shall release any Owner from any of its obligations hereunder or substitute any such pledgee or grantee for such Owner as a party hereto.
Section 9.8    Confidentiality. (a) The parties shall treat as confidential this Agreement, the transactions contemplated hereunder and any and all business and trade secrets and other information received in connection with this Agreement or the performance thereof and information about a party’s business or financial matters, technical information or any other proprietary information relating to a party or its Affiliates and their respective operations, businesses, technical know-how and financial affairs, that is obtained by the other party as a result of the working relationship between the parties, whether obtained prior to or after the date hereof (the “Confidential Information”) during the term of this Agreement and a further period of two (2) years following its termination or expiration. Confidential Information shall include, without limitation, trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, maps, blueprints, diagrams, flow charts and any other technical, financial, business or proprietary information of any kind or nature whatsoever. The parties shall not disclose any Confidential Information to anyone, except (a) any assignees, potential assignees, the Administrative Agent, potential Participants, including without limitation any successor Owner, Conduit Purchasers or any provider of liquidity, credit or equity support facilities or any financial advisor to, or for the account of, a Conduit Purchaser (including, if applicable, the respective collateral agent or conduit trustee for its commercial paper program), (b) any “nationally recognized statistical rating organization” (as defined in, or by reference to, Rule 17g-5 under the Exchange Act (“Rule 17g-5”)) (each an “NRSRO”) by posting such confidential information to a password-protected internet website accessible to each NRSRO in connection with, and subject to the terms of, Rule 17g-5 and, without limiting the generality of the foregoing, to each Conduit Purchaser Rating Agency, (c) the placement agents for any Conduit Purchaser’s Commercial Paper, subject to the confidentiality agreements entered into between such Conduit Purchaser and such placement agents, (d) in the case of the parties hereto or the persons referred to in clauses (a) through (c) above, any of their respective directors, managers, executives, employees, affiliates, auditors, lawyers, advisors, authorized agents and/or duly appointed representatives who have a specific and reasonable interest in knowing, viewing and using such Confidential Information and agree to be bound by the confidentiality provisions of this Section 9.8, (e) as required by applicable law, rule, regulation or official direction, (f) as required or requested by a regulatory authority with jurisdiction over such party, or (g) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 9.8, or (y) becomes available to the Administrative Agent or any Owner or any of their respective Affiliates on a nonconfidential basis from a source other than the Transferor, the Servicer, or the Guarantor.
(b)Notwithstanding anything to the contrary stated herein, the parties hereto agree that they will be bound by the additional confidentiality provisions contained in Annex C hereto.
Section 9.9    No Bankruptcy Petition Against the Conduit Purchasers. Each of the parties hereto hereby covenants and agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser, and any Committed Purchaser that is also a Conduit Purchaser, prior to the date which is two years and one day after the payment in full of all privately or publicly placed indebtedness for borrowed money of such Conduit Purchaser or Committed Purchaser, not to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause to invoke, the process of any court or any other governmental authority for the purpose of (i) commencing, or sustaining, a case against such Conduit Purchaser or Committed Purchaser under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (ii) appointing a receiver, examiner, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Conduit Purchaser, or any substantial part of its property or (iii) ordering the winding up, examinership or liquidation of the affairs of such Conduit Purchaser.

Section 9.10    Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of any Conduit Purchaser under this Agreement are solely the corporate obligations of such Conduit Purchaser and shall be payable only to the extent set forth in Section 9.11. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, any Conduit Purchaser arising out of or based upon this Agreement against any stockholder, employee, officer, director, member, manager or incorporator of such Conduit Purchaser or any Affiliate thereof, against any dealer or placement agent for any Commercial Paper, against any Funding Agent, the Administrative Agent or any Conduit Support Provider or any stockholder, employee, officer, director, member, manager, incorporator or Affiliate of any Funding Agent, the Administrative Agent or any Conduit Support Provider; provided, however, that the foregoing shall not relieve any such Person or entity from any liability they might otherwise have as a result of fraudulent actions or fraudulent omissions taken by them.

Section 9.11    Excess Funds. (a) No Conduit Purchaser shall be required to make payment of the amounts required to be paid pursuant to this Agreement unless such Conduit Purchaser has Excess Funds (as defined below). In the event that any Conduit Purchaser does not have Excess Funds, the excess of the amount due under this Agreement (and subject to this Section 9.11) over the amount paid shall not constitute a “claim” against the Conduit Purchaser as defined in Section 101(5) of the Federal Bankruptcy Code until such time, if any, as the

Conduit Purchaser shall have Excess Funds. If at any time any Conduit Purchaser does not have sufficient funds to make any payment due under this Agreement, then such Conduit Purchaser may pay a lesser amount and make additional payments which in the aggregate equal the amount of such deficiency as soon as possible thereafter. The term “Excess Funds” of any Conduit Purchaser shall mean the excess (redetermined daily based on the current available information) of (a) the aggregate projected value of such Conduit Purchaser’s assets and other property (including cash and cash equivalents), minus (b) the sum of (i) the sum of all scheduled payments of principal, interest and any other scheduled amounts payable on publicly or privately placed indebtedness of such Conduit Purchaser for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit Purchaser for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit Purchaser to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of such Conduit Purchaser then due and payable; provided, however, that the amount of any liability, indebtedness or obligation of such Conduit Purchaser shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited; provided further, however, in determining Excess Funds, a determination will be made by the related Funding Agent once each Business Day; provided further, however, that so long as there are any Excess Funds, then all amounts reflected in such calculation may be paid on such Business Day if then due and payable; provided further, however, that if there are no Excess Funds, then the payment of any amount which may be paid only if there are Excess Funds shall not be paid until there are Excess Funds. Nothing in this Section 9.11 shall restrict or limit the right of the Transferor to receive or make claim for payments of Deferred Purchase Price to the extent funds are available to pay Deferred Purchase Price pursuant to Section 2.8(d)(i)(I).
(b)The Transferor shall not be required to make payment of the amounts required to be paid pursuant to this Agreement unless the Transferor has funds available to make such payment. In the event that the Transferor does not have funds available to make any such payment, the excess of the amount due under this Agreement (and subject to this Section 9.11) over the amount paid shall not constitute a “claim” against the Transferor as defined in Section 101(5) of the Federal Bankruptcy Code until such time, if any, as the Transferor shall have funds available to make such payment. If at any time the Transferor does not have sufficient funds to make any payment due under this Agreement, then the Transferor may pay a lesser amount and make additional payments which in the aggregate equal the amount of such deficiency as soon as possible thereafter. In determining whether the Transferor has funds available to make payment of the amounts required to be paid pursuant to this Agreement, a determination will be made by the Transferor once each Business Day; provided, that so long as there are any funds available, then all amounts reflected in such calculation may be paid on such Business Day if then due and payable; provided further, however, that if there are no funds available, then the payment of any amount which may be paid only if there are funds available shall not be paid until there are funds available. For the avoidance of doubt, this Section 9.11(b) shall not prevent the occurrence of any Amortization Event or Termination Event which would otherwise occur in the absence of this Section 9.11(b).

Section 9.12    Conflict Waiver. Royal Bank of Canada, each Funding Agent, each Owner and their respective Affiliates may generally engage in any kind of business with the Transferor ~~or~~, Finco, any Other TMUS Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor, Finco, any Other TMUS Originator or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor hereunder or in connection herewith.

Section 9.13    Funding Notices and Receivables Schedule. Any references to this Agreement herein shall, wherever applicable, be read to include each Funding Notice and Receivables Schedule, as updated from time to time.

Section 9.14    Recourse Limited to Transferred Receivables; Subordination. (a) The obligations of the Transferor under this Agreement are obligations solely of the Transferor and shall not constitute a claim against the Transferor to the extent that the Transferor does not have funds sufficient to make payment of such obligations. The Administrative Agent, each Funding Agent, each Owner and each other Affected Party acknowledge and agree that they have no interest in any assets of the Transferor other than the Transferred Assets, the Related Rights and other property conveyed to them pursuant to Section 2.1. In furtherance of and not in derogation of the foregoing, to the extent the Transferor enters into other securitization transactions, the Administrative Agent, each Funding Agent, each Owner and each other Affected Party acknowledge and agree that they shall have no right, title or interest in or to Other Assets. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Administrative Agent, any Funding Agent, any Owner or any other Affected Party either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Federal Bankruptcy Code), then the Administrative Agent, each Funding Agent, each Owner and each other Affected Party further acknowledge and agree that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Transferor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Transferor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Federal Bankruptcy Code. The Administrative Agent, each Funding Agent, each Owner and each other Affected Party further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 9.14 and the terms of this Section 9.14 may be enforced by an action for specific performance.

(b)The provisions of this Section 9.14 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.
(c)The Transferor covenants and agrees that if it enters into securitization transactions with respect to Other Assets, it shall cause the appropriate documentation with respect thereto to include provisions substantially similar to those contained in this Section 9.14 pursuant to which the Person(s) to which Other Assets are conveyed disclaims (and subordinates) any interest it may have in the assets of the Transferor other than the specific Other Assets related to such securitization.
Section 9.15    Integration. This Agreement and the other Related Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 9.16    Tax Characterization. Each party to this Agreement (a) acknowledges and agrees that it is the intent of the parties to this Agreement that, for U.S. federal income tax purposes and for state and local income tax and transactional tax purposes, the interest in the Transferred Assets will be treated as evidence of indebtedness secured by the Transferred Receivables and Related Rights, (b) agrees, except as otherwise required by applicable law, to so treat the Transferred Assets as indebtedness for U.S. federal income tax purposes and for state and local income tax and transactional tax purposes and (c) agrees that the provisions of this Agreement and all Related Documents shall be construed to further these intentions of the parties as it relates to these tax characterizations.

Section 9.17    Right of First Refusal. Subject to the terms and restrictions set forth herein, except following any Insolvency Event of the Transferor, Finco or the Guarantor, the parties hereto hereby agree and acknowledge that to the extent the Administrative Agent (for the benefit of the Owners) has the ability to sell, transfer or assign all or part of the Transferred Receivables, the Administrative Agent (for the benefit of the Owners) shall offer the Transferor a right of first refusal to purchase such Transferred Receivables in cash at a purchase price equal to or greater than the price at which the Administrative Agent could sell such Transferred Receivables to another Person pursuant to a bona fide offer, but not less than the fair market value of such Transferred Receivables; provided, that the Transferor shall be deemed to have rejected such right of first refusal if the Transferor does not notify the Administrative Agent in writing of its acceptance within two (2) Business Days of notification by the Administrative Agent and promptly arrange for payment therefor.

Section 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Related Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Related Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Related Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.19    No Novation. Each of the parties hereto agrees that is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge or constitute, create or effect a novation of (a) any of the prior obligations of the parties hereto or any other party, or (b) any security interest or lien granted to the Administrative Agent.

Section 9.20    Benchmark Replacement Setting. Notwithstanding anything to the contrary in Section 9.2, elsewhere in this Agreement or in any other Related Document:
(a)Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Related Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Related Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Related Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Combined Business Day after the date notice of such Benchmark Replacement is provided to the Owners without any amendment to, or further action or consent of any other party to, this Agreement or any other Related Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Owners.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent and the Transferor will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein (including, for the avoidance of doubt, in Section 9.2) or in any other Related Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective as provided therein without any further action or consent of any other party to this Agreement or any other Related Document.
(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Transferor, the Servicer and the Owners of (1) the implementation of any Benchmark Replacement, and (2) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent and the Transferor or, if applicable, any Owner (or group of Owners) pursuant to this Section 9.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in their respective reasonable discretion and without consent from any other party hereto or party to any other Related Document, except, in each case, as expressly required pursuant to this Section 9.20.
(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent and the Transferor may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent and the Transferor may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
ARTICLE X.
THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS
Section 10.1    Authorization and Action. (a) Each Funding Agent and each Owner hereby appoints Royal Bank of Canada, as Administrative Agent hereunder and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by any Funding Agent or Funding Agents and/or any Owner or Owners (as the context herein requires or allows), the Administrative Agent shall take such action or refrain from taking such action as such Person or Persons, as the case may be, shall direct under or in connection with or on any matter relating to the Transferor, the Servicer ~~or~~, Finco or any Other TMUS Originator, this Agreement and all Related Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by the Owners or the Funding Agents, the determination or calculation of the Owners or the Funding Agents, as the case may be, shall control absent manifest error.

(b)Each Owner hereby accepts the appointment of the related Funding Agent specified on Schedule I hereto as its Funding Agent hereunder, and authorizes such Funding Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Funding Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.
(c)Except for actions which the Administrative Agent or any Funding Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, neither the Administrative Agent nor any Funding Agent shall be required to take any action which exposes the Administrative Agent or such Funding Agent to personal liability or which is contrary to applicable law unless the Administrative Agent or such Funding Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under Section 10.6 against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Funding Agent and each Owner prompt notice of each notice and determination given to it by the Transferor, the Servicer or Finco, pursuant to the terms of this Agreement. Each Funding Agent agrees to give the Administrative Agent and such Funding Agent’s respective Conduit Purchasers, Committed Purchasers and Conduit Support Providers prompt notice of each notice and determination given to it by the Transferor, Finco, the Servicer or the Administrative Agent, pursuant to the terms of this Agreement. Notwithstanding the foregoing, neither the Administrative Agent nor any Funding Agent shall be deemed to have knowledge or notice of the occurrence of any Servicer Default, Potential Servicer Default, Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event unless the Administrative Agent or such Funding Agent has received written notice from an Owner, any other Funding Agent, the Transferor, the Servicer or Finco referring to this Agreement, describing such Servicer Default, Potential Servicer Default, Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event and stating that such notice is a “notice of a Servicer Default,” “notice of Potential Servicer Default,” “notice of Amortization Event,” “notice of Potential Amortization Event,” “notice of Termination Event,” or “Notice of Potential Termination Event” as the case may be. Subject to Section 10.7, the appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Owner and each Funding Agent of all amounts owing to such Owner and Funding Agent hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the termination of this Agreement.
Section 10.2    UCC Filings. The Owners, the Funding Agents, the Transferor and Finco expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Owners and the Funding Agents expressly authorize the Administrative Agent to execute and file on their behalf as their agent, the various UCC filings required to be made hereunder and under this Agreement and the Related Documents in order to perfect and protect the Administrative Agent’s security interest (for the benefit of the Owners) in the Transferred Assets, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Administrative Agent, the Owners and the Funding Agents and that such listing and/or execution will not affect in any way the status of the Administrative Agent, the Owners and the Funding Agents as the beneficial holders of the security interest in the Transferred Assets. In addition, such listing, execution or filing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article X.

Section 10.3    Administrative Agent’s and Funding Agents’ Reliance, Etc. (a) Neither the Administrative Agent, nor any Funding Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent or Funding Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Transferred Receivables as Servicer pursuant to Article VI), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and each Funding Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made by the Transferor ~~or~~, Finco or any Other TMUS Originator in connection with this Agreement or any Related Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Related Document on the part of the Transferor ~~or~~, Finco or any Other TMUS Originator or to inspect the property (including the books and records) of the Transferor ~~or~~, Finco or any Other TMUS Originator; (iv) shall have no responsibility to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any Related Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.
(b)Each Funding Agent shall determine with the related Owners in its Ownership Group the manner in which each such Owner shall request or direct such Funding Agent to take action, or refrain from taking action, under this Agreement and the Related Documents on behalf of such Owner. Such Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with such determination, and such request and any action taken or failure to act pursuant thereto shall be binding upon such Funding Agent’s related Owners.
(c)Unless otherwise advised in writing by a Funding Agent or by any Owner on whose behalf such Funding Agent is purportedly acting, each party to this Agreement may assume that (i) such Funding Agent is acting for the benefit of the Conduit Purchaser, the Committed Purchaser and/or the Conduit Support Provider(s) in its related Ownership Group, as well as for the benefit of each assignee or transferee of any of them and (ii) such action taken by such Funding Agent has been duly authorized and approved by all necessary action on the part of the Owners on whose behalf it is purportedly acting. The Owners in each Ownership Group shall have the right to designate a new Funding Agent (which may be itself) to act on their behalf and on behalf of their respective assignees and transferees for purposes of this Agreement by giving to the Administrative Agent and the Transferor written notice thereof signed by such Owner(s) and the newly designated Funding Agent; provided, however, if such new Funding Agent is not an Affiliate of a Funding Agent that is party hereto, any such designation of a new Funding Agent shall require the consent of the Transferor, which consent shall not be unreasonably withheld or delayed. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be the Funding Agent for such Ownership Group under this Agreement. Each Funding Agent and its related Owner shall agree among themselves as to the circumstances and procedures for removal and resignation of such Funding Agent.
Section 10.4    Non-Reliance on the Administrative Agent and the Funding Agents. Without limiting the generality of any other provision of this Agreement:
(a)Each of the Owners and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Transferor ~~or~~, Finco or any Other TMUS Originator, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Owners and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Owner or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Transferor ~~and~~, Finco and the Other TMUS Originators and made its own decision to enter into this Agreement. Each of the Owners and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Owner or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Transferor ~~and~~, Finco and the Other TMUS Originators. Except for notices, reports and other documents expressly required to be furnished to the Funding Agents and the Owners by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Owner or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor ~~or~~, Finco or any of the Other TMUS Originators which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(b)Each of the Conduit Support Providers shall be deemed to acknowledge that neither its Funding Agent (or any other Funding Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Funding Agent (or any other Funding Agent) hereinafter taken, including any review of the affairs of the Transferor ~~or~~, Finco or any Other TMUS Originator shall be deemed to constitute any representation or warranty by any Funding Agent to any such Person. Each of the Conduit Support Providers represents to the Funding Agents that it has, independently and without reliance upon its Funding Agent or any other Conduit Support Providers or Funding Agents and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Transferor ~~and~~, Finco and the Other TMUS Originators and made its own decision to enter into the Conduit Support Document relating to this Agreement. Each of the Conduit Support Providers also represents that it will, independently and without reliance upon its Funding Agent or any other Conduit Support Providers or Funding Agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the related Conduit Support Document and the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Transferor ~~and~~, Finco and the Other TMUS Originators. Except for notices, reports and other documents expressly required to be furnished to any Conduit Support Providers by its Funding Agent hereunder, no Funding Agent shall have any duty or responsibility to provide any Conduit Support Providers with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor ~~or~~, Finco or any of the Other TMUS Originators which may come into the possession of such Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 10.5    Administrative Agent, Funding Agents and Affiliates. Any Funding Agent may act as a Committed Purchaser, the Administrative Agent, a Funding Agent and a Conduit Support Provider for its related Conduit Purchaser, and the issuing and paying agent for its related Conduit Purchaser’s Commercial Paper and may provide other services or facilities from time to time. Without limiting the generality of Section 9.12, each of the parties hereto hereby acknowledges and consents to any and all such roles of any Funding Agent, waives any objections it may have to any actual or potential conflicts of interest caused by such Funding Agent’s acting as or maintaining any of such roles, and agrees that in connection with any such role, such Funding Agent may take, or refrain from taking, any action which it in its discretion deems appropriate.

Section 10.6    Indemnification. Each Owner (proportionately in accordance with its Owner’s Percentage and the relevant Ownership Group Percentage) other than any Conduit Purchaser, severally agrees to indemnify the Administrative Agent (to the extent not indemnified by the Transferor or Finco), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the Conveyancing Agreement, the Sale Agreement or any other Related Document or any action taken or omitted to be taken by the Administrative Agent as the case may be, under this Agreement, the Conveyancing Agreement, the Sale Agreement or any other Related Document; provided, that (i) an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the gross negligence or willful misconduct of the Administrative Agent, and (ii) an Owner shall not be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by such Owner or, if appropriate, its related Funding Agent. Without limitation of the generality of the foregoing, each Owner (proportionately in accordance with its Owner’s Percentage and the relevant Ownership Group Percentage), other than any Conduit Purchaser, agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Transferor or Finco), promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Conveyancing Agreement, the Sale Agreement or any other Related Document; provided, that an Owner shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

Section 10.7    Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving at least ninety (90) days’ written notice thereof to the Funding Agents, the Transferor and Finco. Upon any such resignation, the Required Owners shall have the right to appoint a successor Administrative Agent approved by the Transferor (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Owners (and approved by the Transferor) and shall have accepted such appointment within ninety (90) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Owners and the Funding Agents, appoint a successor Administrative Agent which, if such successor Administrative Agent is not an Affiliate of any of the Funding Agents, is approved by the Transferor (which approval will not be unreasonably withheld or delayed), and which successor Administrative Agent shall be (x) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such a bank, or (iii) an Affiliate of Royal Bank of Canada, and (y) experienced in the types of transactions contemplated by this Agreement.
(b)The Owners, acting unanimously through their respective Funding Agents (excluding the Administrative Agent and the related Funding Agent and Owner), may replace the Administrative Agent by giving written notice to the Administrative Agent. Any such replacement Administrative Agent shall be appointed and subject to the prior written approval of all Owners (excluding the Administrative Agent and the related Funding Agent and Owner), which approval shall not be unreasonably withheld or delayed. The replacement Administrative Agent shall notify the Transferor and the Servicer of such replacement.
(c)The Transferor may replace the Administrative Agent by giving written notice to the Administrative Agent, the Funding Agents and Finco at least one hundred twenty (120) days prior to the then current Scheduled Expiry Date. Any such replacement Administrative Agent shall be subject to the prior written approval of the Required Owners, which approval shall not be unreasonably withheld or delayed. If the Required Owners have not approved a replacement Administrative Agent on or before the then current Scheduled Expiry Date, the Administrative Agent shall continue to serve in such capacity until it resigns in accordance with Section 10.7(a) or is replaced in accordance with this Section 10.7(c).
(d)Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or replaced Administrative Agent, and the retiring or replaced Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or replaced Administrative Agent’s resignation or replacement hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section 10.8    Helaba Funding Agent’s Undertakings Related To German VAT. Neither the Helaba Funding Agent nor any of its Affiliates shall exercise any option (if any) available under German law to have value added tax apply with respect to any supply, for German value added tax purposes, rendered in connection with the sale of the Receivables contemplated by the Related Documents, unless the recipient of such Taxes suffers no disadvantage. In addition to the foregoing, the Transferor, the Servicer and the Guarantor believe that the servicing obligations of the Servicer in connection with this Agreement rendered to a Committed Purchaser located in Germany are subject to German value added tax and that such value added tax should be fully recoverable as input value added tax by such Committed Purchaser.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Receivables Purchase and Administration Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
T-MOBILE HANDSET FUNDING LLC,
as Transferor
By:
Name:
Title:
T-MOBILE FINANCIAL LLC,
in its individual capacity and as Servicer
By:
Name:
Title:
T-MOBILE US, INC.,
in its individual capacity with respect to Section 2.15(b) and as Guarantor
By:
Name:
Title:
T-MOBILE USA, INC.,
in its individual capacity with respect to Section 2.15(b) and as Guarantor
By:
Name:
Title:
[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent
By:
Name:
Title:
OLD LINE FUNDING, LLC,
as a Conduit Purchaser
By:    Royal Bank of Canada, as
    Attorney-in-Fact
By:
Name:
Title:
ROYAL BANK OF CANADA,
as a Committed Purchaser
By:
Name:
Title:
By:
Name:
Title:
ROYAL BANK OF CANADA,
as a Funding Agent
By:
Name:
Title:

[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE,
as a Committed Purchaser
By:
Name:
Title:
By:
Name:
Title:
LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE,
as Funding Agent
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

GOTHAM FUNDING CORPORATION,
as a Conduit Purchaser
By:
Name:
Title:
MUFG BANK, LTD.,
as a Committed Purchaser
By:
Name:
Title:
MUFG BANK, LTD.,
as a Funding Agent
By:
Name:
Title:

[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

STARBIRD FUNDING CORPORATION,
as a Conduit Purchaser
By:
    Name:
    Title:
BNP PARIBAS,
as a Committed Purchaser
By:
    Name:
    Title:
By:
    Name:
    Title:
BNP PARIBAS,
as Funding Agent
By:
    Name:
    Title:
By:
    Name:
    Title:

[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

SHEFFIELD RECEIVABLES COMPANY LLC,
as a Conduit Purchaser

By:_______________________________
Name:
Title:

BARCLAYS BANK PLC,
as a Committed Purchaser

By:_______________________________
Name:
Title:

BARCLAYS BANK PLC,
as Funding Agent

By:_______________________________
Name:
Title:
[Signature Page to Third A&R Receivables Purchase and Administration Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
[Omitted]

EXHIBIT B
FORM OF WEEKLY RECEIVABLES FILE
[Omitted]

Exhibit B-1

EXHIBIT C
FORM OF ELIGIBLE INTEREST RATE CAP
[Omitted]

C-2

EXHIBIT D
HEDGING REQUIREMENTS
(a)Until the Aggregate Unpaids have been reduced to zero and all amounts under this Agreement, the Transaction Fee Letter and the Administrative Agent Fee Letter have been repaid in full, the Transferor shall maintain one or more Eligible Interest Rate Caps with an Eligible Cap Counterparty, in each case in accordance with the following requirements:
(i)such Eligible Interest Rate Caps shall, in aggregate, be in a notional amount, equal to (A) for any Payment Date prior to the Scheduled Expiry Date, at least the Purchase Limit, and (B) (1) for any Payment Date after the Scheduled Expiry Date prior to the Thirty-Six Month Contract Receivable Transfer Date, the notional amount as of the last Payment Date prior to the Scheduled Expiry Date reduced by one twenty-fourth of such notional amount per month and (2) for any Payment Date after the Scheduled Expiry Date on or after the Thirty-Six Month Contract Receivable Transfer Date, the notional amount as of the last Payment Date prior to the Scheduled Expiry Date reduced by one thirty-sixth of such notional amount per month (or such other amount as agreed, from time to time, between the Transferor and the Administrative Agent to reflect the percentage of Receivables with an outstanding term in excess of 24 months);
(ii)such Eligible Interest Rate Caps shall provide that the Cap Counterparty’s payment obligations be calculated by reference to the notional amount hedged thereunder and a per annum rate determined by reference to the one-month ~~LIBOR~~setting of the Benchmark (as defined in the long-form confirmation provided in Exhibit C), determined for and taking effect as of the first day of each Accrual Period;
(iii)such Eligible Interest Rate Caps shall provide for payments to be paid on the Business Day immediately prior to each Payment Date by the Cap Counterparty by transfer directly into the Collection Account for the benefit of the Owners;
(iv)such Eligible Interest Rate Caps shall provide for the Servicer to make the full up-front payment of any premium due upon entry by the Transferor into each Eligible Interest Rate Cap;
(v)such Eligible Interest Rate Caps have been pledged to secure the due and punctual payment of all amounts owing to the Funding Agents and their respective related Owners in connection with the Net Investment of each such Owner; and
(vi)    the Transferor, the Servicer and the Administrative Agent shall have agreed on the strike rate for such Eligible Interest Rate Cap.
(b)In the event that, due to withdrawal or downgrade, a Cap Counterparty no longer meets the requirements of an Eligible Cap Counterparty, the Transferor shall, (A) as soon as reasonably possible, (i) arrange for the Cap Counterparty to post collateral as required in the long-form confirmation in Exhibit C which will be deposited into a hedge collateral account (to be established at the time of such collateral posting) for the benefit of the Owners, (ii) obtain a guaranty of, or a contingent agreement of another Eligible Cap Counterparty to honor, the Cap Counterparty’s obligations under the related Eligible Interest Rate Cap, or (iii) arrange for the adversely affected Cap Counterparty’s obligations and rights under the related Eligible Interest Rate Cap to be assumed by and assigned to a replacement Eligible Cap Counterparty, and (B) within thirty (30) days of such occurrence, if the Cap Counterparty fails to comply with the requirements of (A) above, terminate the existing Eligible Interest Rate Cap and/or arrange for a new Eligible Interest Rate Cap with an Eligible Cap Counterparty;
(c)Upon execution of any Eligible Interest Rate Cap with an Eligible Cap Counterparty, the Transferor shall deliver the executed long-form confirmation related to such Eligible Interest Rate Cap to the Administrative Agent within three (3) Business Days.
(d)Notwithstanding anything to the contrary in this Exhibit D, at any time and from time to time, the Transferor may maintain one or more Eligible Interest Rate Caps with an Eligible Cap Counterparty that mature 24 months (in compliance with paragraph (a)(i)(B)(1) above) or 36 months (in compliance with paragraph (a)(i)(B)(2) above), as applicable, after the Interest Rate Cap Renewal Date; provided that, no later than seven (7) Business Days prior to such Interest Rate Cap Renewal Date, the Transferor shall (x) enter into an extension of such Eligible Interest Rate Cap or Eligible Interest Rate Caps or enter into one or more additional Eligible Interest Rate Caps, in each case, that mature 24 months (in compliance with paragraph (a)(i)(B)(1) above) or 36 months (in compliance with paragraph (a)(i)(B)(2) above), as applicable, after a new Interest Rate Cap Renewal Date selected by the Transferor in accordance with the definition of “Interest Rate Cap Renewal Date” (or, if the Transferor fails to select a new Interest Rate Cap Renewal Date in accordance with the definition thereof, the Scheduled Expiry Date) and otherwise satisfy all requirements of this Exhibit D and (y) deliver a copy of such Eligible Interest Rate Cap or Eligible Interest Rate Caps to the Administrative Agent.

Exhibit D-2

EXHIBIT E
FORM OF MONTHLY REPORT
[Omitted]

E-1

EXHIBIT F
FORM OF RECEIVABLES SCHEDULE
[Omitted]

F-1

EXHIBIT G

FORM OF FUNDING NOTICE

[Omitted]

EXHIBIT H

FORM OF INVESTMENT REDUCTION NOTICE

[Omitted]

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

[Omitted]

EXHIBIT J
~~FORM OF COVID WEEKLY REPORT~~

~~[Omitted]~~

FORM OF FORCE MAJEURE WEEKLY REPORT

[Omitted]

FORM OF EIP DEALER AGREEMENT

[Omitted]

1

SCHEDULE I
(As of November ~~2, 2020~~10, 2021)
CONDUIT PURCHASERS, COMMITTED PURCHASERS, FUNDING AGENTS
AND RELATED INFORMATION

No.	Ownership Group	Address/Telecopy for Notices	Account for Funds Transfer	Ownership Group Purchase Limit	Ownership Group Percentage
Schedule I-2

SCHEDULE I
(continued)

1.
- Name of Funding Agent: Royal Bank of Canada
- Name of Committed Purchaser(s): Royal Bank of Canada
-Name of Conduit Purchaser: Old Line Funding, LLC
- Name of Conduit Support Provider: Royal Bank of Canada

If to the Conduit Purchaser:
Old Line Funding , LLC
c/o Global Securitization Services
68 South Service Road, Suite 120
Melville, NY 11747
Attention: Kevin Burns
Tel. No.: (631) 587-4700
Facsimile No.: (212) 302-8767
Email: conduitadmin@gssnyc.com
with a copy to:
RBC Capital Markets
Two Little Falls Center
2751 Centerville Road,
Suite 212
Wilmington, DE 19808
Attention: Securitization Finance
Tel. No.: (302) 892-5903
	[Omitted]	$~~440,000,000~~350,000,000	~~33.846226.9231%~~
Schedule I- 3

SCHEDULE I
(continued)

Facsimile No.: (302) 892-5900
Email: conduit.management@rbccm.com
If to the Committed Purchaser, Funding Agent or Conduit Support Provider:
Royal Bank of Canada Royal Bank Plaza, North Tower
200 Bay Street
2nd Floor Toronto Ontario M5J2W7 Attn: Securitization Finance Tel: (416) 842-3842 Email: conduit.management@rbccm.com with a copy to:
Royal Bank of Canada
Two Little Falls Center
2751 Centerville Road
Suite 212
Wilmington, DE 19808
Tel. No.: (302) 892-5903

Schedule I- 4

SCHEDULE I
(continued)

Email: conduit.management@rbccm.com
2.	- Name of Funding Agent: Landesbank Hessen-Thüringen Girozentrale - Name of Committed Purchaser(s): Landesbank Hessen-Thüringen Girozentrale - Name of Conduit Purchaser: N/A - Name of Conduit Support Provider: N/A	Landesbank Hessen-Thüringen Girozentrale Neue Mainzer Straße 52-58 60311 Frankfurt am Main Germany Attn: ~~Björn Mollner~~Jens Reinmuth / Björn Reinecke Tel: +49 (0)69 9132 – ext: ~~5208~~4369 / 3489 Fax: +49 (0)69 9132 4190 Email: ~~bjoern.mollner@helaba.de~~jens.reinmuth@helaba.de, bjoern.reinecke@helaba.de	[Omitted]	$200,000,000	15.3846%
Schedule I- 5

SCHEDULE I
(continued)

3.	- Name of Funding Agent: MUFG Bank, Ltd. - Name of Committed Purchaser(s): MUFG Bank, Ltd. - Name of Conduit Purchaser: Gotham Funding Corporation - Name of Conduit Support Provider: MUFG Bank, Ltd.	If to the Conduit Purchaser: Gotham Funding Corporation c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Tel: (212) 295-2757 Fax: (212) 302-8767 Attn: Kevin Corrigan Email: kcorrigan@gssnyc.com with a copy to: MUFG Bank, Ltd. 1221 Avenue of the Americas New York, NY 10020 Attn: Securitization Group Tel: (212) 782-6957 Fax: (212) 782-6448	[Omitted]	$200,000,000	15.3846%
Schedule I- 6

SCHEDULE I
(continued)

Email: securitization_reporting@us.mufg.jp
If to the Committed Purchaser, Funding Agent or Conduit Support Provider:
MUFG Bank, Ltd.
Harborside Financial Center Plaza III
Jersey City, New Jersey 07311
Telecopier No.: 201-369-2149
Email: securitization_reporting@us.mufg.jp
with a copy to:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: (212) 782-6957
Fax: (212) 782-6448
Email:
securitization_reporting@us.mufg.jp

Schedule I- 7

SCHEDULE I
(continued)

4.	Name of Funding Agent: BNP Paribas Name of Committed Purchaser(s): BNP Paribas Name of Conduit Purchaser: Starbird Funding Corporation Name of Conduit Support Provider: BNP Paribas	BNP Paribas 787 Seventh Avenue, New York, New York 10019 Attention: Rose Navarro Tel: 212-841-8122 With copies to: Rose.navarro@us.bnpparibas.com, dl.starbirdadmin@us.bnpparibas.com, starbird@gssnyc.com	[Omitted]	$~~260,000,000~~200,000,000	~~20.000015.3846%~~
5.	Name of Funding Agent: Mizuho Bank, Ltd. Name of Committed Purchaser(s): Mizuho Bank, Ltd. Name of Conduit Purchaser: N/A Name of Conduit Support Provider: N/A	Mizuho Bank, Ltd. 1271 Avenue of the Americas New York, NY 10020 Attn: Raffi Dawson Tel: 212-282-3526 With copies to: Raffi.Dawson@mizuhogroup.com LAU_Agent@mizuhogroup.com	[Omitted]	$200,000,000	15.3846%
6.	Name of Funding Agent: Barclays Bank PLC Name of Committed Purchaser(s): Barclays Bank PLC Name of Conduit Purchaser: Sheffield Receivables Company LLC Name of Conduit Support Provider: Barclays Bank PLC	Barclays Bank PLC 745 Seventh Avenue, 5th Floor New York, New York 10019 Attention: Chin Choe Telephone: (212) 528-8159 E-mail: BarcapConduitOps@barclays.com; ASGReports@barclays.com;chin-yong.choe@barclays.com; eric.chang@barclays.com; david.hirschy@barclays.com; masrur.islam@barclays.com; grace.shi@barclays.com	[Omitted]	$150,000,000	11.5385%
Schedule I- 8

SCHEDULE II
INITIAL RECEIVABLES SCHEDULE
[Delivered to the Administrative Agent on the Original Closing Date with respect to the Initial Receivables, as modified from time to time pursuant to updated Receivables Schedules]

SCHEDULE III
ORGANIZATIONAL INFORMATION

[Omitted]

SCHEDULE IV
DOCUMENTS DELIVERED ON THE
ORIGINAL CLOSING DATE
(AND PRIOR AMENDMENT CLOSING DATES)
AND
DOCUMENTS TO BE DELIVERED ON THE
2018 AMENDMENT CLOSING DATE
[Omitted]

SCHEDULE V
DESIGNATED EMAIL ADDRESSES

[Omitted]

Annex A
Aggregate Advance Amount Calculations
[Omitted]

Annex A-3
743901489

Annex B
Agreed-Upon Procedures

[Omitted]

Annex C
T-MOBILE INFORMATION
DATA CONFIDENTIALITY PROVISIONS
I.CONFIDENTIALITY AND SECURITY. Notwithstanding anything to the contrary stated herein, the parties acknowledge and agree as follows:
Section 1.    Confidentiality. The parties acknowledge and agree that the Administrative Agent, the Conduit Purchasers, the Committed Purchasers and the Funding Agents (collectively, the “Information Parties” and each an “Information Party”) may, in addition to the Monthly Report and other periodic reporting required under this Agreement, at the request of such Information Party (which shall be a written request if requested by Starbird or BNP Paribas), be given access to (i) T-Mobile Information and (ii) subject to the terms of this Agreement, other information with respect to the Receivables that such Information Party in good faith believes is reasonably necessary to evaluate and/or enforce its rights and remedies under this Agreement and the other Related Documents with respect to such Transferred Receivables (such other information, the “T-Mobile Covered Information”). The Servicer shall mark such medium as containing T-Mobile Covered Information. So long as any Information Party has T-Mobile Covered Information, such Information Party shall: (a) use at least the same degree of care to prevent unauthorized use and disclosure of such T-Mobile Covered Information as that party uses with respect to its own Confidential Information (but in no event less than a reasonable degree of care); and (b) use such T-Mobile Covered Information only in the performance of its rights and obligations under this Agreement. At such time when there are no obligations outstanding, at the request of Finco, each Information Party shall return, or at such Information Party’s option, destroy (and certify in writing such return or destruction) any and all T-Mobile Covered Information received by it pursuant to this Agreement, provided that, notwithstanding the foregoing, each Information Party may retain such copies of T-Mobile Covered Information as it is required to retain to comply with its internal compliance policies or in accordance with applicable law. Each Information Party shall hold any such retained T-Mobile Covered Information in accordance with the terms of this Agreement. T-Mobile Covered Information is Confidential Information of the T-Mobile Group under this Agreement; provided however that T-Mobile Covered Information shall remain confidential and proprietary even if disclosed by a third party or in breach of the terms of this Agreement. For purposes of this Annex, “T-Mobile Group” shall mean T-Mobile US, Inc., Finco, the Transferor, and each of the other Affiliates of T-Mobile US, Inc.
Section 2.    Handling of T-Mobile Covered Information. Each Information Party: (a) may collect, store, access, use, process, maintain and disclose T-Mobile Covered Information only to fulfill its obligations and exercise its rights and remedies under the Agreement and for no other purpose; and (b) shall, without limiting any other obligations applicable to T-Mobile Covered Information hereunder, treat all T-Mobile Covered Information as Confidential Information of T-Mobile Group. For purposes of this Annex, the acts or omissions of each Information Party and any Person to whom it has disclosed T-Mobile Covered Information are such Information Party’s acts or omissions.
Section 3.    Security Safeguards. Each Information Party is fully responsible for any authorized or unauthorized collection, storage, disclosure and use of, and access to, T-Mobile Covered Information received by it pursuant to this Agreement and shall protect the confidentiality thereof in accordance with its established policies and procedures reasonable and customary in the industry in which it conducts its business.
Section 4.    Information Party Access. The T-Mobile Covered Information provided to the Information Parties may be made available through a secured Intralinks website. Each Information Party receiving T-Mobile Covered Information will be provided with authentication and login credentials by Finco or its affiliates to access the Intralinks website and securely obtain the T-Mobile Covered Information. In addition, Finco or its affiliates will provide each Information Party with an email notice monthly when new T-Mobile Covered Information has been posted to the Intralinks website and is available to be accessed by such Information Party.
Section 5.    Information Security Requirements. An Information Party receiving T-Mobile Covered Information shall have an information security program in accordance with its established policies and procedures reasonable and customary in the industry in which it conducts its business.
Section 6.    Contractors and Subcontractors. Each Information Party shall ensure that only approved contractors and subcontractors (including any subsidiary, parent, affiliate or partner) who have a need to know Subscriber Information (as defined in Section 10(a) below) may access it, and who are subject to appropriate confidentiality obligations. Each Information Party shall enforce obligations of such individuals with regard to Subscriber Information as such Information Party with the same effort it uses to enforce obligations of such individuals for its own information.
Section 7.    Security Breaches.
(a)Each Information Party shall, promptly after confirmation thereof, notify Finco of any actual, probable or reasonably suspected breach of any safeguards or of any other actual, probable or reasonably suspected unauthorized access to, or acquisition, use, loss, destruction, compromise or disclosure of, any Subscriber Information maintained on such Information Party’s systems (each, a “Security Breach”). In any notification to Finco required under this Section 5, the Information Party shall designate a single individual employed by such Information Party who shall be reasonably available to Finco during regular business hours as a contact regarding such Information Party’s obligations under this Section.
(b)Each Information Party shall: (i) unless prohibited by applicable law, court order or similar legal process, provide reasonable assistance to Finco in investigating, remedying and taking any other reasonable action Finco deems necessary regarding any Security Breach and any dispute, inquiry or claim that concerns the Security Breach; and (ii) provide Finco with assurance
2

reasonably satisfactory to it that such Security Breach or potential Security Breach will not recur. Unless prohibited by an applicable law, court order or similar legal process, each Information Party shall (other than to a bank examiner or self-regulatory organization in each case upon their request therefor in the course of routine supervisory activities not directed specifically at Finco or the transactions contemplated hereunder) also notify Finco of any third-party legal process relating to any Security Breach, including, without limitation, any legal process initiated by any governmental entity (foreign or domestic).
Section 8.    Supplier Security Assessment (“SSA”) Finco reserves the right to require each Information Party who requests any consumer Subscriber Information to complete T-Mobile Group’s SSA questionnaire once per year. Finco may request reasonable additional security controls or mitigations plans be implemented and maintained by such Information Party with respect to the T-Mobile Information based on results of an SSA.
Section 9.    Access Limitations. Each Information Party shall ensure that no persons who have access to Subscriber Information provided or made accessible to such Information Party under this Agreement are listed on: (a) the Specially Designated Nationals and Blocked Persons list maintained by the U.S. Treasury, Office of Foreign Assets Control; (b) the Denied Persons or Denied Entities lists maintained by the U.S. Department of Commerce, Bureau of Industry and Security; (c) the Debarred Persons List maintained by the U.S. Department of State, Office of Defense Trade Controls; (d) any successors to the foregoing; or (e) any similar official public lists maintained by any agency of the U.S. government with which financial institutions operating in the United States are required to comply. Each Information Party will ensure that all Subscriber Information resides in the United States or Canada, unless approved in writing in advance by the Transferor.
Section 10.    Additional Obligations. Under Section 6.6(h) of the Agreement, an Information Party may, at the request of such Information Party (which shall be a written request if requested by Starbird or BNP Paribas), be entitled to receive Subscriber Information, and any such Information Party agrees as follows:
(a)It shall not store T-Mobile subscriber information and subscriber billing records (collectively, “Subscriber Information”) outside of the United States or Canada without Finco’s prior written consent, which may be withheld for no reason, or any reason, in Finco’s sole and absolute discretion. At all times a copy of Subscriber Information will be available in the United States;
(b)It shall not disclose Subscriber Information to any foreign government or entity without first, (a) satisfying all applicable U.S. federal, state and local legal requirements, including, if required, receiving appropriate authorization by a domestic U.S. court, or receiving prior written authorization from the U.S. Department of Justice, (b) to the extent not prohibited by law, rule, regulation or court order applicable to such Information Party (i) notifying Finco of the request for such information within five (5) calendar days of its receipt and (ii) reasonably cooperating with Finco to object to and commence appropriate proceedings to protect the information;
3

(ii)reasonably cooperating with Finco to object to and commence appropriate proceedings to protect the information;

Section 11.    Term. The provisions of this Annex C will remain in effect in accordance with Section 9.8 of the Agreement.
Section 12.    Responsibility for Subscriber Information. Prior to the transfer of any Subscriber Information to the Information Parties pursuant to and in accordance with the Agreement, Sections 6 through 10 shall not apply. If ownership of any Subscriber Information is so transferred to any Information Party, legal responsibility to maintain the privacy and security of such information shall rest entirely with such Information Party and Sections 5 through 10 above shall not apply with respect to such information.

4

Annex D
FORM OF INVOICE

[Omitted]